    As filed with the Securities and Exchange Commission on August 23, 1996
                                                      Registration No. 333-_____
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                            ------------------------------

                                       FORM S-4
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                               WASHINGTON FEDERAL, INC.
                 ---------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Washington                         6711                     91-1661606
    ----------                         ----                     ----------
(State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification     Identification No.)
  or organization)                Code No.)

                                   425 Pike Street
                           Seattle, Washington  98101-2334
                                    (206) 624-7930
                                    --------------
       (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   Guy C. Pinkerton
                   Chairman, President and Chief Executive Officer
                               Washington Federal, Inc.
                                   425 Pike Street
                           Seattle, Washington  98101-2334
                                    (206) 624-7930
                                    --------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   with a copy to:

Gerard L. Hawkins, Esq.                          Patrick F. Patrick                 Charles J. Katz, Jr., Esq.
Elias, Matz, Tiernan & Herrick L.L.P.            President and Chief                David F. McShea
734 15th Street, N.W.                            Executive Officer                  Perkins Coie
Washington, D.C.  20005                          Metropolitan Bancorp               1201 Third Avenue
(202) 347-0300                                   1520 4th Avenue                    Seattle, Washington  98101-3099
                                                 Seattle, Washington  98101-1648    (206) 583-8888
                                                 (206) 625-1818


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time as described in the accompanying Prospectus/Proxy Statement.

                 ----------------------------------------------
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                 ----------------------------------------------

                    Calculation of Registration Fee

- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                                  Proposed Maximum        Proposed Maximum
   Securities to be       Amount to be Registered(1)   Offering Price Per      Aggregate Offering              Amount of
     Registered                                         Share or Unit(2)             Price(2)             Registration Fee(2)
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share        3,544,933 shares              $17.0625                 $60,485,419               $20,857.04
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------

 (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant issuable upon consummation of the merger of Metropolitan Bancorp ("Metropolitan") with and into the Registrant.

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the Metropolitan Common Stock as reported on the Nasdaq Stock Market's National Market on August 19, 1996, and computed based on the maximum number of shares (3,544,933) that may be exchanged for the securities being registered.
                       _______________________________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  WASHINGTON FEDERAL

                                CROSS-REFERENCE SHEET

         ITEM OF FORM S-4                                            LOCATION IN PROSPECTUS
1.  Forepart of Registration Statement                               Facing Page; Cross Reference Sheet;
    and Outside Front Cover Page of                                  Outside Front Cover Page of
    Prospectus                                                       Prospectus/Proxy Statement

2.  Inside Front and Outside Back Cover                              Inside Front Cover Page of Prospectus/
    Pages of Prospectus                                              Proxy Statement; Table of Contents;
                                                                     Available Information; Incorporation of
                                                                     Certain Documents by Reference

3.  Risk Factors, Ratio of Earnings to                               Summary; Market for Common Stock
    Fixed Charges and Other Information                              and Dividends; Comparative Per Share
                                                                     Data; Selected Pro Forma
                                                                     Consolidated Financial Data

4.  Terms of the Transaction                                         Summary; The Merger; Description of
                                                                     Washington Federal Capital Stock;
                                                                     Comparison of the Rights of
                                                                     Shareholders

5.  Pro Forma Financial Information                                  Pro Forma Combined Consolidated
                                                                     Financial Information

6.  Material Contracts With the Company Being Acquired               The Merger

7.  Additional Information Required for Reoffering by                Not Applicable
    Persons and Parties Deemed to be Underwriters

8.  Interests of Named Experts and Counsel                           Not Applicable

9.  Disclosure of Commission Position on Indemnification             Not Applicable
    for Securities Act Liabilities

10. Information with Respect to S-3 Registrants                      Incorporation of Certain Documents
                                                                     by Reference; Summary

11. Incorporation of Certain Information by Reference                Incorporation of Certain Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants               Not Applicable




13. Incorporation of Certain Information by Reference                Not Applicable

14. Information with Respect to Registrants Other than               Not Applicable
    S-2 or S-3 Registrants

15. Information with Respect to S-3 Companies                        Not Applicable

16. Information with Respect to S-2 or S-3 Companies                 Incorporation of Certain Documents by Reference; Summary

17. Information with Respect to Companies other than                 Not Applicable
    S-2 or S-3 Companies

18. Information if Proxies, Consents or Authorizations               Summary; The Special Meeting; The Merger; Incorporation
    are to be Solicited                                              of Certain Documents by Reference

19. Information if Proxies, Consents or Authorizations               Not Applicable
    are not to be Solicited, or in an Exchange Offer

                                 METROPOLITAN BANCORP
                                   1520 4TH AVENUE
                            SEATTLE, WASHINGTON 98101-1648
                                    (206) 625-1818

                                  ________ __, 1996

Dear Shareholder,

    You are cordially invited to attend a Special Meeting of Shareholders of Metropolitan Bancorp ("Metropolitan") at __:__ _.m., Pacific Time, on __________ __, 1996, at ______________, Seattle, Washington (the "Special Meeting"). This is a very important meeting regarding your investment in Metropolitan.

    At the Special Meeting, you will be asked (i) to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), by and between Washington Federal, Inc. ("Washington Federal"), a Washington corporation, and Metropolitan, pursuant to which, among other things, Metropolitan will be merged with and into Washington Federal (the "Merger"), and (ii) to consider and act upon such other matters as may properly come before the Special Meeting. If the Agreement is approved and the Merger is consummated, each outstanding share of Metropolitan Common Stock will be converted into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal Common Stock which will be determined by applying a ratio (the "Exchange Ratio"), calculated in the manner set forth in the Agreement, which is based on the average closing price of the Washington Federal Common Stock over a 20 trading day period (the "Pricing Period") ending on the fifth business day prior to the effective time of the Merger (the "Average Washington Federal Price"), plus cash in lieu of any fractional share interest. If, over the Pricing Period, the Average Washington Federal Price is equal to or greater than $18.00 but equal to or less than $24.50, shareholders of Metropolitan will receive for each share of Metropolitan Common Stock that number of shares of Washington Federal Common Stock equal to the ratio determined by dividing $18.00 by the Average Washington Federal Price. If the Average Washington Federal Price is greater than $24.50, shareholders of Metropolitan will receive 0.735 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, while if the Average Washington Federal Price is less than $18.00, they will receive one share of Washington Federal Common Stock for each share of Metropolitan Common Stock. If the Average Washington Federal Price is less than $17.00 per share, Metropolitan may terminate the Agreement, provided that in the event Metropolitan elects to exercise this termination right and upon notice, Washington Federal will have the right to adjust the Exchange Ratio to the number obtained by dividing $17.00 by the Average Washington Federal Price, in which case the Agreement will not be terminated.

    After careful consideration, your Board of Directors has determined the Merger to be fair to and in the best interests of Metropolitan and its shareholders and has approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

    Enclosed are a proxy card, a Notice of Special Meeting of Shareholders and a Prospectus/Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/Proxy Statement. Also enclosed are Metropolitan's Annual Report on Form 10-K for the year ended March 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. You are urged to read all of these materials carefully.

    It is very important that your shares be represented at the Special
Meeting. BECAUSE THE MERGER REQUIRES THE APPROVAL OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING METROPOLITAN COMMON STOCK, FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

    On behalf of the Board, I thank you for your attention to this important matter.

                             Very truly yours,


                             Patrick F. Patrick
                             President and Chief Executive Officer

                                 METROPOLITAN BANCORP
                                   1520 4TH AVENUE
                           SEATTLE, WASHINGTON  98101-1648
                                    (206) 625-1818

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held on ________ __, 1996

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Metropolitan Bancorp ("Metropolitan") will be held at __:__ _.m., Pacific Time, on ________ __, 1996, at ___________________, Seattle, Washington,
for the following purposes:

    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), by and between Washington Federal, Inc. ("Washington Federal"), and Metropolitan, which provides, among other things, for (i) the merger of Metropolitan with and into Washington Federal (the "Merger") and (ii) the conversion of each share of common stock of Metropolitan outstanding immediately prior to the Merger (other than any dissenting shares under Washington law and certain shares held by Washington Federal) into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal common stock which will be determined by applying a ratio, set forth in the Agreement, which is based on the average closing price of the Washington Federal common stock over a 20 trading day period ending on the fifth business day prior to the effective time of the Merger, plus cash in lieu of any fractional share interest; and

    2. To consider and act upon such other matters as may properly come before the Special Meeting.

    Pursuant to the Bylaws of Metropolitan, the Board of Directors has fixed the close of business on ________ __, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of Metropolitan of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

    If the Agreement and the transactions contemplated thereby are approved by shareholders at the Special Meeting and the Merger is consummated by Metropolitan, any shareholder of record as of the record date for the Special Meeting (i) who delivers to Metropolitan, before the shareholder vote on the Agreement, a written notice of the shareholder's intent to demand payment for his or her shares through the exercise of his or her statutory appraisal rights; and (ii) whose shares are not voted in favor of approving the Agreement, shall have the right to dissent from the Merger and to obtain payment of the fair value of his or her shares. Metropolitan, its successor and any such shareholder shall in such case have the rights and duties and shall follow the procedures set forth in Chapter 23B.13 of the Washington Business Corporation Act, which are described under "The Merger - Dissenters' Rights" in the accompanying Prospectus/Proxy Statement and a copy of which is attached as Annex V to such Prospectus/Proxy Statement.

    THE BOARD OF DIRECTORS OF METROPOLITAN HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF METROPOLITAN AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.
                                  By Order of the Board of Directors



                                  Patrick F. Patrick
                                  President and Chief Executive Officer

Seattle, Washington
_________ __, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

         PROSPECTUS                              PROXY STATEMENT

   WASHINGTON FEDERAL, INC.                    METROPOLITAN BANCORP
        ------------                               ------------
       Common Stock                     Special Meeting of Shareholders to be
(Par Value $1.00 Per Share)                 held on __________ __, 1996


                     ___________________________________________

    This Prospectus/Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Metropolitan Bancorp ("Metropolitan") to be used at a special meeting of shareholders of Metropolitan to be held on __________ __, 1996 (the "Special Meeting"). The purposes of the Special Meeting are (i) to consider and vote upon an Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Federal, Inc. ("Washington Federal") and Metropolitan (the "Agreement"), which provides, among other things, for the merger of Metropolitan with and into Washington Federal (the "Merger"), and (ii) to consider and act upon such other matters as may properly come before the Special Meeting.

    Upon consummation of the Merger, each share of common stock of Metropolitan, par value $0.01 per share ("Metropolitan Common Stock") (other than (i) any dissenting shares under Washington law and (ii) any shares held by Washington Federal or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal Common Stock (as hereinafter defined) which will be determined by applying a ratio (the "Exchange Ratio"), calculated in the manner set forth in the Agreement, which is based on the average closing price of the Washington Federal Common Stock over a 20 trading day period (the "Pricing Period") ending on the fifth business day prior to the effective time of the Merger (the "Average Washington Federal Price"), plus cash in lieu of any fractional share interest, as more fully described in this Prospectus/Proxy Statement. If, over the Pricing Period, the Average Washington Federal Price is equal to or greater than $18.00 but equal to or less than $24.50, shareholders of Metropolitan will receive for each share of Metropolitan Common Stock that number of shares of Washington Federal Common Stock equal to the ratio determined by dividing $18.00 by the Average Washington Federal Price. If the Average Washington Federal Price is greater than $24.50, shareholders of Metropolitan will receive 0.735 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, while if the Average Washington Federal Price is less than $18.00, they will receive one share of Washington Federal Common Stock for each share of Metropolitan Common Stock. If the Average Washington Federal Price is less than $17.00 per share, Metropolitan may terminate the Agreement, provided that in the event Metropolitan elects to exercise this termination right and upon notice, Washington Federal will have the right to adjust the Exchange Ratio to the number obtained by dividing $17.00 by the Average Washington Federal Price, in which case the Agreement will not be terminated. See "Summary," "The Merger" and Annex I.

    This Prospectus/Proxy Statement also constitutes a prospectus of Washington Federal relating to the shares of common stock of Washington Federal, par value $1.00 per share (the "Washington Federal Common Stock"), issuable to holders of Metropolitan Common Stock upon consummation of the Merger. Based on _________ shares of Metropolitan Common Stock outstanding on the date hereof and outstanding options to purchase _______ of such shares as of the same date, a maximum of 3,544,933 shares of Washington Federal Common Stock will be issuable upon consummation of the Merger.

                          __________________________________

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED
          BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                       ACCURACY OR ADEQUACY OF THIS PROSPECTUS/
                       PROXY STATEMENT.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.
                          __________________________________

          The date of this Prospectus/Proxy Statement is ________ __, 1996.

                                AVAILABLE INFORMATION

    Each of Washington Federal and Metropolitan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Washington Federal and Metropolitan can be inspected and copied at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office in California (5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as Washington Federal and Metropolitan that file electronically with the SEC. The address of such site is: http://www.sec.gov. Each of the Washington Federal Common Stock and the Metropolitan Common Stock is quoted on the Nasdaq Stock Market's National Market ("NASDAQ"). Consequently, reports, proxy statements and other information relating to Washington Federal and Metropolitan also may be inspected at the office of the National Association of Securities Dealers, Inc. ("NASD") at 1735 K Street, N.W., Washington, D.C. 20006.

    This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Proxy Statement is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by Washington Federal with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the SEC and to which reference is hereby made for further information.

    THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS OF WASHINGTON
FEDERAL AND METROPOLITAN BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL SUCH DOCUMENTS WITH RESPECT TO WASHINGTON FEDERAL ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: WASHINGTON FEDERAL, INC., 425 PIKE STREET, SEATTLE, WASHINGTON 98101-2334, ATTENTION: ROBERT HAWKINS (TELEPHONE NUMBER
(206) 624-7930). ALL SUCH DOCUMENTS WITH RESPECT TO METROPOLITAN ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: METROPOLITAN BANCORP, 1520 4TH AVENUE, SEATTLE, WASHINGTON 98101-1648, ATTENTION: EDWIN C. HEDLUND (TELEPHONE NUMBER (206) 625-1818). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _______ __, 1996.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WASHINGTON FEDERAL OR METROPOLITAN. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/ PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WASHINGTON FEDERAL OR METROPOLITAN SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Washington Federal (File No. 0-25454) and Metropolitan (File No. 0-22218) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Proxy Statement:

         (1) Washington Federal's Form 8-B Registration Statement filed by Washington Federal with the SEC on January 26, 1995;

         (2) Washington Federal's Annual Report on Form 10-K for the year ended September 30, 1995;

         (3) Washington Federal's Quarterly Reports on Form 10-Q for the three months ended December 31, 1995, March 31, 1996 and June 30, 1996;

         (4)  Washington Federal's Current Report on Form 8-K, dated July 16,
    1996;

         (5) Metropolitan's Annual Report on Form 10-K for the year ended March 31, 1996;

         (6) Metropolitan's Quarterly Report on Form 10-Q for the three months ended June 30, 1996; and

         (7)  Metropolitan's Current Report on Form 8-K, dated July 22, 1996.


    Accompanying this Prospectus/Proxy Statement are Metropolitan's Annual Report on Form 10-K for the year ended March 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

    All documents and reports filed by Washington Federal and Metropolitan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting also are hereby incorporated herein by reference into this Prospectus/Proxy Statement and shall be deemed a part hereof from the date of filing of such documents or reports. Any statement contained herein, in any supplement hereto or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Proxy Statement or any supplement hereto.

                                  TABLE OF CONTENTS

                                                                          PAGE
Available Information. . . . . . . . . . . . . . . . . . . . . . .         2
Incorporation of Certain Documents by Reference. . . . . . . . . .         3
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Market for Common Stock and Dividends. . . . . . . . . . . . . . .         14
Comparative Per Share Data . . . . . . . . . . . . . . . . . . . .         16
Selected Consolidated Financial Data of Washington Federal . . . .         18
Selected Consolidated Financial Data of Metropolitan . . . . . . .         20
Selected Pro Forma Consolidated Financial Data . . . . . . . . . .         22
General Information. . . . . . . . . . . . . . . . . . . . . . . .         24
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . .         24
  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . .         24
  Matters to be Considered . . . . . . . . . . . . . . . . . . . .         24
  Shares Outstanding and Entitled to Vote; Record Date . . . . . .         24
  Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Voting and Revocation of Proxies . . . . . . . . . . . . . . . .         25
  Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . .         26
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  Background of the Merger . . . . . . . . . . . . . . . . . . . .         27
  Reasons for the Merger; Recommendation of the Mertropolitan Board        29
  Opinion of Financial Advisor . . . . . . . . . . . . . . . . . .         31
  Exchange of Metropolitan Common Stock Certificates . . . . . . .         36
  Treatment of Metropolitan Stock Options. . . . . . . . . . . . .         37
  Representations and Warranties . . . . . . . . . . . . . . . . .         37
  Conditions to the Merger . . . . . . . . . . . . . . . . . . . .         38
  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . .         39
  Business Pending the Merger. . . . . . . . . . . . . . . . . . .         40
  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .         43
  Effective Time of the Merger; Termination and Amendment. . . . .         43
  Interests of Certain Persons in the Merger . . . . . . . . . . .         45
  Certain Employee Matters . . . . . . . . . . . . . . . . . . . .         47
  Resale of Washington Federal Common Stock. . . . . . . . . . . .         47
  Certain Federal Income Tax Consequences. . . . . . . . . . . . .         48
  Accounting Treatment of the Merger . . . . . . . . . . . . . . .         50
  Expenses of the Merger . . . . . . . . . . . . . . . . . . . . .         50
  Stock Option Agreement . . . . . . . . . . . . . . . . . . . . .         50
  Stockholder Agreement. . . . . . . . . . . . . . . . . . . . . .         53
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . .         54
Pro Forma Combined Consolidated Financial Information. . . . . . .         56
Description of Washington Federal Capital Stock. . . . . . . . . .         63
  Washington Federal Common Stock. . . . . . . . . . . . . . . . .         64
  Washington Federal Preferred Stock . . . . . . . . . . . . . . .         64
  Other Provisions . . . . . . . . . . . . . . . . . . . . . . . .         65
  Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . .         65
Comparison of the Rights of Shareholders . . . . . . . . . . . . .         66
  Authorized Capital Stock . . . . . . . . . . . . . . . . . . . .         66

  Issuance of Capital Stock. . . . . . . . . . . . . . . . . . . .         66
  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . .         67
  Payment of Dividends . . . . . . . . . . . . . . . . . . . . . .         67
  Board of Directors . . . . . . . . . . . . . . . . . . . . . . .         67
  Indemnification of Directors, Officers and Employees . . . . . .         68
  Special Meetings of Shareholders . . . . . . . . . . . . . . . .         69
  Shareholder Nominations. . . . . . . . . . . . . . . . . . . . .         69
  Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . .         70
  Shareholder's Right to Examine Books and Records . . . . . . . .         70
  Mergers, Consolidations and Sales of Assets. . . . . . . . . . .         71
  Business Combinations with Certain Shareholders. . . . . . . . .         71
  Dissenters' Rights of Appraisal. . . . . . . . . . . . . . . . .         71
  Amendment of Governing Instruments . . . . . . . . . . . . . . .         72
Certain Beneficial Owners of Washington Federal Common Stock . . .         73
  Security Ownership of Management . . . . . . . . . . . . . . . .         73
  Security Ownership of Certain Beneficial Owners. . . . . . . . .         74
Certain Beneficial Owners of Metropolitan Common Stock . . . . . .         75
  Security Ownership of Management . . . . . . . . . . . . . . . .         75
  Security Ownership of Certain Beneficial Owners. . . . . . . . .         76
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . .         77
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         77
Proposals for the 1997 Annual Meeting. . . . . . . . . . . . . . .         77


Annexes:
  Annex I -    Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Federal and Metropolitan, and an Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Savings and Metropolitan Savings

  Annex II -   Stock Option Agreement, dated as of July 11, 1996, between
               Metropolitan (as issuer) and Washington Federal (as grantee)

  Annex III -  Stockholder Agreement, dated as of July 11, 1996, among
               Washington Federal and certain shareholders of Metropolitan

  Annex IV  -  Opinion of Montgomery Securities

  Annex V -    Chapter 23B.13 of the Washington Business Corporation Act

                                       SUMMARY

     THE FOLLOWING SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN OR THEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT AND IN THE ANNEXES ATTACHED HERETO, INCLUDING THE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I, AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH INFORMATION.

THE SPECIAL MEETING

     The Special Meeting will be held at __:__ _.m., Pacific Time, on _________ __, 1996, at _____________, Seattle, Washington. Only the holders of record of outstanding shares of Metropolitan Common Stock at the close of business on ______ __, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof. On the Record Date, __________ shares of Metropolitan Common Stock were outstanding and entitled to be voted at the Special Meeting.

     At the Special Meeting, shareholders of Metropolitan will (i) consider and vote upon a proposal to approve the Agreement, and (ii) consider and act upon such other matters as may properly come before the Special Meeting. The affirmative vote of the holders of two- thirds of the outstanding shares of Metropolitan Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of Metropolitan. Because approval of the Agreement will be based on the number of shares outstanding, rather than the number of shares voting, the failure to vote, either in person or by proxy, or the abstention from voting, by a shareholder of Metropolitan will have the same effect as a vote against the Agreement. Under applicable stock exchange rules, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such customers' shares with respect to approval of the Agreement in the absence of specific instructions from such customers. Accordingly, such broker "non-votes" also will have the same effect as votes against approval of the Agreement.

     As of the Record Date, the directors and executive officers of Metropolitan and their affiliates in the aggregate beneficially owned _______ shares, or ___%, of the outstanding Metropolitan Common Stock. In connection with the execution of the Agreement, Washington Federal and certain shareholders of Metropolitan entered into an agreement pursuant to which, among other things, such shareholders agreed to vote their shares of Metropolitan Common Stock (which amount to ____% of the shares of such stock outstanding as of the Record
Date) in favor of the Agreement. See "Certain Beneficial Owners of Metropolitan Common Stock" and "The Merger - Stockholder Agreement."

PARTIES TO THE MERGER

     WASHINGTON FEDERAL. Washington Federal is a Washington corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). Washington Federal is the parent holding company of Washington Federal Savings and Loan Association, a federally-chartered savings and loan association ("Washington Savings"). Washington Savings currently conducts business through 89 offices located in Washington, Idaho, Oregon, Utah and Arizona. The deposits of Washington Savings are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of Washington Savings consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family (one-to-four units) residential properties. To a lesser extent, Washington Savings originates loans secured by existing multi-family residential real estate as well as residential construction loans. Washington Savings also invests in U.S. Government and federal agency obligations, municipal obligations and mortgage-backed securities which are insured or guaranteed by federal agencies. Washington Federal's principal executive offices are located at 425 Pike Street, Seattle, Washington 98101-2334, and its telephone number is (206) 624-7930. At June 30, 1996, Washington Federal had, on a consolidated basis, total assets of $5.0 billion, total liabilities of $4.4 billion, including deposits of $2.5 billion, and stockholders' equity of $597.5 million.

     For additional information concerning Washington Federal, its business, financial condition and results of operations, see "Available Information," "Incorporation of Certain Documents by Reference" and "Selected Consolidated Financial Data of Washington Federal."

     METROPOLITAN. Metropolitan is a Washington corporation and a unitary savings and loan holding company registered under the HOLA. Metropolitan is the parent holding company of Metropolitan Federal Savings and Loan Association of Seattle, a federally-chartered savings and loan association ("Metropolitan Savings"). Metropolitan Savings currently conducts business through ten full-service offices located in the Seattle, Washington metropolitan area. The deposits of Metropolitan Savings are insured to the maximum extent provided by law by the SAIF and the Bank Insurance Fund ("BIF"), which are both administered by the FDIC. The principal business of Metropolitan Savings consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family residential properties. To a lesser extent, Metropolitan Savings originates loans secured by existing multi-family residential and commercial real estate as well as construction and consumer and other loans. Metropolitan Savings also invests in U.S. Government and federal agency obligations and mortgage-backed and related securities. Metropolitan's principal executive offices are located at 1520 4th Avenue, Seattle, Washington 98101-1648, and its telephone number is (206) 625-1818. At June 30, 1996, Metropolitan had, on a consolidated basis, total assets of $761.0 million, total liabilities of $709.8 million, including deposits of $424.0 million, and stockholders' equity of $51.2 million.

     For additional information concerning Metropolitan, its business, financial condition and results of operations, see "Available Information," "Incorporation of Certain Documents by Reference" and "Selected Consolidated Financial Data of Metropolitan."

THE MERGER AND THE BANK MERGER

     In accordance with the terms of and subject to the conditions set forth in the Agreement, Metropolitan will be merged with and into Washington Federal, with Washington Federal as the surviving corporation of the Merger. The Agreement provides that at the effective time of the Merger, each outstanding share of Metropolitan Common Stock (other than (i) any dissenting shares under the Washington Business Corporation Act (the "WBCA") and (ii) any shares held by Washington Federal or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal Common Stock (the "Merger Consideration") which will be determined by applying an Exchange Ratio, calculated in the manner set forth in the Agreement and described herein. If, over the Pricing Period, the Average Washington Federal Price is equal to or greater than $18.00 but equal to or less than $24.50, shareholders of Metropolitan will receive for each share of Metropolitan Common Stock that number of shares of Washington Federal Common Stock equal to the ratio determined by dividing $18.00 by the Average Washington Federal Price (calculated to the nearest one-thousandth). If the Average Washington Federal Price is greater than $24.50, shareholders of Metropolitan will receive 0.735 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, while if the Average Washington Federal Price is less than $18.00, they will receive one share of Washington Federal Common Stock for each share of Metropolitan Common Stock. See "The Merger."

     If the Average Washington Federal Price is less than $17.00 per share, Metropolitan may terminate the Agreement, provided that in the event Metropolitan elects to exercise this termination right and upon notice, Washington Federal will have the right to adjust the Exchange Ratio to the number obtained by dividing $17.00 by such Average Washington Federal Price (calculated to the nearest one-thousandth), in which case the Agreement will not be terminated.

     No fractional shares of Washington Federal Common Stock will be issued in the Merger. In lieu thereof, each holder of shares of Metropolitan Common Stock entitled to a fraction of a share of Washington Federal Common Stock shall be entitled to receive an amount of cash determined by multiplying such holder's fractional interest by the Average Washington Federal Price. See "The Merger."

     In connection with the execution of the Agreement, Washington Savings and Metropolitan Savings entered into an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Bank Agreement"). The Bank Agreement sets forth the terms and conditions, which conditions include consummation of the Merger, pursuant to which Metropolitan Savings will merge with and into Washington Savings substantially concurrently with the Merger (the "Bank Merger").

RECOMMENDATION OF THE BOARD OF DIRECTORS OF METROPOLITAN

     The Board of Directors of Metropolitan (the "Metropolitan Board") has determined the Merger to be fair to and in the best interests of Metropolitan and its shareholders and has approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE METROPOLITAN BOARD RECOMMENDS THAT SHAREHOLDERS OF METROPOLITAN VOTE "FOR" APPROVAL OF THE AGREEMENT.

     See "The Merger - Reasons for the Merger; Recommendation of the Board of Directors."

OPINION OF FINANCIAL ADVISOR

     Montgomery Securities ("Montgomery"), Metropolitan's financial advisor, has delivered to the Metropolitan Board its written opinion of July 11, 1996, to the effect that, as of the date of such opinion, the Merger Consideration to be received by shareholders of Metropolitan pursuant to the Merger was fair, from a financial point of view, to such shareholders.

     For information on the assumptions made, matters considered and limits of the review by Montgomery, see "The Merger - Opinion of Financial Advisor." Shareholders are urged to read in its entirety the opinion of Montgomery, which is attached as Annex IV to this Prospectus/Proxy Statement.

REGULATORY APPROVALS

     Consummation of the Merger is subject to the prior receipt of all required approvals of and consents to the Merger and the Bank Merger by all applicable federal and state regulatory authorities, including the Office of Thrift Supervision ("OTS"). Applications have been filed with the OTS for approval of the Merger and the Bank Merger. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger - Regulatory Approvals."

CONDITIONS TO THE MERGER

     The obligations of Washington Federal and Metropolitan to consummate the Merger are subject to, among other things, the following conditions: (i) the Agreement shall have been approved by the requisite vote of the shareholders of Metropolitan; (ii) all necessary regulatory approvals pertaining to the Merger and the Bank Merger, without restrictions or conditions which would materially impair the value of Metropolitan to Washington Federal, shall have been received; (iii) no court or governmental or regulatory authority shall have taken any action which prohibits, restricts or makes illegal the Merger, the Bank Merger or any of the other transactions contemplated thereby; (iv) the Registration Statement shall be effective; (v) the shares of Washington Federal Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and (vi) each of Washington Federal and Metropolitan shall have received a legal opinion with respect to certain income tax considerations under the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the obligation of each of Washington Federal and Metropolitan to consummate the Merger is subject to the accuracy of the other party's representations and warranties as of certain dates, the performance by the other party of its obligations under the Agreement in all material respects and the other party's delivery of an officer's certificate covering certain matters. Furthermore, the obligation of Washington Federal to consummate the Merger is subject to (i) a requirement that any dissenting shares of Metropolitan Common Stock under Washington law constitute not more than 10% of the outstanding shares of Metropolitan Common Stock prior to the Effective Time (as defined below); (ii) Metropolitan's completion of the distribution of not less than 81% of the common stock of Phoenix Mortgage & Investment, Inc. (the "Mortgage Company"), a Washington corporation and wholly owned subsidiary of Metropolitan, and the related redemption of shares of Metropolitan Common Stock pursuant to the terms of a Stock Redemption Agreement, dated as of July 11, 1996 (the "Stock Redemption Agreement"); (iii) Metropolitan not having to establish provisions for loan losses or write-downs with respect to real estate owned in excess of, in the aggregate, $1.0 million; and (iv) Metropolitan not incurring, in the aggregate, $15.0 million or more of realized and/or unrealized losses (net of realized and/or unrealized gains) with respect to Metropolitan's investment and mortgage-backed securities portfolios. See "The Merger - Conditions to the Merger." Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals, effectiveness of the Registration Statement, approval of listing on NASDAQ of the Washington Federal Common Stock to be issued in connection with the Merger, and the receipt of the legal opinion with respect to certain income tax considerations) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Agreement by the shareholders of Metropolitan shall change the amount or form of the consideration which Metropolitan's shareholders are entitled to receive in the Merger.

EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective upon the filing of articles of merger with the Secretary of State of the State of Washington, unless a later date and time are specified as the effective time in such articles of merger (the "Effective Time"). The articles of merger will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Agreement by the requisite vote of the shareholders of Metropolitan and the satisfaction or waiver of all other conditions to the Merger set forth in the Agreement.

TERMINATION; POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

     The Agreement may be terminated, either before or after approval by shareholders of Metropolitan, under certain circumstances, including without limitation if the Merger is not consummated on or before July 11, 1997. In addition, if the Average Washington Federal Price is less than $17.00 per share, Metropolitan may terminate the Agreement, provided that in the event Metropolitan elects to exercise this termination right and upon notice, Washington Federal will have the right to adjust the Exchange Ratio to an amount equal to a number obtained by dividing $17.00 by the Average Washington Federal Price, in which case the Agreement will not be terminated. See "The Merger - Effective Time of the Merger; Termination and Amendment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Metropolitan and Washington Federal have received an opinion from Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, assuming the Merger is consummated, a Metropolitan shareholder who receives shares of Washington Federal Common Stock in exchange for shares of Metropolitan Common Stock upon consummation of the Merger will recognize no gain or loss as a result of the Merger, except in respect of cash received in lieu of a fractional share interest. For a description of these and additional federal income tax consequences of the Merger, including the federal income tax consequences of exercising dissenters' rights and receiving cash in lieu of any fractional share interest in Washington Federal Common Stock, see "The Merger - Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH METROPOLITAN SHAREHOLDER, EACH SUCH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER IN HIS OR HER PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT OF THE MERGER

     Washington Federal intends to account for the Merger under the purchase method for accounting and financial reporting purposes. See "The Merger - Accounting Treatment of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Pursuant to the Agreement, Washington Federal agreed (i) with respect to certain employees of Metropolitan or its subsidiaries, to provide specified severance payments to any such employee if the employee (A) becomes an employee of Washington Federal and/or its subsidiaries and his or her employment is involuntarily terminated for other than cause or (B) is offered employment with Washington Federal and/or its subsidiaries at less than the employee's current compensation or contingent upon relocating more than 30 miles and such employee does not accept such offer and voluntarily resigns; and (ii) to continue rights to indemnification for present and former directors, officers and employees of Metropolitan and its subsidiaries for a specified period. In addition, one of the conditions to Washington Federal's obligations to consummate the Merger is the distribution of at least 81% of the common stock of the Mortgage Company, a subsidiary of Metropolitan, to John H. Fairchild, the Chief Executive Officer of the Mortgage Company, and Sheryl J. Nilson, the Chief Operating Officer of the Mortgage Company, and the related redemption by Metropolitan of shares of Metropolitan Common Stock held by Mr. Fairchild and Ms. Nilson pursuant to the Stock Redemption Agreement. Mr. Fairchild is a director of Metropolitan. Furthermore, although not required pursuant to the Agreement, it is currently contemplated that Patrick F. Patrick, the President and Chief Executive Officer of Metropolitan, will become an Executive Vice President of Washington Federal. Other than as set forth above, no director or executive officer of Metropolitan has any direct or indirect material interest in the Merger, except insofar as ownership of Metropolitan Common Stock and options to acquire Metropolitan Common Stock might be deemed such an interest. See "The Merger - Interests of Certain Persons in the Merger."

DESCRIPTION OF WASHINGTON FEDERAL COMMON STOCK

     Subject to the rights of the holders of any class of preferred stock of Washington Federal if and when outstanding, the holders of Washington Federal Common Stock possess exclusive voting rights in Washington Federal, are entitled to such dividends as may be declared from time to time by the Board of Directors of Washington Federal and would be entitled to receive all assets of Washington Federal available for distribution in the event of any liquidation, dissolution or winding up of Washington Federal. Holders of Washington Federal Common Stock do not have any preemptive rights with respect to any shares which may be issued by Washington Federal in the future. Upon receipt by Washington Federal of certificates evidencing the shares of Metropolitan Common Stock surrendered in exchange for Washington Federal Common Stock pursuant to the Merger, each share of

Washington Federal Common Stock offered hereby will be fully paid and nonassessable. See "Description of Washington Federal Capital Stock."

DIFFERENCES IN SHAREHOLDERS' RIGHTS

     Upon consummation of the Merger, shareholders of Metropolitan will become shareholders of Washington Federal and their rights as shareholders of Washington Federal will be governed by Washington Federal's Restated Articles of Incorporation and Bylaws and the WBCA. The rights of shareholders of Washington Federal differ in certain respects from the rights of shareholders of Metropolitan. See "Comparison of the Rights of Shareholders."

RESALE OF WASHINGTON FEDERAL COMMON STOCK

     The shares of Washington Federal Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, except for those shares held by persons who may be deemed to be "affiliates" of Washington Federal or Metropolitan under applicable federal securities laws. See "The Merger - Resale of Washington Federal Common Stock."

STOCK OPTION AGREEMENT

     As an inducement and a condition to Washington Federal's entering into the Agreement, Washington Federal and Metropolitan also entered into a Stock Option Agreement, dated as of July 11, 1996 (the "Stock Option Agreement"), pursuant to which Metropolitan granted Washington Federal an option (the "Option") to purchase, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of Washington Federal and Metropolitan), up to 657,000 shares of Metropolitan Common Stock, currently representing 17.7% of the outstanding shares of Metropolitan Common Stock, at a price of $13.50 per share, subject to adjustment in certain circumstances and termination within certain periods. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger. A copy of the Stock Option Agreement is included as Annex II to this Prospectus/ Proxy Statement and reference is made thereto for the complete terms thereof. See "The Merger - Stock Option Agreement."

STOCKHOLDER AGREEMENT

     In connection with the execution of the Agreement, Washington Federal entered into a Stockholder Agreement, dated as of July 11, 1996, with certain of the directors and senior executive officers of Metropolitan and Metropolitan Savings in their capacities as shareholders of Metropolitan. Pursuant to the Stockholder Agreement, a copy of which is included as Annex III hereto, each of such shareholders agreed, among other things, to vote his or her shares of Metropolitan Common Stock in favor of the Agreement. See "The Merger - Stockholder Agreement."

DISSENTERS' RIGHTS

     Under Washington law, holders of Metropolitan Common Stock have the right to dissent from the Merger and, if the Merger is consummated and all requirements of Washington law are satisfied by holders seeking to exercise dissenters' rights, to receive payment equal to the fair value of their shares of Metropolitan Common Stock. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger - Dissenters' Rights" and in Chapter 23B.13 of the WBCA, a copy of which is attached as Annex V to this Prospectus/Proxy Statement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver thereof.


                        MARKET FOR COMMON STOCK AND DIVIDENDS

     Each of the Washington Federal Common Stock and the Metropolitan Common Stock is traded on NASDAQ under the symbol "WFSL" and "MSEA," respectively. Application will be made to list the Washington Federal Common Stock to be issued in connection with the Merger on NASDAQ. As of the Record Date, there were __________ shares of Washington Federal Common Stock outstanding, which were held by approximately _____ shareholders of record, and there were _________ shares of Metropolitan Common Stock outstanding, which were held by approximately ___ shareholders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

     The following table sets forth during the periods indicated the high and low prices of the Washington Federal Common Stock and the Metropolitan Common Stock as reported on NASDAQ and the dividends declared per share of Washington Federal Common Stock and Metropolitan Common Stock.


                                                                 Washington Federal(1)                 Metropolitan(1)
                                                          ----------------------------------  --------------------------------
                                                            Market Price        Dividends       Market Price       Dividends
                                                          -----------------     Declared      ----------------     Declared
               1996                                         High      Low       Per Share       High     Low       Per Share
- ----------------------------------                        --------  -------   --------------  --------  ------   -------------
First Quarter                                               $23.52   $20.68       $  .22       $14.50   $12.00        $ --

Second Quarter                                               22.125   20.25          .23        15.063   13.00          --

Third Quarter (through
   August 19)                                                22.375   19.25        --           17.25    13.375         --


               1995
- ----------------------------------
First Quarter                                                18.75    15.68          .20         9.75     7.75          --

Second Quarter                                               22.16    17.73          .21        11.75     8.00          --

Third Quarter                                                21.93    19.09          .21        12.50     9.875         --

Fourth Quarter                                               23.75    20.14          .22        13.625   11.50          --


               1994
- ----------------------------------
First Quarter                                                21.70    19.09          .18        14.318   11.136         --

Second Quarter                                               20.68    18.64          .19        13.636   11.591         --

Third Quarter                                                20.00    17.84          .19        13.406   10.125         --

Fourth Quarter                                               18.64    15.00          .20        11.00     7.25          --

- ----------------------------------
    (1) Amounts have been adjusted to reflect prior stock splits and/or stock dividends.

    Set forth below is information regarding the price per share of Washington Federal Common Stock and Metropolitan Common Stock on July 11, 1996, the last trading day preceding public announcement of the Agreement. The historical prices are as reported on NASDAQ.

                                  Historical Market
                                   Value Per Share
                               -----------------------
                                                       Equivalent Market Value
                Washington                                   Per Share of
    Date         Federal           Metropolitan             Metropolitan(1)
- -------------  ------------     ------------------    --------------------------
July 11, 1996     $20.0625            $13.375                   $16.99

- --------------

(1) Equivalent market value per share of Metropolitan Common Stock represents the historical market value per share of Washington Federal Common Stock multiplied by an assumed Exchange Ratio of 0.847 shares.


    Shareholders are advised to obtain current market quotations for the Washington Federal Common Stock and the Metropolitan Common Stock. The market price of the Washington Federal Common Stock at the Effective Time may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Prospectus/Proxy Statement or at the time of the Special Meeting.


                              COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the Washington Federal Common Stock and the Metropolitan Common Stock at the dates and for the periods indicated, giving effect to the Merger using the purchase method of accounting, assuming an Exchange Ratio of 0.847 shares in the Merger and assuming that none of the outstanding options to purchase Metropolitan Common Stock are exercised. See "The Merger - Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

    The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Washington Federal and Metropolitan, including the related notes, incorporated herein by reference and the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of Washington Federal upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                          Washington Federal
                                                             Common Stock                     Metropolitan Common Stock
                                                      ---------------------------         --------------------------------
                                                                       Pro Forma                               Pro Forma
                                                       Historical     Combined(1)          Historical(2)      Equivalent(3)
                                                      ------------   ------------         ---------------    --------------
Net income per share:
    Nine months ended June 30, 1996                      $1.53          $1.52                    $1.22          $1.29
    Year ended September 30, 1995                         1.79           1.78                      .91           1.51

Dividends declared per share:
    Nine months ended June 30, 1996                        .67            .62                       --            .53
    Year ended September 30, 1995                          .82            .76                       --            .65

Book value per share:
    June 30, 1996                                        14.14          14.45                    13.79          12.24
    September 30, 1995                                   13.47          13.74                    13.34          11.64

Tangible book value per share:
    June 30, 1996                                        13.47          13.47                    12.51          11.41
    September 30, 1995                                   12.74          12.71                    11.99          10.77

- --------------

(1) Reflects (i) estimated purchase accounting adjustments to be recorded in connection with the Merger, consisting of mark-to-market valuation adjustments for significant tangible net assets acquired and adjustments for intangible assets established, and the resultant amortization/accretion of all such adjustments over appropriate future periods, and (ii) an assumed Exchange Ratio of 0.847 shares.

(2) Washington Federal's fiscal year end is September 30 while Metropolitan's fiscal year end is March 31. For purposes of the table above, Metropolitan financial data is presented consistent with the fiscal year end of Washington Federal.

(3) Represents the Washington Federal pro forma combined amounts multiplied by an assumed Exchange Ratio of 0.847 shares.

              SELECTED CONSOLIDATED FINANCIAL DATA OF WASHINGTON FEDERAL
                    (Dollars in Thousands, Except Per Share Data)

    The following selected historical consolidated financial data for the five years ended September 30, 1995 is derived in part from the audited consolidated financial statements of Washington Federal. The historical consolidated financial data for the nine months ended June 30, 1996 and 1995 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Washington Federal considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending September 30, 1996. The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Washington Federal, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                         June 30,                                    September 30,
                                                       ------------------------------------------------------------------------
BALANCE SHEET DATA:                       1996              1995         1994            1993           1992          1991
                                      --------------   ------------- ------------  --------------  -------------  -------------
Total assets                           $5,040,588      $4,577,402    $3,830,053     $3,159,267     $2,791,693     $2,785,074
Investment securities held-to-
  maturity                                 40,288          44,845       195,165        168,847        220,903        173,027
Investment securities available-for-
  sale                                    273,070         211,816            --             --             --             --
Mortgage-backed securities held-to-
  maturity                                629,051         931,045       979,918        600,815        548,832        567,720
Mortgage-backed securities
  available-for-sale                      251,655         149,809            --             --             --             --
Loans receivable, net                   3,627,022       3,034,027     2,420,665      2,175,126      1,852,709      1,867,641
Costs in excess of net assets
  acquired                                 28,344          31,002        34,346         37,461         22,055         23,536
Customer accounts                       2,498,347       2,445,335     2,281,751      2,216,381      1,853,541      1,708,560
FHLB advances                           1,063,500         527,000       310,100        336,000        393,500        228,000
Other borrowings                          809,834         957,087       624,604         60,000         60,000        419,513
Stockholders' equity                      597,495         575,929       546,773        486,183        424,116        368,353
Nonperforming assets(1)                    43,493          37,870        24,597         29,310         27,306         36,508
Allowance for loan losses                  13,366          11,651        11,720         14,674         16,896         18,278
Book value per share                        14.14           13.47         12.47          11.11           9.72           8.47
Tangible book value per share               13.47           12.74         11.69          10.26           9.21           7.93

                                           Nine Months Ended
                                                June 30,                               Year Ended September 30,
                                       ------------------------   ----------------------------------------------------------------
OPERATIONS DATA:                         1996           1995         1995         1994          1993           1992        1991
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Interest income                      $299,916         $251,297     $343,766     $287,577      $275,345       $271,693   $270,712
Interest expense                      171,374          133,684      188,253      121,114       116,677        133,537    160,454
                                     --------         --------     --------     --------      --------       --------   --------
Net interest income                   128,542          117,613      155,513      166,463       158,668        138,156    110,258
Provision for loan losses               2,060            1,306        6,245          401         2,731            179        105
                                     --------         --------     --------     --------      --------       --------   --------
Net interest income after
  provision for loan losses           126,482          116,307      149,268      166,062       155,937        137,977    110,153
Other income                            4,817            3,826        9,704        8,359        12,852          4,963     10,218
Other expense                          27,964           27,240       35,883       32,034        29,656         26,589     26,113
                                     --------         --------     --------     --------      --------       --------   --------
Net income before income
  taxes and extraordinary loss        103,335           92,893      123,089      142,387       139,133        116,351     94,258
Income taxes                           37,802           34,013       44,746       49,600        45,843         34,415     24,923
Extraordinary loss, net of income
  tax benefit                              --               --           --           --        (2,122)            --         --
                                     --------         --------     --------     --------      --------       --------   --------
Net income                           $ 65,533        $  58,880     $ 78,343     $ 92,787      $ 91,168       $ 81,936   $ 69,335
                                     --------         --------     --------     --------      --------       --------   --------
                                     --------         --------     --------     --------      --------       --------   --------
Net income per share                   $ 1.53           $ 1.34       $ 1.79       $ 2.11        $ 2.06         $ 1.86     $ 1.58
Dividends per share                    $  .67           $  .61       $ 0.82       $ 0.75        $ 0.68         $ 0.62     $ 0.54
Weighted average number of
  shares outstanding               42,941,858       43,923,028   43,760,638   44,084,622    44,104,047     44,040,985 43,858,692

                                       18

                                             At or For the
                                          Nine Months Ended
                                              June 30,                             At or For the Year Ended September 30,
                                       ------------------------   ----------------------------------------------------------------
OTHER DATA(2):                           1996           1995         1995         1994          1993           1992        1991
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Return on average assets                 1.80%            1.92%        1.87%        2.70%         3.01%          2.94%      2.59%
Return on average equity                15.12            14.11        13.99        18.19         20.39          21.07      20.58
Average equity to average
  assets                                11.98            13.70        13.41        15.05         15.03          14.22      12.81
Interest rate spread(3)                  3.07             3.35         3.17         4.45          4.81           4.52       3.61
Net interest margin(3)                   3.67             3.63         3.84         5.06          5.45           5.30       4.41
Dividend payout ratio                   43.79            45.52        45.69        35.34         32.80          33.06      34.18
Nonperforming loans as a percent
  of total loans at end of period(1)      .75              .64          .74          .92          1.26           1.25       1.68
Nonperforming assets as a percent
  of total assets at end of period(1)     .86              .47          .83          .64           .93            .98       1.31
Allowance for loan losses as a
  percent of nonperforming loans
  at end of period                      49.45            73.37        51.61        52.60         53.61          73.07      58.32
Banking offices                            89               85           87           82            74             63         64

- --------------
(1) Nonperforming assets consist of nonperforming loans and real estate acquired by foreclosure or deed in lieu thereof. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(2) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF METROPOLITAN
                    (Dollars in Thousands, Except Per Share Data)

    The following selected historical consolidated financial data for the five years ended March 31, 1996 is derived in part from the audited consolidated financial statements of Metropolitan. The historical consolidated financial data for the three months ended June 30, 1996 and 1995 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Metropolitan considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending March 31, 1997. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Metropolitan, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                         June 30,                                     March 31,
                                                       ------------------------------------------------------------------------
BALANCE SHEET DATA:                       1996              1996         1995            1994           1993          1992
                                      --------------   ------------- ------------  --------------  -------------  -------------
Total assets                             $761,014        $778,165      $692,217       $632,648       $507,990       $380,320
Investment securities held-to-
  maturity                                     --              --            --             --             --         18,671
Investment securities available-for-
  sale                                     10,425          10,397        15,203         15,484         20,589             --
Mortgage-backed securities held-
  to-maturity                             165,517         171,008       191,050        298,380        137,694         42,690
Mortgage-backed securities
  available-for-sale                      189,290         192,240        82,829         12,433         27,138             --
Loans receivable, net                     341,700         342,449       350,042        268,292        288,973        293,453
Costs in excess of net assets
  acquired                                  4,764           4,856         5,373            407             --             --
Customer accounts                         424,031         398,153       414,880        366,310        307,323        269,476
FHLB advances                             193,000         219,474       206,394        192,750        150,520         70,300
Other borrowings                           87,704         104,345        22,009         21,968          4,685             --
Stockholders' equity                       51,166          50,882        42,095         46,645         39,834         33,822
Nonperforming assets(1)                     4,212           4,564         1,721         11,103         15,122         10,587
Allowance for loan losses                   6,283           6,133         6,036          5,776          5,632          5,665
Book value per share                        13.79           13.71         11.33          12.92          11.10           9.44
Tangible book value per share               12.51           12.41          9.88          12.80          11.10           9.44

                                          Three Months Ended
                                                June 30,                                 Year Ended March 31,
                                       ------------------------   ----------------------------------------------------------------
OPERATIONS DATA:                         1996           1995         1996         1995          1994           1993        1992
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Interest income                       $14,217          $12,890      $53,531      $45,878       $39,842        $34,553    $32,439
Interest expense                        9,639            9,093       37,599       30,693        24,390         20,139     21,943
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Net interest income                     4,578            3,797       15,932       15,185        15,452         14,414     10,496
Provision (recovery) for
  loan losses                             150               --          129          560           340            749       (127)
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Net interest income after
  provision (recovery) for
  loan losses                           4,428            3,797       15,803       14,625        15,112         13,665     10,623
Other income                            1,551            1,288        5,460        4,036         1,992          2,464        521
Other expense                           3,495            3,499       12,890       14,108         7,755          8,562      8,250
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Income before income taxes,
  extraordinary item and
  cumulative effect of change
  in accounting principle               2,484            1,586        8,373        4,553         9,349          7,567      2,894
Income taxes                              845              539        2,808        1,447         3,106          2,691        977
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Income before extraordinary
  item and cumulative effect of a
  change in accounting principle        1,639            1,047        5,565        3,106         6,243          4,876      1,917
Extraordinary item, net of
  income taxes                             --               --         (413)          --            --          1,070        910
Cumulative effect of a change
  in accounting principle                  --               --           --           --           408             --         --
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Net income                           $  1,639         $  1,047     $  5,152     $  3,106      $  6,651       $  5,946   $  2,827
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Net income per share                   $  .44           $  .28       $ 1.39       $ 0.82        $ 1.85         $ 1.65     $ 1.27
Weighted average number of
  shares outstanding                3,714,749        3,723,409    3,716,739    3,781,522     3,601,432      3,586,804  2,222,413

                                       20

                                            At or For the
                                         Three Months Ended
                                              June 30,                            At or For the Year Ended March 31,
                                       ------------------------   ----------------------------------------------------------------
OTHER DATA(2):                           1996           1995         1996         1995          1994           1993        1992
                                       ---------     ----------   ----------   -----------   ----------      ---------  ----------
Return on average assets(3)               .85%             .60%         .77%         .47%         1.07%          1.06%       .53%
Return on average equity(3)             12.76             9.58        11.54         6.99         14.42          13.22       9.12
Average equity to average
  assets                                 6.66             6.27         6.71         6.76          7.44           8.03       5.83
Interest rate spread(4)                  2.14             1.99         1.97         2.24          2.59           3.05       2.90
Net interest margin(4)                   2.43             2.24         2.27         2.41          2.78           3.14       2.91
Nonperforming loans as a percent
  of total loans at end of period(1)     1.09              .53         1.18          .47          1.63           2.13        .89
Nonperforming assets as a percent
  of total assets at end of period(1)     .55              .27          .59          .25          1.76           2.98       2.78
Allowance for loan losses as a
  percent of nonperforming loans
  at end of period                     161.02           313.40       144.17       350.73        124.64          88.08     209.97
Banking offices                            10               10           10           10            11              7          6

- --------------
(1) Nonperforming assets consist of nonperforming loans and real estate acquired by foreclosure or deed in lieu thereof. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(2) With the exception of end-of-period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(3) Before extraordinary items and cumulative effect of a change in accounting principle.

(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully taxable equivalent basis.

                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (Dollars in Thousands, Except Per Share Data)

     The following table sets forth unaudited selected pro forma consolidated financial data of Washington Federal and Metropolitan at the dates and for the periods indicated, giving effect to the Merger using the purchase method of accounting and assuming an Exchange Ratio of 0.847 shares in the Merger. See "The Merger - Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

     The selected pro forma consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Washington Federal and Metropolitan, including the related notes, incorporated by reference herein and the other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of Washington Federal upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.


                                                              June 30,
BALANCE SHEET DATA:                                             1996
                                                            ----------

Total assets                                                $5,809,337
Investment securities held-to-maturity                          40,288
Investment securities available-for-sale                       284,041
Mortgage-backed securities held-to-
  maturity                                                     794,568
Mortgage-backed securities available-
  for-sale                                                     440,945
Loans receivable, net                                        3,977,677
Costs in excess of net assets acquired                          44,045
Customer accounts                                            2,922,195
FHLB advances                                                1,256,500
Other borrowings                                               897,538
Stockholders' equity                                           650,458
Nonperforming assets(1)                                         47,705
Allowance for loan losses                                       19,649
Book value per share                                             14.45
Tangible book value per share                                    13.47
Weighted average number of shares
  outstanding                                               45,704,072


OPERATIONS DATE:                           Nine Months Ended            Year Ended
                                             June 30, 1996         September 30, 1995
                                           -----------------       ------------------
Interest income                                 $341,240                 $394,515
Interest expense                                 199,953                  223,531
                                             -----------              -----------
Net interest income                              141,287                  170,984
Provision for loan losses                          2,339                    6,770
                                             -----------              -----------
Net interest income after
  provision for loan losses                      138,948                  164,214
Other income                                       6,524                   11,118
Other expense                                     35,559                   45,686
                                             -----------              -----------
Net income before income taxes and
  extraordinary item                             109,913                  129,646
Income taxes                                      40,266                   47,229
Extraordinary item, net of tax                      (413)                      --
                                             -----------              -----------
Net income                                      $ 69,234                 $ 82,417
                                             -----------              -----------
                                             -----------              -----------
Net income per share                            $   1.51                 $   1.77
Dividends per share                             $    .62                 $    .76
Weighted average number of shares
  outstanding                                 45,704,072               46,546,317




OTHER DATA(2):                               At or For the           At or For the
                                           Nine Months Ended           Year Ended
                                             June 30, 1996         September 30, 1995
                                           -----------------       ------------------

Return on average assets                            1.65%                    1.70%
Return on average equity                           14.58                    13.60
Average equity to average assets                   11.33                    12.49
Interest rate spread(3)                             2.93                     3.06
Net interest margin(3)                              3.50                     3.68
Dividend payout ratio                              41.09                    43.04
Nonperforming loans as a percent
  of total loans at end of period(1)                 .78                      .72
Nonperforming assets as a percent
  of total assets at end of period(1)                .82                      .75
Allowance for loan losses as a percent
  of nonperforming loans at end of period          63.52                    72.62
Banking offices                                       99                       97

- -------------------------

(1) Nonperforming assets consist of nonperforming loans and real estate acquired by foreclosure or deed in lieu thereof. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(2) With the exception of end-of-period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                               GENERAL INFORMATION

     This Prospectus/Proxy Statement is being furnished to the holders of Metropolitan Common Stock in connection with the solicitation of proxies by the Board of Directors of Metropolitan for use at the Special Meeting and at any adjournment or adjournments thereof. This Prospectus/Proxy Statement also serves as a prospectus of Washington Federal in connection with the issuance of Washington Federal Common Stock to holders of Metropolitan Common Stock upon consummation of the Merger.

     All information contained or incorporated by reference in this Prospectus/Proxy Statement with respect to Washington Federal has been supplied by Washington Federal, and all information contained or incorporated by reference in this Prospectus/Proxy Statement with respect to Metropolitan has been supplied by Metropolitan.

     This Prospectus/Proxy Statement and the other documents enclosed herewith are first being mailed to shareholders of Metropolitan on or about _______ __, 1996.

                               THE SPECIAL MEETING

TIME AND PLACE

     The Special Meeting will be held at __:__ _.m., Pacific Time, on ________ __, 1996, at __________________ Seattle, Washington.

MATTERS TO BE CONSIDERED

     At the Special Meeting, shareholders of Metropolitan will (i) consider and vote upon a proposal to approve the Agreement, and (ii) consider and act upon such other matters as may properly come before the Special Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on __________ __, 1996 has been fixed by the Metropolitan Board as the Record Date for the determination of holders of Metropolitan Common Stock entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were _________ shares of Metropolitan Common Stock outstanding and entitled to vote. Each share of Metropolitan Common Stock entitles the holder thereof to one vote at the Special Meeting on all matters properly presented thereat.

VOTE REQUIRED

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of Metropolitan Common Stock, must be present in person or by proxy before any action may be taken at the Special Meeting. The affirmative vote of the holders of two thirds of the outstanding shares of Metropolitan Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of Metropolitan.

     The proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the Special Meeting will be considered in determining the presence of a quorum at the Special Meeting but will not be counted as a vote cast with respect to the Agreement. Because the proposal to adopt the Agreement is required to be approved by the holders of two thirds of the outstanding shares of Metropolitan Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal at the Special Meeting.

VOTING AND REVOCATION OF PROXIES

     Each copy of this Prospectus/Proxy Statement mailed to holders of Metropolitan Common Stock is accompanied by a form of proxy for use at the Special Meeting. Any shareholder executing a proxy may revoke it at any time before it is voted by (i) filing with the Secretary of Metropolitan at the address of Metropolitan set forth on its Notice of Special Meeting of Shareholders, written notice of such revocation; (ii) executing and delivering a later-dated proxy prior to the vote being taken at the Special Meeting; or (iii) attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

     Each proxy returned to Metropolitan (and not revoked) by a holder of Metropolitan Common Stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for approval of the Agreement.

     It is not expected that any matter other than those referred to herein will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The parties may propose one or more adjournments of the Special Meeting in order to permit further solicitation of proxies in favor of the Agreement. No proxy which is voted against the proposal to approve the Agreement, however, will be voted in favor of any such adjournment.

SOLICITATION OF PROXIES

     Metropolitan will bear its costs of mailing this Prospectus/Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that Washington Federal and Metropolitan will share equally the cost of printing this Prospectus/Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of Metropolitan and its subsidiaries may solicit proxies from Metropolitan's shareholders by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Metropolitan will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.


                                   THE MERGER

     The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Prospectus/Proxy Statement as Annex I. All shareholders are urged to read the Agreement carefully.

GENERAL

     In accordance with the terms of and subject to the conditions set forth in the Agreement, Metropolitan will be merged with and into Washington Federal, with Washington Federal as the surviving corporation of the Merger. Upon consummation of the Merger, Washington Federal shall succeed to all the rights, obligations and properties of Metropolitan, the separate corporate existence of which shall cease as a result of the Merger.

     The Agreement provides that at the Effective Time each outstanding share of Metropolitan Common Stock (other than (i) any dissenting shares under the WBCA and (ii) any shares held by Washington Federal or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal Common Stock which will be determined by applying an Exchange Ratio, calculated in the manner set forth in the Agreement, which is based on the Average Washington Federal Price over a 20 trading day period ending on the fifth business day prior to the Effective Time, plus cash in lieu of any fractional share interest. If, over the Pricing Period, the Average Washington Federal Price is equal to or greater than $18.00 but equal to or less than $24.50, shareholders of Metropolitan will receive for each share of

Metropolitan Common Stock that number of shares of Washington Federal Common Stock equal to the ratio determined by dividing $18.00 by the Average Washington Federal Price (calculated to the nearest one-thousandth). If the Average Washington Federal Price is greater than $24.50, shareholders of Metropolitan will receive 0.735 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, while if the Average Washington Federal Price is less than $18.00, they will receive one share of Washington Federal Common Stock for each share of Metropolitan Common Stock.

     If the Average Washington Federal Price is less than $17.00 per share, Metropolitan may terminate the Agreement, provided that in the event Metropolitan elects to exercise this termination right and upon notice, Washington Federal will have the right to adjust the Exchange Ratio to the number obtained by dividing $17.00 by the Average Washington Federal Price (calculated to the nearest one-thousandth), in which case the Agreement will not be terminated.

     No fractional shares of Washington Federal Common Stock shall be issued in the Merger to holders of shares of Metropolitan Common Stock. Each holder of shares of Metropolitan Common Stock who otherwise would have been entitled to a fraction of a share of Washington Federal Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Metropolitan Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Washington Federal Price.

     The Metropolitan Board has approved the Agreement and the transactions contemplated thereby and believes that the Merger is fair to and in the best interests of Metropolitan and its shareholders. ACCORDINGLY, THE METROPOLITAN BOARD RECOMMENDS THAT SHAREHOLDERS OF METROPOLITAN VOTE "FOR" APPROVAL OF THE AGREEMENT.

BACKGROUND OF THE MERGER

     In connection with its planning process, Metropolitan continuously reviews its strategic alternatives to increase long-term shareholder value. As part of this process, Metropolitan reviews the competitive changes in the banking and financial services industries, devoting attention to the consolidation among financial institutions in the Northwest. In recent years, competition within the local banking and financial services industries has intensified, leading to Metropolitan's exploration of possible business combinations with other financial services companies. Since 1992, Metropolitan has considered acquisition opportunities with smaller local banking entities. In September 1995, Metropolitan engaged Montgomery to, in part, assist Metropolitan in evaluating various acquisition opportunities that might arise. None of the acquisition opportunities considered by Metropolitan advanced beyond the preliminary discussion stage.

     In early May 1996, Patrick F. Patrick, President and Chief Executive Officer of Metropolitan, and Guy C. Pinkerton, Chairman, President and Chief Executive Officer of Washington Federal, met and discussed, among other things, the possibility of Mr. Patrick working for Washington Federal. Subsequently, when Mr. Patrick and two members of the Executive Committee of the Metropolitan Board discussed Mr. Patrick's discussion with Mr. Pinkerton, it was suggested that Mr. Patrick should discuss with Mr. Pinkerton the competitive positions of Metropolitan and Washington Federal and the reasons for a potential business combination between them. Mr. Patrick and Mr. Pinkerton subsequently had several discussions exploring the reasons for a potential business combination, including the possibility of enhancing long-term value to the shareholders of the two companies through a merger.

     During the discussions, Mr. Pinkerton concluded that Washington Federal did not want to acquire the Mortgage Company, a subsidiary of Metropolitan. On
June 4, 1996, Mr. Patrick met with John H. Fairchild, Chief Executive Officer of the Mortgage Company, to discuss the possibility of Mr. Fairchild and Sheryl J. Nilson, Chief Operating Officer of the Mortgage Company, purchasing the Mortgage Company from Metropolitan. Over the next few weeks Mr. Patrick, Mr. Fairchild and Ms. Nilson discussed a possible transaction.

     In June 1996, Mr. Patrick met with the Human Resources Committee of the Board of Directors of Washington Federal to determine if Mr. Patrick would complement the management team at Washington Federal. Over several weeks beginning on or about June 12, 1996, Mr. Pinkerton and Mr. Patrick discussed the form and terms of a possible business combination and the parties exchanged financial information. On June 13, 1996, Metropolitan engaged Montgomery to advise it regarding a potential sale to Washington Federal and, in such event, to render to the Metropolitan Board a fairness opinion. During the next several weeks, the parties and their representatives continued their due diligence review with respect to the other's financial condition and other relevant matters, and the parties and their respective legal counsel began to negotiate the terms of the Agreement, the Bank Agreement, the Stock Option Agreement, the Stockholder Agreement and the Stock Redemption Agreement (collectively, the "Transaction Documents"). On July 8, 1996, Metropolitan and Washington Federal entered into mutual confidentiality agreements and the parties began negotiating the exchange ratio.

     On July 8, 1996, a meeting of the Metropolitan Board was held to review the potential business combination between Metropolitan and Washington Federal and to discuss Metropolitan's strategic options. Drafts of the Transaction Documents were provided to the members of the Metropolitan Board prior to or at the meeting. During the meeting, Mr. Patrick reviewed with the Metropolitan Board the background of the proposal from Washington Federal, the potential benefits of a business combination, and the proposed sale of the Mortgage Company. Representatives of Montgomery made a presentation regarding financial terms of the proposed Merger and the fairness, from a financial point of view, of the consideration to be received by the shareholders of Metropolitan under the terms of the Merger as they were then being discussed.

Metropolitan's legal counsel was present and reviewed the terms of the proposed Transaction Documents. The Metropolitan Board discussed the strategic options available to Metropolitan, including the potential business combination with Washington Federal, pursuing a merger with other institutions and remaining independent. Subsequent to the meeting, Metropolitan and Washington Federal continued their negotiations, including with respect to the exchange ratio.

     On July 11, 1996, at a meeting of the Metropolitan Board, Mr. Patrick reviewed with the Metropolitan Board the reasons for and the potential benefits of the Merger. Montgomery made a detailed presentation regarding the financial terms of the Merger as set forth in the definitive Agreement, and delivered to the Metropolitan Board its oral opinion that the consideration to be received by the shareholders of Metropolitan pursuant to the Merger was fair to such shareholders from a financial point of view, as of July 11, 1996. Montgomery's oral opinion was subsequently confirmed on July 11, 1996, in a written opinion to the Metropolitan Board. Metropolitan's legal counsel reviewed the definitive terms of the proposed Transaction Documents which had been provided to the Metropolitan Board. After a thorough discussion and consideration of the factors discussed below under "The Merger - Reasons for the Merger; Recommendation of the Metropolitan Board," the Metropolitan Board, with all directors voting in favor, except John H. Fairchild who abstained due to his conflict of interest, approved the Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Transaction Documents.

     On July 11, 1996, at a meeting of the Board of Directors of Washington Federal (the "Washington Federal Board"), Mr. Pinkerton reviewed with the Washington Federal Board the reasons for, and the potential benefits of, the Merger. The Washington Federal Board reviewed the terms of the Agreement, the Stock Option Agreement, the Stockholder Agreement and the Bank Agreement. After a thorough discussion and consideration of various factors, the Washington Federal Board approved the Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Agreement, the Stock Option Agreement, the Stockholder Agreement and the Bank Agreement. The Transaction Documents were entered into on July 11, 1996.

REASONS FOR THE MERGER; RECOMMENDATION OF THE METROPOLITAN BOARD

     In reaching its determination to approve and adopt the Agreement and the transactions contemplated thereby, the Metropolitan Board considered a number of factors, including, without limitation, the following:

          (i) the Metropolitan Board's belief, based on the presentation of the analysis of the Merger to the Metropolitan Board by Montgomery and consideration of other alternatives, that the Merger represented an attractive strategic alternative to Metropolitan for enhancing shareholder value;

          (ii) the Metropolitan Board's review of the banking environment in which Metropolitan is now, and in the future would be, competing, including, but not limited to, the significant consolidation and increasingly competitive climate in the banking and financial services markets, both in the United States as a whole and in the Pacific Northwest in particular, and the prospect for further changes in these markets;

          (iii) the Metropolitan Board's view of the increasing importance of the economies of scale and of access to greater financial resources to a bank's ability to capitalize on opportunities in the banking and financial services markets;

          (iv) the Metropolitan Board's review, with the assistance of management and Montgomery, of the financial condition, results of operations, business and overall prospects of Washington Federal, as well as of management's best estimates of Metropolitan's prospects;

          (v) the financial presentation of Montgomery and the opinion of Montgomery as to the fairness from a financial point of view of the Merger Consideration to the shareholders of Metropolitan (see "The Merger - Opinion of Financial Advisor");

          (vi) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

          (vii) the Metropolitan Board's belief that the terms of the Agreement are attractive in that the Agreement allows Metropolitan shareholders to become shareholders in a combined institution with a strong competitive position;

          (viii) the Metropolitan Board's belief that the Merger provides an opportunity for the shareholders of Metropolitan to receive dividends;

          (ix) the Metropolitan Board's assessment that affiliation with a community-based institution would put Metropolitan in a good position to be able to continue its high level of personal service to its customers and the Washington communities that it serves;

          (x) the expected effects of the Merger on Metropolitan's other constituencies, including its senior management and other employees and the communities served by Metropolitan and Metropolitan Savings;

          (xi) the Metropolitan Board's awareness and assessment of the potential that the Merger could be expected to provide more Metropolitan employees with continued employment and other benefits than certain other potential business combinations might have provided (see "The Merger - Interests of Certain Persons in the Merger");

          (xii) the expectation that the Merger will generally be a tax-free transaction to Metropolitan and its shareholders (see "The Merger - Certain Federal Income Tax Consequences"); and

          (xiii) the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger.

     The foregoing discussion of the information and factors discussed by the Metropolitan Board is not meant to be exhaustive but is believed to include all material factors considered by Metropolitan's Board. The Metropolitan Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of Metropolitan and its shareholders.

     FOR THE REASONS DESCRIBED ABOVE, THE METROPOLITAN BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF METROPOLITAN AND ITS SHAREHOLDERS AND HAS APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE METROPOLITAN BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

OPINION OF FINANCIAL ADVISOR

     GENERAL. Pursuant to an amendment, dated June 13, 1996, to an engagement letter, dated September 1, 1995 (the "Engagement Letter"), Metropolitan engaged Montgomery to render to the Metropolitan Board a fairness opinion with respect
to a potential sale of Metropolitan.    Montgomery is a nationally recognized
investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, placements and valuations for corporate and other purposes. Metropolitan selected Montgomery to render the opinion on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the banking and investment communities.

     At a meeting of the Metropolitan Board on July 11, 1996, Montgomery delivered its oral opinion that the consideration to be received by the holders of Metropolitan Common Stock pursuant to the Merger was fair to such shareholders from a financial point of view as of the date of such opinion. Montgomery's oral opinion was subsequently confirmed in writing on July 11, 1996. No limitations were imposed by Metropolitan on Montgomery with respect to the investigations made or procedures followed in rendering its opinion. The full text of Montgomery's written opinion to the Metropolitan Board, dated July 11, 1996, which sets forth the assumptions made, matters considered, and limitations of the review by Montgomery, is attached hereto as Annex IV and is incorporated herein by reference. The following summary of Montgomery's opinion is qualified in its entirety by reference to the full text of the opinion, which should be read carefully and in its entirety. In furnishing such opinion, Montgomery does not admit that it is an expert with respect to the Registration Statement of which this Proxy Statement/Prospectus is part within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder. Montgomery's opinion is addressed to the Metropolitan Board and does not constitute a recommendation to any holder of Metropolitan Common Stock as to how such shareholder should vote at the Special Meeting.

     In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to Metropolitan and Washington Federal, including the consolidated financial statements for recent years and interim periods to March 31, 1996, and other relevant financial and operating data relating to Metropolitan and Washington Federal made available to Montgomery from published sources and from the internal records of Metropolitan; (ii) reviewed the Agreement; (iii) reviewed certain historical market prices and trading volumes of Metropolitan Common Stock and Washington Federal Common Stock on the NASDAQ; (iv) compared Metropolitan and Washington Federal from a financial point of view with certain other companies in the savings and loan industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the savings and loan industry that Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Metropolitan and Washington Federal certain information of a business and financial nature regarding Metropolitan and Washington Federal, respectively;
(vii) reviewed and discussed with representatives of the management of Metropolitan and Washington Federal certain financial forecasts and related assumptions prepared by Metropolitan with respect to Metropolitan and published by independent securities analysts with respect to Washington Federal; (viii) made inquiries regarding and discussed the Merger, the Agreement and other matters related thereto with Metropolitan's counsel; and (ix) performed such other analyses and examinations as Montgomery deemed appropriate.

     In connection with its review, Montgomery did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for Metropolitan provided to Montgomery by Metropolitan's management, Montgomery assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of Metropolitan's management at the time of preparation as to the future financial performance of Metropolitan and provided a reasonable basis upon which Montgomery could form its opinion. Montgomery also assumed that there were no material changes in Metropolitan's or Washington Federal's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Montgomery. Montgomery relied on advice of counsel to Metropolitan as to all legal matters with respect to Metropolitan, the Merger and the Agreement. Montgomery is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed that such allowances for each of Metropolitan and Washington Federal are in the aggregate adequate to cover such losses. In addition, Montgomery did not review any individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Metropolitan or Washington Federal, and was not furnished with any such appraisals. Further, Montgomery's oral and written opinions were based on economic, monetary and market conditions existing as of July 11, 1996 and on the assumption that the Merger will be consummated in accordance with the terms of the Agreement, without any amendment thereto and without waiver by Metropolitan of any of the conditions to its obligations thereunder.

     Set forth below is a brief summary of the report presented by Montgomery to the Metropolitan Board on July 11, 1996 in connection with its opinion.

     ANALYSIS OF SELECTED BANK MERGER TRANSACTIONS. Montgomery reviewed the consideration paid in recently announced transactions whereby certain thrifts were acquired. Specifically, Montgomery reviewed 36 transactions involving acquisitions of thrifts in the Western region of the United States announced since January 1, 1992 (the "Western Acquisitions"). For each thrift acquired or to be acquired in such transactions, Montgomery compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to core deposits, purchase price to deposits, purchase price to book value and purchase price to last twelve-months ("LTM") earnings.

     The figures for the Western Acquisitions produced: (i) median percentage of premium to core deposits of 4.02%; (ii) median percentage of purchase price to deposits of 12.48%; (iii) median ratio of purchase price to tangible book value of 1.36; and (iv) median ratio of purchase price to LTM earnings of 13.4. In comparison, based upon an exchange ratio in the Merger of 0.90 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, representing shares of Washington Federal Common Stock with a value of $18.00 per share at July 11, 1996, Montgomery determined that the consideration to be received by the holders of Metropolitan Common Stock in the Merger represented a percentage of premium to core deposits of 6.80%, a percentage of price to deposits of 16.18%, a ratio of price to tangible book value of 1.37 and a ratio of price to Metropolitan's LTM earnings for the twelve months ended March 31, 1996 of 11.92.

     In addition, Montgomery analyzed 52 thrift transactions of a similar size since January 1, 1994 to analyze stock price premiums paid relative to other sellers' stock price at various times before the announcement of the transaction. These figures produced: (i) a median premium to the seller's stock price one month prior to the announcement of 27.9%; (ii) a median premium to the seller's stock price six days prior to the announcement of 21.0%; and (iii) a median premium to the seller's stock price the day before the announcement of 18.4%. In comparison, Washington Federal's offer of $18.00 per share exceeded Metropolitan's stock price one month prior to July 11, 1996 by 32.1%, the stock price six days prior to July 11, 1996 by 32.1% and the stock price one day prior to July 11, 1996 by 33.3%.

     No other company or transaction used in the above analysis as a comparison is identical to Metropolitan or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Metropolitan and the Merger are being compared.

     CONTRIBUTION ANALYSIS. Montgomery analyzed the contribution of each of Metropolitan and Washington Federal to, among other things, total equity, assets and core deposits of the pro forma combined companies for the period ending March 31, 1996, and projected net income for the calendar years ending December 31, 1996 and December 31, 1997. This analysis showed, among other things, that based on pro forma combined balance sheets for Metropolitan and Washington Federal at March 31, 1996, Metropolitan would have contributed 6.7% of the total equity, 13.5% of the total assets and 13.1% of the core deposits. Pro forma projected income statements for the calendar years ending December 31, 1996 and December 31, 1997, showed that Metropolitan would contribute 6.1% and 5.7% of the net income, respectively. Based upon an exchange ratio in the Merger of
0.90 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, holders of Metropolitan Common Stock would own approximately 7.03% of the combined companies based on common shares outstanding on July 11, 1996.

     DILUTION ANALYSIS. Using estimates of future earnings prepared by Metropolitan management and analysts' estimates for Washington Federal, Montgomery compared the calendar year 1997 estimated earnings per share of Metropolitan Common Stock and Washington Federal Common Stock to the calendar year 1997 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis and an exchange ratio in the Merger of 0.90 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock, the proposed transaction would be dilutive to Washington Federal's earnings per share in 1997 by approximately $0.05 per share or 2.0%. This analysis did not account for costs associated with the completion of the Merger or savings as a result of the Merger.

     PRESENT VALUE ANALYSIS. In performing the present value analysis, Montgomery assumed that the Merger was consummated as of March 31, 1996 on the basis of an exchange ratio of 0.90 shares of Washington Federal Common Stock for each share of Metropolitan Common Stock. This ratio was derived from the consideration to be paid in the Merger assuming Washington Federal, with a stock price of $20.00, offered $18.00 per share for each share of Metropolitan Common Stock. In performing the analysis, Montgomery estimated the future streams of earnings that Metropolitan could produce over a five year period under various assumptions and multiplied the figure in 2001 by an estimated price to earnings multiple (ranging from 7.5x to 10.5x). This number was then discounted at 14.0%. This analysis indicated that the present value of Metropolitan's future stock price ranged from $12.45 to $17.43 per share.

     The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the Metropolitan Board or of the analyses performed by Montgomery. The foregoing disclosure describes all analyses presented by Montgomery to the Metropolitan Board that were material to Montgomery's finding of fairness. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses, set forth in its presentation to the Metropolitan Board. In addition, Montgomery did not provide the Metropolitan Board with any specific weight that may have been given to its various analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Metropolitan or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Metropolitan or Washington Federal. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the consideration to be received by the holders of the Metropolitan Common Stock in the Merger and were provided to the Metropolitan Board in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Montgomery's opinion and presentation to the Metropolitan Board were among the many factors taken into consideration by the Metropolitan Board in making its determination to approve the Agreement.

     Pursuant to the Engagement Letter, Metropolitan paid Montgomery, for services in connection with rendering to the Metropolitan Board a fairness opinion with respect to the sale of Metropolitan, a retainer fee of $25,000 and $175,000 upon delivery of the fairness opinion. Additionally, Montgomery will receive $200,000 on the earlier of (i) five months from the date of the delivery of the opinion or (ii) the closing of the sale of Metropolitan. Under the terms of the Engagement Letter, the payment of Montgomery's fees was not contingent upon consummation of the Merger, or of any future merger. Metropolitan has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses, including any fees and disbursements for attorneys, appraisers and other experts retained by Montgomery in connection with the performance of Montgomery's services. Metropolitan has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. Over the past two years, Montgomery has provided investment banking services to Metropolitan for which it has been paid fees totaling $130,000.

     In the ordinary course of its business, Montgomery may trade equity securities of Washington Federal and Metropolitan for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EXCHANGE OF METROPOLITAN COMMON STOCK CERTIFICATES

     At the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Metropolitan Common Stock, upon surrender of the same to an agent, duly appointed by Washington Federal (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Washington Federal Common Stock into which the shares of Metropolitan Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted by virtue of the Merger. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Metropolitan Common Stock, and which is to be exchanged for Washington Federal Common Stock by virtue of the Merger, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Washington Federal Common Stock and cash in lieu of any fractional share interest. Upon surrender to the Exchange Agent of one or more certificates evidencing shares of Metropolitan Common Stock, together with a properly completed and executed letter of transmittal, the Exchange Agent will mail to the holder thereof after the Effective Time a certificate or certificates representing the number of full shares of Washington Federal Common Stock into which the aggregate number of shares of Metropolitan Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Agreement, plus cash in lieu of any fractional share interest. Washington Federal shall be entitled, after the Effective Time, to treat certificates representing shares of Metropolitan Common Stock as evidencing ownership of the number of full shares of Washington Federal Common Stock into which the shares of Metropolitan Common Stock represented by such certificates shall have been converted pursuant to the Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     After the Effective Time, there shall be no further transfer on the records of Metropolitan of certificates representing shares of Metropolitan Common Stock. If any such certificates are presented to Metropolitan or the transfer agent for the Metropolitan Common Stock for transfer after the Effective Time, they shall be cancelled against delivery of certificates for Washington Federal Common Stock in accordance with the Agreement.

     No dividends which have been declared on the Washington Federal Common Stock will be remitted to any person entitled to receive shares of Washington Federal Common Stock under the Agreement until such person surrenders the certificate or certificates representing Metropolitan Common Stock, at which time such dividends shall be remitted to such person, without interest.

TREATMENT OF METROPOLITAN STOCK OPTIONS

     Directors, officers and employees of Metropolitan have been granted options (the "Metropolitan Options") to purchase shares of Metropolitan Common Stock, generally pursuant to Metropolitan's Amended Stock Option and Incentive Plan and Stock Option Plan for Nonemployee Directors (collectively, the "Metropolitan Stock Option Plans"). Pursuant to the Agreement, on a mutually agreeable date prior to the Effective Time, but in no event later than immediately before the Effective Time, Metropolitan shall terminate each of the Metropolitan Stock Option Plans and terminate each Metropolitan Option that is outstanding and unexercised at the time in exchange for a payment from Metropolitan, subject to required withholding taxes and the receipt of an appropriate release, of cash in an amount equal to the difference between the exercise price of such Metropolitan Option and $18.00 for each share of Metropolitan Common Stock subject to such Metropolitan Option.

REPRESENTATIONS AND WARRANTIES

     In the Agreement each of Washington Federal and Metropolitan made customary representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Agreement; (iv) the absence of material conflicts or violations with organizational documents, applicable laws or material contracts or agreements;
(v) required regulatory approvals; (vi) the absence of a Material Adverse Effect, as defined in the Agreement, since March 31, 1996; (vii) the absence of material litigation; (viii) compliance with applicable laws; (ix) the accuracy of documents filed with the SEC and banking authorities; (x) employee benefit plans and related matters; (xi) tax returns and payment of taxes; (xii) environmental matters; (xiii) brokers' and finders' fees; and (xiv) the accuracy of information relating to it in this Prospectus/Proxy Statement.

CONDITIONS TO THE MERGER

     The Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Agreement is subject to the following conditions: (i) all corporate action (including without limitation approval by the requisite vote of the shareholders of Metropolitan) necessary to authorize the execution and delivery of the Agreement, the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger, the Bank Merger and the other transactions contemplated thereby by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto; provided, however, that no required approval or consent shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to Washington Federal that had such condition or requirement been known Washington Federal, in its reasonable judgment, would not have entered into the Agreement (this condition is referred to hereinafter as the "Regulatory Approval Condition"); (iii) none of Washington Federal or Metropolitan or their respective subsidiaries shall be subject to any statute, rule, regulation, injunction, order or decree which prohibits, restricts or makes illegal the consummation of the Merger, the Bank Merger or any of the other transactions contemplated thereby; (iv) the Registration Statement shall have become effective under the Securities Act, and Washington Federal shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue Washington Federal Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (v) the shares of Washington Federal Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and (vi) each of Washington Federal and Metropolitan shall have received an opinion of counsel to the effect that the Merger qualifies as a reorganization within the meaning of Section 368 of the Code and with respect to certain other related federal income tax considerations.

     In addition to the foregoing conditions, the obligations of Washington Federal under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of Metropolitan set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by Metropolitan; (iii) the receipt of a certificate from specified officers of Metropolitan with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) any dissenting shares of Metropolitan Common Stock under the WBCA constituting not more than 10% of the outstanding shares of Metropolitan Common Stock immediately prior to the Effective Time; (v) Metropolitan's completion of the distribution of not less than 81% of the common stock of the Mortgage Company and the related redemption of shares of Metropolitan Common Stock pursuant to the terms of the Stock Redemption Agreement; (vi) Metropolitan not having to establish provisions for loan losses or write-downs with respect to real estate owned in excess of, in the aggregate, $1.0 million; (vii) Metropolitan not incurring, in the aggregate, $15.0 million or more of realized and/or unrealized losses (net of realized and/or unrealized gains) with respect to Metropolitan's investment and mortgage-backed securities portfolios; and (viii) the receipt by Washington Federal of such certificates of Metropolitan's officers or others and such other documents to evidence fulfillment of the conditions relating to Metropolitan as Washington Federal may reasonably request. Any of the foregoing conditions may be waived by Washington Federal.

     In addition to the other conditions set forth above, Metropolitan's obligations under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of Washington Federal set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by Washington Federal;
(iii) the receipt of a certificate from specified officers of Washington Federal with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; and (iv) the receipt by Metropolitan of such certificates of Washington Federal's officers or others and such other documents to evidence fulfillment of the conditions relating to Washington Federal as Metropolitan may reasonably request. Any of the foregoing conditions may be waived by Metropolitan.

REGULATORY APPROVALS

     Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger and the Bank Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger and the Bank Merger, Washington Federal must obtain the prior consent and approval, as applicable, of the OTS.

     The Merger is subject to the prior approval of the OTS under Section 10(e) of the HOLA and regulations of the OTS thereunder and the Bank Merger is subject to the prior approval of the OTS under the Bank Merger Act provisions of the Federal Deposit Insurance Act. The OTS may deny an application by an acquiror to acquire control of a savings association if (i) the OTS finds that the financial and managerial resources and future prospects of the acquiror and the savings association would be detrimental to the savings association or the insurance risk to the FDIC or (ii) the acquiror fails or refuses to furnish information requested by the OTS. Pursuant to the applicable provisions of the HOLA, the Bank Merger Act and regulations thereunder, the OTS may not approve an acquisition of control of a savings association if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the OTS finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served; or (iii) the acquiror fails to provide adequate assurances to the OTS that the acquiror will make available to the OTS such information on the operations or activities of the acquiror and any affiliate thereof as the OTS determines to be appropriate to determine and enforce compliance with the HOLA. Consideration of the managerial resources of an acquiror or savings association shall include consideration of the competence, experience and integrity of the directors, officers and controlling shareholders of the acquiror and the savings association.

     Each of the HOLA and the Bank Merger Act provides that a transaction approved by the OTS generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the OTS otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the OTS unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

     Applications have been filed with the OTS for approval of the Merger and the Bank Merger. Although neither Washington Federal nor Metropolitan is aware of any basis for disapproving the Merger and the Bank Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to Washington Federal that had such condition or requirement been known Washington Federal, in its reasonable judgment, would not have entered into the Agreement. If any such condition or requirement is imposed, the Agreement permits the Board of Directors of Washington Federal to terminate the Agreement.

BUSINESS PENDING THE MERGER

     Pursuant to the Agreement, Metropolitan agreed that, except as contemplated by the Agreement or with the prior written consent of Washington Federal, during the period from the date of the Agreement and continuing until the Effective Time Metropolitan and its subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Pursuant to the Agreement, Metropolitan also agreed to use all reasonable efforts to (i) preserve its business organization and that of its subsidiaries intact, (ii) keep available to itself and Washington Federal the present services of the employees of Metropolitan and its subsidiaries and (iii) preserve for itself and Washington Federal the goodwill of the customers of Metropolitan and its subsidiaries and others with whom business relationships exist. In addition, under the terms of the Agreement, Metropolitan agreed not to take certain actions, nor permit its subsidiaries to take certain actions, without the prior written consent of Washington Federal, including, among other things, the following: (i) declare, set aside, make or pay any dividend or other distribution in respect of Metropolitan Common Stock; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the Stock Option Agreement or upon the exercise of Metropolitan Options; purchase any shares of Metropolitan Common Stock, other than pursuant to the terms of the Stock Redemption Agreement or, subject to the requirements of applicable laws and regulations, pursuant to an open market repurchase program to purchase up to 410,205 shares of Metropolitan Common Stock at a price of $18.00 or less per share; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (iii) amend its articles of incorporation, charter or bylaws; impose, or suffer the imposition of, any lien, charge or encumbrance on any share of stock held by Metropolitan in a subsidiary of Metropolitan, or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;
(iv) increase the rate of compensation of, pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except as may be required pursuant to binding commitments as of the date of the Agreement; (v) enter into or modify any employee benefit plan, or make any contributions to Metropolitan's defined contribution plan other than in the ordinary course of business consistent with past practice, or make any contributions to Metropolitan's Employee Stock Ownership Plan; (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Metropolitan or a subsidiary of Metropolitan or guarantee by Metropolitan or a subsidiary of Metropolitan of any such obligation, except for deposits and certain other borrowings in the ordinary course of business consistent with past practice, (y) any employment, consulting or severance contracts or agreements, or amend any such existing agreement, or (z) any contract, agreement or understanding with a labor union;
(vii) change its methods of accounting or tax reporting, except as may be required by changes in generally accepted accounting principles or applicable law; (viii) purchase or otherwise acquire or, other than pursuant to the Stock Redemption Agreement, sell or otherwise dispose of any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies; (ix) make any capital expenditures in excess of $5,000, other than pursuant to binding commitments existing on the date of the Agreement and other than expenditures necessary to maintain existing assets in good repair; (x) originate, purchase or otherwise acquire, or extend, renew, modify or otherwise alter any commercial real estate loan or any multi-family residential loan, except pursuant to binding commitments existing on the date of the Agreement or following Metropolitan's provision of not less than two business days' written notice to Washington Federal; (xi) file any applications or make any contract with respect to branching or site location or relocation;
(xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (xiii) other than forward commitments to sell loans and hedging activities entered into in the ordinary course of the Mortgage Company's business and consistent with past practice, enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging interest rate risk; (xiv) engage in any transaction with an "affiliate," as defined in OTS regulations, other than pursuant to the Stock Redemption Agreement; (xv) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business; (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights; (xvii) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of Metropolitan to exercise its rights under the Stock Option Agreement; (xviii) take any action that would result in any of the representations and warranties of Metropolitan contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (xix) agree to do any of the foregoing.

     Pursuant to the Agreement, Washington Federal agreed that during the period from the date of the Agreement to the Effective Time it shall continue to conduct its business in a manner designed in its reasonable judgment to enhance the long-term value of the Washington Federal Common Stock and the business prospects of Washington Federal. In addition, under the terms of the Agreement, Washington Federal agreed not to take the following actions, nor permit Washington Savings to take the following actions, without the prior written consent of Metropolitan: (i) amend its restated articles of incorporation, charter or bylaws in a manner which would adversely affect the terms of the Washington Federal Common Stock or the ability of Washington Federal to consummate the transactions contemplated by the Agreement; (ii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of Washington Federal to consummate the transactions contemplated by the Agreement in a reasonably timely manner; (iii) declare, set aside, make or pay any dividend or other distribution in respect of Washington Federal Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors of Washington Federal in the ordinary course of business and consistent with past practice; (iv) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of Washington Federal to exercise its rights under the Stock Option Agreement; (v) take any action that would result in any of the representations and warranties of Washington Federal contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (vi) agree to do any of the foregoing.

     Pursuant to the Agreement, Washington Federal and Metropolitan also agreed to provide the other party and its representatives with such financial data and other information with respect to its and its subsidiaries' business and properties as such party shall from time to time reasonably request. Each party will cause all nonpublic financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will return to the other all nonpublic financial statements, documents and other materials previously furnished by such party.

NO SOLICITATION

     Pursuant to the Agreement, Metropolitan agreed not to, and to cause its subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, Metropolitan or any of its subsidiaries, other than as contemplated by the Agreement; provided, however, that the Metropolitan Board may furnish such information or participate in such negotiations or discussions if the Metropolitan Board, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of the Metropolitan Board to breach their fiduciary duties under applicable law. Metropolitan shall promptly inform Washington Federal of any such request for information or of any such negotiations or discussions, as well to instruct its and its subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by the above-described restrictions.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

     The Effective Time of the Merger shall be the date and time of the filing of articles of merger with the Secretary of State of Washington pursuant to the WBCA, unless a later date and time are specified as the effective time in such articles of merger. The Effective Time shall be as set forth in such articles of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger, approval of the Agreement by the requisite vote of the shareholders of Metropolitan and the satisfaction or waiver of all other conditions to the Merger set forth in the Agreement.

     A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

     The Agreement may be terminated as follows: (i) at any time on or prior to the Effective Time by the mutual consent in writing of the parties; (ii) at any time on or prior to the Effective Time by either party in the event of a material breach by the other party of any material covenant or agreement or representation and warranty, in any case which would have a material adverse effect, as defined in the Agreement, and which has not been cured within the time period specified in the Agreement; (iii) at any time by any party in writing if any application for any required federal or state regulatory approval has been denied or is approved with any condition or requirement which would prevent satisfaction of the Regulatory Approval Condition, and the time period for appeals and requests for reconsideration has run; (iv) at any time by any party in writing if the shareholders of Metropolitan fail to approve the Agreement at a meeting duly called for the purpose, unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth in the Agreement; (v) by any party in writing in the event that the Merger is not consummated by July 11, 1997, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under the Agreement resulted in the failure of the Merger to be consummated by such date; and (vi) by Metropolitan at any time during the three-day period following the Pricing Period if the Average Washington Federal Price is less than $17.00, subject, however, to the following three sentences. If Metropolitan elects to exercise its termination right pursuant to clause (vi) above, it shall give written notice to Washington Federal (which may be withdrawn by it at any time during the aforementioned three-day period). During the three-day period commencing with its receipt of such notice, Washington Federal shall have the option to increase the consideration to be received by the holders of Metropolitan Common Stock under the Agreement by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (x) $17.00 by (y) the Average Washington Federal Price. If Washington Federal so elects within such three-day period, it shall give prompt written notice to Metropolitan of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to clause (vi) above and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     Metropolitan may elect not to terminate the Agreement even if the Average Washington Federal Price is below $17.00 per share. In determining whether to elect to terminate the Agreement in these circumstances, the Metropolitan Board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, the market for bank and thrift stocks in general, the relative value of the Washington Federal Common Stock in the market and the advice of its financial advisors and legal counsel. By approving the Agreement, the Metropolitan shareholders would be permitting the Metropolitan Board to determine, in the exercise of its fiduciary duties, to proceed with the Merger even if the Average Washington Federal Price of the Washington Federal Common Stock during the Pricing Period is less than $17.00 per share.

     In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

     To the extent permitted under applicable law, the Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of Metropolitan, provided that after any such approval the Agreement may not be amended or supplemented in a manner which modifies either the amount or form of the consideration to be received by Metropolitan's shareholders or otherwise materially adversely affects Metropolitan's shareholders without further approval by such shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of Metropolitan may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The Metropolitan Board was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     SEVERANCE ARRANGEMENTS. Pursuant to the Agreement, Washington Federal has agreed to make a severance payment to each employee of Metropolitan and its subsidiaries (other than an employee of Metropolitan or its subsidiaries who was otherwise contractually entitled to receive severance payments from Metropolitan or its subsidiaries) who (i) becomes an employee of Washington Federal and/or Washington Federal's subsidiaries and whose employment is terminated on or following the Effective Time, provided that the employee does not leave the employ of Washington Federal and/or Washington Federal's subsidiaries prior to the termination date due to (A) the employee's voluntary resignation or retirement or (B) the employee's termination for cause, as defined in the Agreement, or (ii) is offered continued employment by Washington Federal and/or Washington Federal's subsidiaries following the Effective Time either (A) at a compensation level which is less than the employee's compensation at Metropolitan or its subsidiaries immediately prior thereto or (B) in connection with the relocation of such employee more than 30 miles from the location of such employee's principal office immediately prior thereto and, in either case, who does not accept such offer and voluntarily resigns his employment. Any such employee shall be entitled to receive a lump sum severance payment equal to two weeks base salary as in effect immediately prior to the time of such termination for each year of service with Metropolitan and its subsidiaries, with a minimum severance payment equal to four weeks base salary and up to a maximum severance payment equal to 40 weeks base salary.

     INDEMNIFICATION. Pursuant to the Agreement, Washington Federal agreed, from and after the Effective Time through the sixth anniversary of the Effective Time, to indemnify and hold harmless each present and former director, officer and employee of Metropolitan or a Metropolitan subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation and Bylaws of Metropolitan or in similar organizational documents of a Metropolitan subsidiary, in each case as in effect on the date of the Agreement, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, Washington Federal also agreed that all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation and Bylaws of Metropolitan or in similar organizational documents of a Metropolitan subsidiary, in each case as in effect on the date of the Agreement, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     OTHER MATTERS. One of the conditions to Washington Federal's obligation to consummate the Merger is the distribution of at least 81% of the common stock of the Mortgage Company, a subsidiary of Metropolitan, to John H. Fairchild, the Chief Executive Officer of the Mortgage Company, and Sheryl J. Nilson, the Chief Operating Officer of the Mortgage Company, and the related redemption by Metropolitan of shares of Metropolitan Common Stock held by Mr. Fairchild and Ms. Nilson. Pursuant to the terms of the Stock Redemption Agreement among Metropolitan, Metropolitan Savings, Mr. Fairchild and Ms. Nilson, on or before the last date for consummating the Merger, Metropolitan will redeem 362,637 shares and 90,659 shares of Metropolitan Common Stock owned by Mr. Fairchild and Ms. Nilson, respectively, in exchange for (i) the transfer by Metropolitan of 46.5172% and 34.4828% of the outstanding shares of the Mortgage Company to Mr. Fairchild and Ms. Nilson, respectively; and (ii) the issuance by Metropolitan to Mr. Fairchild and Ms. Nilson of promissory notes in the principal amount of $4,145,978 and $373,807, respectively, subject to certain adjustments. Prior to the closing of the transactions contemplated by the Stock Redemption Agreement, Metropolitan will transfer certain intangible assets relating to the Mortgage Company to the Mortgage Company.

     Mr. Fairchild is a director of Metropolitan. He abstained from the votes of the Metropolitan Board approving the Merger and the transaction contemplated by the Stock Redemption Agreement because of his conflict of interest with respect to the transactions.

     In addition, although not required pursuant to the Agreement, it is currently contemplated that Patrick F. Patrick, the President and Chief Executive Officer of Metropolitan, will become an Executive Vice President of Washington Federal.

     Other than as set forth above, no director or executive officer of Metropolitan has any direct or indirect material interest in the Merger, except insofar as ownership of Metropolitan Common Stock and options to acquire Metropolitan Common Stock might be deemed such an interest.

CERTAIN EMPLOYEE MATTERS

     The Agreement provides that as soon as administratively practicable after the Effective Time, Washington Federal shall take all reasonable action so that employees of Metropolitan and its subsidiaries shall be entitled to participate in Washington Federal's employee benefit plans of general applicability, and until such time Metropolitan's employee benefit plans shall remain in effect, provided that no employee of Metropolitan or a Metropolitan subsidiary who becomes an employee of Washington Federal and subject to Washington Federal's medical insurance plans shall be excluded coverage thereunder on the basis of a preexisting condition that was not also excluded under Metropolitan's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under Metropolitan's medical insurance plans, in which case the Agreement does not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under Washington Federal's employee benefit plans, Washington Federal shall recognize years of service with Metropolitan and a Metropolitan subsidiary prior to the Effective Time.

     All employees of Metropolitan or a Metropolitan subsidiary as of the Effective Time shall become employees of Washington Federal or a Washington Federal subsidiary as of the Effective Time, provided that Washington Federal or a Washington Federal subsidiary shall have no obligation to continue the employment of any such person and nothing contained in the Agreement shall give any employee of Metropolitan or a Metropolitan subsidiary a right to continuing employment with Washington Federal or a Washington Federal subsidiary after the Effective Time.

RESALE OF WASHINGTON FEDERAL COMMON STOCK

     The Washington Federal Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any Metropolitan shareholder who may be deemed to be an affiliate of Washington Federal for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of Metropolitan for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) Washington Federal or Metropolitan at the time of the Special Meeting or (ii) Washington Federal at or after the Effective Time.

     Rules 144 and 145 will restrict the sale of Washington Federal Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, those persons who are Affiliates of Metropolitan at the time of the Special Meeting, provided they are not Affiliates of Washington Federal at or following the Effective Time, may publicly resell any Washington Federal Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of Washington Federal Common Stock sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Washington Federal as required by Rule 144. Persons who are Affiliates of Washington Federal after the Effective Time may publicly resell the Washington Federal Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of Affiliates to resell shares of Washington Federal Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Washington Federal's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Washington Federal Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Proxy Statement does not cover any resales of Washington Federal Common Stock received by persons who may be deemed to be Affiliates of Washington Federal or Metropolitan in the Merger.

     Washington Federal has received from each person who may be deemed to be an Affiliate (for purposes of Rule 145) of Metropolitan a letter agreement intended to ensure compliance with the foregoing provisions of the Securities Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION GENERALLY DESCRIBES THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF METROPOLITAN COMMON STOCK AS A RESULT OF THE MERGER. THE DISCUSSION IS INTENDED AS A GENERAL SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS AND IS NOT INTENDED AS A SUBSTITUTE FOR PROFESSIONAL TAX ADVICE THAT TAKES INTO ACCOUNT THE PARTICULAR CIRCUMSTANCES RELEVANT TO A SPECIFIC HOLDER. IN ADDITION, HOLDERS SHOULD NOTE THAT THE FOLLOWING DISCUSSION DOES NOT ADDRESS STATE OR LOCAL TAX CONSIDERATIONS OR TAXATION UNDER THE LAWS OF JURISDICTIONS OTHER THAN THOSE OF THE UNITED STATES.

     THE SUMMARY IS BASED ON THE CODE, ADMINISTRATIVE PRONOUNCEMENTS, JUDICIAL DECISIONS AND EXISTING AND PROPOSED U.S. TREASURY REGULATIONS, CHANGES TO ANY OF WHICH SUBSEQUENT TO THE DATE HEREOF MAY AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN. THE SUMMARY DISCUSSES ONLY SHARES THAT ARE HELD AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE CODE. IT DOES NOT DISCUSS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A HOLDER OF STOCK OR STOCK OPTIONS IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES, OR TO HOLDERS SUBJECT TO SPECIAL RULES, SUCH AS CERTAIN FINANCIAL INSTITUTIONS, INSURANCE COMPANIES, TAX-EXEMPT INVESTORS AND DEALERS IN SECURITIES; NOR DOES IT DISCUSS THE TAX CONSEQUENCES TO A HOLDER THAT, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, IS A NON-RESIDENT ALIEN INDIVIDUAL, A FOREIGN CORPORATION, A FOREIGN PARTNERSHIP OR A FOREIGN ESTATE OR TRUST. HOLDERS SHOULD CONSULT THEIR OWN PROFESSIONAL TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS.

     Elias, Matz, Tiernan & Herrick L.L.P. has rendered an opinion to Washington Federal and Metropolitan, as set forth below. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is not binding upon the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed in the opinion. The opinion states that Elias, Matz, Tiernan & Herrick L.L.P. are of opinion, as of the date thereof and under existing law, for United States federal income tax purposes, as follows:

     1. The Merger and the Bank Merger each will constitute a reorganization within the meaning of Section 368 of the Code and, accordingly, none of Washington Federal, Washington Savings, Metropolitan Savings or Metropolitan will recognize any gain or loss as a result of the Merger or the Bank Merger.

     2. Except to the extent of cash received in lieu of fractional shares, as described below, no gain or loss will be recognized by the stockholders of Metropolitan who in the Merger receive shares of Washington Federal Common Stock in exchange for their shares of Metropolitan Common Stock.

     3. Cash received in lieu of a fractional share interest in Washington Federal Common Stock will be treated as if the fractional share interest had been distributed in exchange for shares of Washington Federal Common Stock and then the fractional share had been redeemed by Washington Federal. The cash will be treated as a distribution in full payment in exchange for the fractional share interest, provided the redemption is not essentially equivalent to a dividend, and will accordingly result in the recognition of gain, if any, measured by the difference between the portion of the basis of the shares of Metropolitan Common Stock allocable to such fractional share and the cash received in full payment therefor. If such shares of Metropolitan Common Stock are capital assets in the hands of the Metropolitan shareholder, then such gain will be capital gain.

     4. The aggregate basis of the Washington Federal Common Stock received by a Metropolitan shareholder in the Merger will be the same as the aggregate basis of the Metropolitan Common Stock surrendered in exchange therefor.

     5. The holding period for each share of Washington Federal Common Stock received by a Metropolitan shareholder in exchange for Metropolitan Common Stock will include the period for which such shareholder held such Metropolitan Common Stock, so long as the shareholder's Metropolitan Common Stock is held as a capital asset at the Effective Time.

     6. A Metropolitan shareholder who validly exercises dissenters' rights as to all such holder's shares of Metropolitan Common Stock and who is not deemed to be an owner of any shares of Metropolitan Common Stock held by others will recognize gain or loss measured by the difference between the basis of such shareholder's dissenting shares and the cash received in exchange therefor.
Such gain or loss will be capital gain or loss, provided that the holder's dissenting shares are held as a capital asset at the Effective Time.

     These opinions are based upon certain customary representations made by Metropolitan and Washington Federal and upon certain factual assumptions. If any of these representations or assumptions is not correct, then each holder of Metropolitan Common Stock may be required to recognize gain or loss with respect to each share of Metropolitan Common Stock surrendered in the Merger, equal to the difference between (i) such shareholder's basis in the share and (ii) the fair market value of the Washington Federal Common Stock received in exchange for the share plus the cash received in lieu of any fractional share interest. In such event, the shareholder's aggregate basis in the shares of Washington Federal Common Stock received in the exchange would equal the fair market value of such shares, and the shareholder's holding period for such shares of Washington Federal Common Stock would not include the period during which the shareholder had held the Metropolitan shares exchanged therefor. In addition, Metropolitan would recognize taxable gain in an amount equal to the difference between the fair market value of its assets and its tax basis in such assets.

ACCOUNTING TREATMENT OF THE MERGER

     It is expected that the Merger will be accounted for as a purchase under generally accepted accounting principles. Under the purchase method of accounting, the acquired assets and liabilities as of the effective date of the acquisition are recorded at their respective fair market values and added to those of Washington Federal. Financial statements of Washington Federal issued after consummation of the transaction shall reflect such values. Financial statements of Washington Federal issued before consummation of a transaction recorded under the purchase method are not restated retroactively to reflect the historical financial position or results of operations of the acquired assets and liabilities. The unaudited pro forma financial information contained in this Prospectus/Proxy Statement has been prepared using the purchase method to account for the Merger. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Information."

EXPENSES OF THE MERGER

     The Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement and the registration fee to be paid to the SEC in connection therewith shall be shared equally between Washington Federal and Metropolitan.

STOCK OPTION AGREEMENT

     As an inducement and a condition to Washington Federal's entering into the Agreement, Washington Federal and Metropolitan also entered into the Stock Option Agreement, pursuant to which Metropolitan, as issuer, granted Washington Federal, as grantee, the Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of Washington Federal and Metropolitan), to purchase up to 657,000 shares of Metropolitan Common Stock, which currently represents 17.7% of the outstanding shares of Metropolitan Common Stock, at a price of $13.50 per share, subject to adjustment in certain circumstances and termination within certain periods.

     Provided that the holder of the Option (which is initially Washington Federal) is not in material breach of the Agreement or the Stock Option Agreement and there is no applicable injunction or order in effect, the holder of the Option may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined in the Stock Option Agreement), provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) termination of the Agreement in accordance with its terms prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined in the Stock Option Agreement), other than a termination of the Agreement by Washington Federal as a result of Metropolitan having breached a material covenant or obligation in the Agreement (a "Default Termination"); (iii) 12 months after termination of the Agreement by Washington Federal pursuant to a Default Termination, and (iv) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event. The purchase of any shares of Metropolitan Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the HOLA.

     The Stock Option Agreement defines a "Purchase Event" to mean any of the following events:

          (i) without Washington Federal's prior written consent, Metropolitan shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Washington Federal or any subsidiary of Washington Federal) to effect (A) a merger, consolidation or similar transaction involving Metropolitan or any of its subsidiaries,
     (B) other than pursuant to the Stock Redemption Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of Metropolitan or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Metropolitan and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Metropolitan or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Washington Federal or any subsidiary of Washington Federal) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Metropolitan Common Stock.

     The Stock Option Agreement defines a "Preliminary Purchase Event" to include any of the following events:

          (i) any person (other than Washington Federal or any subsidiary of Washington Federal) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Metropolitan Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Metropolitan Common Stock (such an offer being referred to as a "Tender Offer" and an "Exchange Offer," respectively); or

          (ii) (A) the holders of Metropolitan Common Stock shall not have approved the Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement, or
     (C) the Metropolitan Board shall have withdrawn or modified in a manner adverse to Washington Federal the recommendation of the Metropolitan Board with respect to the Agreement, in each case after it shall have been publicly announced that any person (other than Washington Federal or any subsidiary of Washington Federal) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under certain banking laws for approval to engage in an Acquisition Transaction; or

          (iii) Metropolitan shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Washington Federal to terminate the Agreement in accordance with its terms (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Agreement), after (x) a bona fide proposal is made by any person (other than Washington Federal or any subsidiary of Washington Federal) to Metropolitan or its shareholders to engage in an Acquisition Transaction, (y) any person (other than Washington Federal or any subsidiary of Washington Federal) states its intention to Metropolitan or its shareholders to make a proposal to engage in an Acquisition Transaction if the Agreement terminates, or (z) any person (other than Washington Federal or any subsidiary of Washington Federal) shall have filed an application or notice with an applicable governmental authority to engage in an Acquisition Transaction.

     As used in the Stock Option Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     The Stock Option Agreement provides that, subject to limitations set forth therein, the holder of the Option may demand that Metropolitan promptly prepare, file and keep current a registration statement under the Securities Act covering the shares of Metropolitan Common Stock subject to the Option ("Option Shares") and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by such holder.

     The Stock Option Agreement provides for adjustment in the number of Option Shares to reflect any change in Metropolitan Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, exchange of shares or similar transaction. The Stock Option Agreement also provides that upon the occurrence of certain events set forth therein the Option must be converted into, or exchanged for, an option, at the election of the holder of the Option, covering the stock of another corporation or Metropolitan (the "Substitute Option"). The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula set forth in the Stock Option Agreement.

     At the request of a holder of the Option at any time beginning on the first occurrence of certain events, including, among others, the acquisition by a third party of beneficial ownership of 50% or more of the outstanding Metropolitan Common Stock, and ending 12 months thereafter, Metropolitan will repurchase from the holder of the Option (i) the Option and (ii) all shares of Metropolitan Common Stock purchased by the holder of the Option pursuant to the Stock Option Agreement with respect to which such holder then has beneficial ownership. The manner for determining the repurchase price of the Option and such shares of Metropolitan Common Stock is set forth in the Stock Option Agreement.

     The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger.

     A Copy of the Stock Option Agreement is included as Annex II to this Prospectus/Proxy Statement and reference is made thereto for the complete terms thereof.

STOCKHOLDER AGREEMENT

     In conjunction with the Agreement, Washington Federal also entered into a Stockholder Agreement, dated as of July 11, 1996, with certain of the directors and senior executive officers of Metropolitan and Metropolitan Savings.
Pursuant to the Stockholder Agreement, a copy of which is included as Annex III hereto, each of such persons, solely in his or her capacity as a shareholder of Metropolitan, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of Metropolitan Common Stock (which amount to ____% of the shares of such stock outstanding as of the Record Date) prior to the meeting of shareholders of Metropolitan at which the Agreement is considered and to vote such shares of Metropolitan Common Stock in favor of the Agreement. See "Certain Beneficial Owners of Metropolitan Common Stock."

DISSENTERS' RIGHTS

     Shareholders of record of Metropolitan as of the Record Date have the statutory right to dissent from the Merger and, if the Merger is consummated, to receive compensation equal to the fair value of their shares in accordance with Chapter 23B.13 of the WBCA. The text of Chapter 23B.13 of the WBCA is set forth in full in Annex V attached hereto, which all Metropolitan shareholders are urged to read in its entirety.

     A shareholder electing to exercise his or her statutory appraisal rights (a "Dissenting Shareholder") must: (i) deliver to Metropolitan before the shareholder vote on the Agreement a written notice of the Dissenting Shareholder's intent to demand payment for his or her shares through the exercise of his or her statutory appraisal rights; and (ii) not vote such shares in favor of approval of the Agreement. Failure to vote will not constitute a waiver of appraisal rights. Neither a vote against the proposed Merger nor a proxy directing such vote will, by itself, satisfy the requirement that a written notice be delivered to Metropolitan. Written notices of a Dissenting Shareholder's intent to assert dissenters' rights must be delivered to Metropolitan before the vote at the Special Meeting, at Metropolitan Bancorp, 1520 4th Avenue, Seattle, Washington 98101-1648, Attention: Edwin C. Hedlund, Secretary. Within ten days after the Effective Time, Washington Federal, as Metropolitan's successor, will give notice to each shareholder who has complied with conditions (i) and (ii) above that the Merger was effective as of the Effective Time and (A) state where the payment demand must be sent and where and when certificates must be deposited; (B) supply a form for demanding payment that includes the date of the first public announcement of the Merger (i.e., July 12, 1996) and requires that the Dissenting Shareholder certify whether or not the person acquired beneficial ownership of the shares before that date; (C) set a date by which Washington Federal must receive the payment demand, which date may not be fewer than 30 or more than 60 days after the date the notice is delivered; and (D) be accompanied by a copy of Chapter 23B.13 of the WBCA. Shareholders who fail to comply with the procedures set forth in the notice and more fully described in Annex V will lose their ability to assert dissenters' rights and will receive shares of Washington Federal Common Stock in exchange for each share of Metropolitan Common Stock held by such shareholders in accordance with the terms of the Agreement.

     Except as described below, Washington Federal will be required to make payment of the fair value of the shares owned by each Dissenting Shareholder within 30 days after the later of the Effective Time of the Merger or the date the demand for payment has been made. Such payment must be accompanied by (i) certain recent financial statements with respect to Washington Federal; (ii) an explanation of how Washington Federal estimated the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the Dissenting Shareholder's right to notify Washington Federal of his or her own estimate of the fair value of the Dissenting Shareholder's shares and demand payment of such amount; and (v) a copy of Chapter 23B.13 of the WBCA.

     Washington Federal may elect to withhold any required payment from a Dissenting Shareholder unless the Dissenting Shareholder was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first public announcement of the Merger (i.e., July 12, 1996). A Dissenting Shareholder may notify Washington Federal in writing of his or her own estimate of the fair value of the Dissenting Shareholder's shares and demand payment of the Dissenting Shareholder's estimate under certain conditions set forth in Chapter 23B.13 of the WBCA. A Dissenting Shareholder waives the right to submit his or her own estimate unless the Dissenting Shareholder notifies Washington Federal within 30 days of Washington Federal's offer of payment for such Dissenting Shareholder's shares. If Washington Federal and any such Dissenting Shareholder fail to agree as to the value of such shares of Metropolitan Common Stock, Washington Federal may, within 60 days after the receipt of the payment demand, petition the Superior Court of King County, Washington for determination of the fair value of the shares held by all Dissenting Shareholders who have not reached agreement with Washington Federal as to the value of their shares of Metropolitan Common Stock.

     Under such circumstances, the King County Superior Court will appraise the shares and determine their fair value which may be greater or less than the consideration offered to the shareholders of Metropolitan under the Agreement. The court will direct payment by Washington Federal of the fair value of the shares held by the Dissenting Shareholders, together with accrued interest, if any. The costs of the proceeding would be determined by the court and assessed against Washington Federal, except that the court may assess costs, in an amount the court finds equitable, against the Dissenting Shareholders if the court finds that the Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment under RCW 23B.13.280 of the WBCA.

     The above summary of Chapter 23B.13 of the WBCA does not purport to be complete and is qualified in its entirety by reference to such provisions in Annex V hereto, which should be reviewed carefully by any holder of Metropolitan Common Stock who wishes to exercises statutory appraisal rights with respect thereto or who wishes to preserve the right to do so. Failure to comply with the procedures set forth in Chapter 23B.13 of the WBCA may result in the loss of appraisal rights.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated statement of financial condition presents the combined statements of financial condition of Washington Federal and Metropolitan, assuming the Merger was consummated as of June 30, 1996, and the following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of Washington Federal and Metropolitan assuming the Merger was consummated as of the beginning of the indicated periods. The Merger will be accounted for under the purchase method of accounting. For a description of the purchase method of accounting, see "The Merger - Accounting Treatment of the Merger." Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.

     The pro forma information presented is not necessarily indicative of the combined financial position that would have resulted had the Merger been consummated at June 30, 1996 or the combined results of operations that would have resulted had the Merger been consummated at the beginning of the indicated periods, nor is the pro forma information necessarily indicative of the future financial position or results of operations of the combined entities. Metropolitan's consolidated financial statements have been restated to reflect the sale of the Mortgage Company as if the transaction had occurred at the beginning of the indicated periods. Consummation of the sale of 81% of the Mortgage Company by Metropolitan is a condition precedent to the Merger.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of Washington Federal and Metropolitan, including the related notes, incorporated by reference herein and the selected consolidated and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference."

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION
                       WASHINGTON FEDERAL AND METROPOLITAN
                                  JUNE 30, 1996
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              Sale of
                              Washington                      Mortgage     Restated       Pro Forma       Pro Forma
                                Federal    Metropolitan       Company    Metropolitan    Adjustments      Combined
                              ----------   ------------       --------   ------------    -----------      ---------

ASSETS
 Cash                         $   22,099     $   10,939     $      (40)(1) $   10,899    $    (1,463)(d) $   31,535
 Available-for-sale
  securities                     524,725        199,715            546(1)     200,261             --        724,986
 Held-to-maturity securities     669,339        165,517                       165,517             --        834,856
 Loans receivable              3,627,022        339,283         11,372(1)     350,655             --      3,977,677
 Loans held for sale                  --          2,417           (646)(1)      1,771             --          1,771
 Investor receivables                 --         12,423        (12,423)(1)         --             --             --
 Interest receivable              34,355          4,798             65(1)       4,863             --         39,218
 Real estate held for sale        33,924            310             --            310             --         34,234
 FHLB stock                       54,312         13,051             --         13,051             --         67,363
 Premises and equipment, net      40,887          4,454           (479)(1)      3,975             --         44,862
 Costs in excess of net
  assets acquired                 28,344          4,764         (4,764)(1)         --         12,701(a)      44,045
                                                                                               3,000(b)
 Other assets                      5,581          3,343           (134)(1)      3,209             --          8,790
                              ----------     ----------     ----------     ----------     ----------     ----------
  Total assets                $5,040,588     $  761,014      $  (6,503)    $  754,511     $   14,238     $5,809,337
                              ----------     ----------     ----------     ----------     ----------     ----------
                              ----------     ----------     ----------     ----------     ----------     ----------


LIABILITIES AND STOCKHOLDERS'
EQUITY
 Customer accounts            $2,498,347     $  424,031     $     (183)(1) $  423,848     $       --     $2,922,195
 FHLB advances                 1,063,500        193,000             --        193,000             --      1,256,500
 Subordinated debt                    --         22,113             --         22,113             --         22,113
 Other borrowings                809,834         65,591          4,520(2)      70,111             --        879,945
 Federal and state
  income taxes                    35,680            591         (1,399)(1)       (808)            --         34,872
 Accrued expenses and
  other liabilities               35,732          4,522             --          4,522          3,000(b)      43,254
                              ----------     ----------     ----------     ----------     ----------     ----------
  Total liabilities            4,443,093        709,848          2,938        712,786          3,000      5,158,879
                              ----------     ----------     ----------     ----------     ----------     ----------
 Stockholders' equity:
  Common Stock                    43,984             41             --             41            (41)(a)     46,742
                                                                                               2,758(a)
 Additional paid-in capital      405,181         34,884             --         34,884        (34,884)(a)    461,038
                                                                                              55,857(a)
 Retained earnings               178,626         25,970         (2,572)(1)     23,398        (21,935)       178,626
                                                                                              (1,463)(d)
 Valuation reserve for
  available-for-sale securities    4,000         (5,652)            --         (5,652)            --         (1,652)
 Treasury stock                  (34,296)        (4,077)        (2,349)(1)    (10,946)            --        (34,296)
                                                                (4,520)(2)
                                                                                              10,946(a)
                              ----------     ----------     ----------     ----------     ----------     ----------
  Total stockholders' equity     597,495         51,166         (9,441)        41,725         11,238        650,458
                              ----------     ----------     ----------     ----------     ----------     ----------
  Total liabilities and
   stockholders' equity       $5,040,588     $  761,014     $   (6,503)    $  754,511     $   14,238     $5,809,337
                              ----------     ----------     ----------     ----------     ----------     ----------
                              ----------     ----------     ----------     ----------     ----------     ----------

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                       WASHINGTON FEDERAL AND METROPOLITAN
                         NINE MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                              Sale of
                                             Washington                      Mortgage      Restated      Pro Forma       Pro Forma
                                               Federal    Metropolitan        Company   Metropolitan    Adjustments      Combined
                                             ----------   ------------     ----------   ------------    -----------     ----------
INTEREST INCOME
Loans                                        $  224,676     $   22,925     $     (379)(4) $   22,546     $              $  247,222
Mortgage-backed securities                       57,464         17,551             --         17,551             --         75,015
Investment securities                            17,776          1,227             --          1,227             --         19,003
                                             ----------     ----------     ----------     ----------     ----------     ----------
  Total interest income                         299,916         41,703           (379)        41,324                       341,240
INTEREST EXPENSE
Customer accounts                                98,979         16,242                        16,242             --        115,221
FHLB advances and other borrowings               72,395         12,582           (245)(4)     12,337                        84,732
                                             ----------     ----------     ----------     ----------     ----------     ----------
  Total interest expense                        171,374         28,824           (245)        28,579                       199,953
                                             ----------     ----------     ----------     ----------     ----------     ----------
Net interest income                             128,542         12,879           (134)        12,745                       141,287
Provision for loan losses                         2,060            279             --            279             --          2,339
                                             ----------     ----------     ----------     ----------     ----------     ----------
Net interest income after provision for
 loan losses                                    126,482         12,600           (134)        12,466                       138,948
                                             ----------     ----------     ----------     ----------     ----------     ----------

OTHER INCOME
Gains on sale of securities                       1,444             --             --             --             --          1,444
Other                                             3,373          5,573         (3,866)(4)      1,707                         5,080
                                             ----------     ----------     ----------     ----------     ----------     ----------
  Total other income                              4,817          5,573         (3,866)         1,707                         6,524
OTHER EXPENSE
Compensation and fringe benefits                 14,985          4,782         (1,962)(4)      2,820         (1,000)(e)     16,805
Federal insurance premiums                        4,144            622             --            622                         4,766
Occupancy expense                                 2,458          1,813           (587)         1,226           (500)(e)      3,184
Other                                             6,423          3,516           (275)(3)      2,142            785(c)       8,850
                                                                               (1,099)(4)                      (500)(e)
                                             ----------     ----------     ----------     ----------     ----------     ----------
  Total other expense                            28,010         10,733         (3,923)         6,810         (1,215)        33,605
Gains on real estate owned, net                      46             --             --             --             --             46
                                             ----------     ----------     ----------     ----------     ----------     ----------
Income before income taxes                      103,335          7,440            (77)         7,363          1,215        111,913
Income taxes                                     37,802          2,491            (27)         2,464            700         40,966
                                             ----------     ----------     ----------     ----------     ----------     ----------
Income before extraordinary item                 65,533          4,949            (50)         4,899            515         70,947
Extraordinary loss on early
 extinguishment of debt                              --           (413)            --           (413)            --           (413)
                                             ----------     ----------     ----------     ----------     ----------     ----------
NET INCOME                                   $   65,533     $    4,536     $      (50)    $    4,486       $    515     $   70,534
                                             ----------     ----------     ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------     ----------     ----------
Net income per share                         $     1.53     $     1.22     $      .02     $     1.38       $    .01     $     1.54
                                             ----------     ----------     ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------     ----------     ----------
Weighted average number of shares
 outstanding, including dilutive
 stock options                               42,941,851      3,714,749             --      3,261,452             --     45,704,072

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                       WASHINGTON FEDERAL AND METROPOLITAN
                          YEAR ENDED SEPTEMBER 30, 1995
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                            Sale of
                                           Washington                      Mortgage      Restated      Pro Forma       Pro Forma
                                             Federal    Metropolitan        Company   Metropolitan    Adjustments      Combined
                                           ----------   ------------     ----------   ------------    -----------     ----------

INTEREST INCOME
Loans                                      $  238,086     $   28,654     $      209(5)  $   28,863     $       --     $  266,949
Mortgage-backed securities                     84,125         20,716             --         20,716             --        104,841
Investment securities                          21,555          1,170             --          1,170             --         22,725
                                           ----------     ----------     ----------     ----------     ----------     ----------
  Total interest income                       343,766         50,540            209         50,749             --        394,515
INTEREST EXPENSE
Customer accounts                             115,348         20,933                        20,933             --        136,281
FHLB advances and other borrowings             72,905         14,201            144(5)      14,345             --         87,250
                                           ----------     ----------     ----------     ----------     ----------     ----------
  Total interest expense                      188,253         35,134            144         35,278             --        223,531
                                           ----------     ----------     ----------     ----------     ----------     ----------
Net interest income                           155,513         15,406             65         15,471             --        170,984
Provision for loan losses                       6,245            525             --            525             --          6,770
                                           ----------     ----------     ----------     ----------     ----------     ----------
Net interest income after provision
  for loan losses                             149,268         14,881             65         14,946             --        164,214

OTHER INCOME
Gains on sale of securities                     4,518             --             --             --             --          4,518
Other                                           5,186          6,148         (4,734)(5)      1,414             --          6,600
                                           ----------     ----------     ----------     ----------     ----------     ----------
  Total other income                            9,704          6,148         (4,734)         1,414             --         11,118
OTHER EXPENSE
Compensation and fringe benefits               18,627          6,845         (3,401)(5)      3,444         (1,333)(e)     20,738
Federal insurance premiums                      5,013            865             --            865             --          5,878
Occupancy expense                               2,959          3,395         (1,136)(5)      2,259           (667)(e)      4,551
Other                                           9,482          4,941           (367)(3)      2,188           (667)(e)     12,050
                                                                             (2,386)(5)                     1,047(c)
                                           ----------     ----------     ----------     ----------     ----------     ----------
  Total other expense                          36,081         16,046         (7,290)         8,756         (1,620)        43,217
Gains on real estate owned, net                   198             --             --             --             --            198
                                           ----------     ----------     ----------     ----------     ----------     ----------
Income before income taxes                    123,089          4,983          2,621          7,604          1,620        132,313
Income taxes                                   44,746          1,593            890(5)       2,483            933(e)      48,162(e)
                                           ----------     ----------     ----------     ----------     ----------     ----------
NET INCOME                                 $   78,343     $    3,390     $    1,731     $    5,121     $      687     $   84,151
                                           ----------     ----------     ----------     ----------     ----------     ----------
                                           ----------     ----------     ----------     ----------     ----------     ----------
Net income per share                       $     1.79     $      .91     $      .53     $     1.56     $      .01     $     1.81
                                           ----------     ----------     ----------     ----------     ----------     ----------
                                           ----------     ----------     ----------     ----------     ----------     ----------
Weighted average number of shares
 outstanding, including dilutive
 stock options                             43,760,638      3,742,444             --      3,289,147             --     46,546,317

               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


Adjusting entries required to restate the consolidated financial statements of Metropolitan as a result of the sale of the Mortgage Company:

(1) Reflects the sale of the Mortgage Company for 158,717 shares of Metropolitan Common Stock at $14.80 per share. The loss on the sale of the Mortgage Company is reflected in the Pro Forma Combined Condensed Consolidated Statement of Financial Condition but not in the Pro Forma Combined Condensed Consolidated Statements of Operations because it is nonrecurring. Washington Federal will retain a 19% interest in the Mortgage Company, but will not have significant influence or control over the management of the Mortgage Company. The accounting entries below reflect the elimination of the balance sheet accounts of the Mortgage Company resulting in a loss on its sale which has been debited to retained earnings, net of tax.


                                                Debit         Credit
                                             ----------     ----------
                                                  (In Thousands)


Cash                                                 --             40
Investment in the Mortgage Company                1,872          1,326
Loans and contracts                              11,372             --
Loans held for sale                                  --            646
Investor receivables                                 --         12,423
Interest receivable                                  65             --
Premises and equipment                               --            479
Other assets                                         --            134
Customer accounts                                   183             --
Federal and state income taxes                    1,399             --
Costs in excess of net assets acquired               --          4,764
Treasury stock                                    2,349             --
Loss on sale of the Mortgage
  Company (3,956,924 x 65%)                       2,572             --


(2) Reflects the repurchase of 294,580 shares of Metropolitan Common Stock at $15.34 per share from the shareholders of the Mortgage Company in exchange for a promissory note from Metropolitan.

(3) Reflects restatement of goodwill amortization associated with the Mortgage Company's assets.

(4) Reflects the sale of 81% of the Mortgage Company as a condition precedent to the Merger requiring restatement of the consolidated financial statements of Metropolitan by eliminating the operating results of the Mortgage Company for the nine months ended June 30, 1996. The operating results eliminated were as follows:

                                           Debit          Credit
                                        ----------     ----------
                                               (In Thousands)

Interest income-loans                          379             --
Other income                                 3,866             --
Interest expense-FHLB advances and
  other borrowings                              --            245
Compensation and fringe benefits                --          1,962
Occupancy expense                               --            587
Other expense                                   --          1,099
Income taxes                                    --             27


(5) Reflects the sale of 81% of the Mortgage Company as a condition precedent to the Merger requiring restatement of the consolidated financial statements of Metropolitan by eliminating the operating results of the Mortgage Company for the year ended September 30, 1995. The operating results eliminated were as follows:


                                             Debit         Credit
                                        ----------     ----------
                                              (In Thousands)

Other income                                 4,734             --
Interest expense-FHLB advances and
  other borrowings                             144             --
Income taxes                                   890             --
Interest income-loans                           --            209
Compensation and fringe benefits                --          3,401
Occupancy expense                               --          1,136
Other expense                                   --          2,386

Pro forma purchase accounting entries of the Merger:

(a) Reflects elimination of Metropolitan stockholders' equity accounts and adjustment of paid-in capital and common stock to reflect the market value of the Washington Federal Common Stock to be issued in the Merger. The Merger Consideration is based on an assumed Exchange Ratio of 0.847 shares of Washington Federal Common Stock for each outstanding share of Metropolitan Common Stock.

     The estimated total market value of the Washington Federal Common Stock to be issued in connection with the Merger is calculated as follows:

     Number of shares of Metropolitan Common Stock outstanding        3,710,205
       on July 11, 1996

     Less Metropolitan Common Stock received from the Mortgage         (158,717)
       Company shareholders to purchase the Mortgage Company

     Less Metropolitan Common Stock repurchased from the               (294,580)
       Mortgage Company shareholders                                 ----------

     Total assumed number of outstanding shares of Metropolitan       3,256,908
       Common Stock

     Assumed Exchange Ratio                                                .847

     Total number of shares of Washington Federal Common Stock        2,758,601
       assumed to be issued in the Merger

     Assumed market price per share of Washington Federal                 21.25
       Common Stock                                                  ----------

     Total market value of Washington Federal Common Stock to        $   58,615
       be issued in the Merger (in thousands)

     The following entries reflect purchase accounting adjustments to the equity accounts of the combined entity.

                                                Debit         Credit
                                             ----------     ----------
                                                  (In Thousands)

Common stock - Metropolitan                          41             --
Paid-in capital - Metropolitan                   34,884             --
Retained earnings - Metropolitan                 22,300             --
Costs in excess of net assets acquired            9,987
Treasury stock - Metropolitan                        --          8,597
Common stock - Washington Federal                    --          2,758
Paid-in capital - Washington Federal                 --         55,857


(b) Reflects $3.0 million of estimated acquisition costs related to the Merger. Such costs include professional fees, severance costs and miscellaneous other costs. The effect of these charges has been reflected in the Pro Forma Combined Condensed Consolidated Statement of Financial Condition but not in the Pro Forma Combined Condensed Consolidated Statements of Operations because it is nonrecurring.

(c)  Reflects amortization of goodwill (amortized over a 15-year period).

(d) Reflects compensation, net of taxes, for Metropolitan stock options exchanged for cash payments representing the difference between the purchase price of $18.00 for each share less the exercise price after deducting required withholding taxes. Metropolitan had 332,850 stock options exercisable at $11.50 per share.

(e) Reflects direct cost reductions as a result of the Merger, primarily attibutable to declines in employee compensation and fringe benefits.


                 DESCRIPTION OF WASHINGTON FEDERAL CAPITAL STOCK

     Washington Federal is authorized to issue up to 100,000,000 shares of Washington Federal Common Stock and up to 5,000,000 shares of preferred stock, par value $1.00 per share ("Washington Federal Preferred Stock"). The capital stock of Washington Federal does not represent or constitute a deposit account and is not insured by the FDIC.

     The following description of the Washington Federal capital stock does not purport to be complete and is qualified in all respects by reference to the Restated Articles of Incorporation ("Articles") and Bylaws of Washington Federal and the WBCA.

WASHINGTON FEDERAL COMMON STOCK

     GENERAL. Each share of Washington Federal Common Stock has the same relative rights and is identical in all respects with each other share of Washington Federal Common Stock. The Washington Federal Common Stock is not subject to call for redemption and, upon receipt by Washington Federal of the shares of Metropolitan Common Stock surrendered in exchange for Washington Federal Common Stock, each share of Washington Federal Common Stock offered hereby will be fully paid and non-assessable.

     VOTING RIGHTS. Except as provided in any resolution or resolutions adopted by the Board of Directors of Washington Federal establishing any series of Washington Federal Preferred Stock, the holders of Washington Federal Common Stock possess exclusive voting rights in Washington Federal. Each holder of Washington Federal Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are permitted to cumulate votes in elections of directors.

     DIVIDENDS. Subject to the rights of the holders of any series of Washington Federal Preferred Stock, the holders of the Washington Federal Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of Washington Federal out of funds legally available therefor.

     PREEMPTIVE RIGHTS. Holders of Washington Federal Common Stock do not have any preemptive rights with respect to any shares which may be issued by Washington Federal in the future; thus, Washington Federal may sell shares of Washington Federal Common Stock without first offering them to the then holders of the Washington Federal Common Stock.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of Washington Federal, the holders of the Washington Federal Common Stock would be entitled to receive, after payment of all debts and liabilities of Washington Federal, all assets of Washington Federal available for distribution, subject to the rights of the holders of any Washington Federal Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the Washington Federal Common Stock.

WASHINGTON FEDERAL PREFERRED STOCK

     The Board of Directors of Washington Federal is authorized to issue Washington Federal Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The Washington Federal Preferred Stock may be issued in distinctly designated series, may be convertible into Washington Federal Common Stock and may rank prior to the Washington Federal Common Stock as to dividend rights, liquidation preferences, or both.

     The authorized but unissued shares of Washington Federal Preferred Stock (as well as the authorized but unissued and unreserved shares of Washington Federal Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of Washington Federal Preferred Stock (as well as Washington Federal Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the Washington Federal Common Stock on the NASDAQ or the requirements of any exchange on which the Washington Federal Common Stock may then be listed.

OTHER PROVISIONS

     Certain provisions of Washington Federal's Articles and Bylaws which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. These provisions, which are described under "Comparison of the Rights of Shareholders" below, provide, among other things, (i) that the Board of Directors of Washington Federal shall be divided into three classes; (ii) that special meetings of shareholders may only be called by the Chairman of the Board, President, by a majority of the Board of Directors of Washington Federal or upon written request by the holders of 10% or more of the outstanding capital stock of Washington Federal; (iii) that shareholders generally must provide Washington Federal advance notice of shareholder proposals and nominations for director and provide certain specified related information; and (iv) for the authority of the Washington Federal Board to issue shares of authorized but unissued Washington Federal Common Stock and Washington Federal Preferred Stock and to establish the terms of any one or more series of Washington Federal Preferred Stock, including voting rights. In addition to the foregoing, and also as described under "Comparison of the Rights of Shareholders" below, the WBCA generally restricts Washington Federal's ability to engage in certain significant business transactions with an "acquiring person" (defined generally as a person or affiliated group who acquires 10% or more of the outstanding voting securities of Washington Federal).

     The foregoing provisions of the Articles and Bylaws of Washington Federal and the WBCA could have the effect of discouraging an acquisition of Washington Federal or purchases of shares of Washington Federal Common Stock in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of Washington Federal Common Stock.

TRANSFER AGENT

     The transfer agent and registrar for the Washington Federal Common Stock is Chase Mellon Shareholder Services, San Francisco, California.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

     The rights of holders of Washington Federal Common Stock are governed by the WBCA and Washington Federal's Articles and Bylaws, while the rights of holders of Metropolitan Common Stock are governed by the WBCA and Metropolitan's Articles of Incorporation ("Articles") and Bylaws. Upon consummation of the Merger, shareholders of Metropolitan will become shareholders of Washington Federal and their rights as shareholders of Washington Federal will be governed by the Articles and Bylaws of Washington Federal and the WBCA.

     THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF METROPOLITAN'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES AND BYLAWS OF METROPOLITAN, THE ARTICLES AND BYLAWS OF WASHINGTON FEDERAL AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

     METROPOLITAN. Metropolitan's Articles authorize the issuance of up to 40,000,000 shares of Metropolitan Common Stock, of which _________ shares were outstanding as of the Record Date, and up to 10,000,000 shares of preferred stock, $0.01 par value per share ("Metropolitan Preferred Stock"), of which no shares are issued and outstanding. The Metropolitan Preferred Stock is issuable in series, each series having such rights and preferences as the Metropolitan Board may fix and determine by resolution.

     WASHINGTON FEDERAL. Washington Federal's Articles authorize the issuance of up to 100,000,000 shares of Washington Federal Common Stock, of which __________ shares were outstanding as of the Record Date, and up to 5,000,000 shares of Washington Federal Preferred Stock, of which no shares are issued and outstanding. The Washington Federal Preferred Stock is issuable in series, each series having such rights and preferences as the Washington Federal Board may fix and determine by resolution.

ISSUANCE OF CAPITAL STOCK

     Under the WBCA, Metropolitan and Washington Federal may issue shares of their capital stock and rights or options for the purchase of shares of their capital stock on such terms and for such consideration as may be determined by the respective Boards. Neither the WBCA nor Metropolitan's Articles and Bylaws or Washington Federal's Articles or Bylaws require shareholder approval of any such actions. However, the Bylaws of the NASD generally require corporations, such as Metropolitan and Washington Federal, with securities which are quoted on the NASDAQ to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

     Holders of capital stock of Metropolitan and Washington Federal are not entitled to pre-emptive rights with respect to any shares of their respective capital stock which may be issued.

VOTING RIGHTS

     METROPOLITAN. Each share of Metropolitan Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Metropolitan. Holders of Metropolitan Common Stock are not permitted to cumulate votes in elections of directors.

     WASHINGTON FEDERAL. Each share of Washington Federal Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Washington Federal. Holders of Washington Federal Common Stock are permitted to cumulate votes in elections of directors.

     For additional information relating to voting rights, see "Mergers, Consolidations and Sales of Assets" and "Business Combinations with Certain Shareholders" below.

PAYMENT OF DIVIDENDS

     Both Metropolitan and Washington Federal can pay dividends on their outstanding shares in accordance with the terms of the WBCA. The WBCA generally provides that, subject to any restrictions in the corporation's articles of incorporation, a board of directors of a corporation may authorize and the corporation may make distributions to its shareholders, provided that no distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

BOARD OF DIRECTORS

     Metropolitan's Articles and Bylaws and the Articles and Bylaws of Washington Federal respectively require each Board to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

     Metropolitan's Articles and Washington Federal's Articles respectively provide that the number of directors shall be determined in the manner provided in their respective Bylaws, which permit a range in the number of directors from five to 15 and allow for an increase or decrease in such number by a vote of a majority of the directors present at a meeting, as long as any decrease in the number would not shorten the term of any incumbent director.

     Under Metropolitan's Bylaws, any vacancy in the Metropolitan Board (including vacancy resulting from an increase in the number of directors) may be filled by the shareholders, the Metropolitan Board or the affirmative vote of a majority of the remaining directors, if such directors are less than a quorum of the Board, and directors so chosen shall hold office for a term expiring at the next election of directors by shareholders. Under Washington Federal's Bylaws, any vacancy occurring in the Washington Federal Board, including any vacancy created by reason of an increase in the number of directors, similarly may be filled by a majority vote of the remaining directors, and any director so chosen shall hold office until the next shareholders' meeting at which directors are elected and until his or her successor is elected and qualified.

     Under Metropolitan's Bylaws, any director may be removed only for cause and only by a majority of the votes cast at a meeting of the shareholders called for that purpose. Washington Federal's Articles provide that any director may be removed only for cause by the holders of a majority of the outstanding voting shares of Washington Federal at a duly constituted meeting of shareholders called expressly for such purpose, provided that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Metropolitan's and Washington Federal's Bylaws each provide that each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of such company or, that being or having been such a director, officer or an employee of such company, he is or was serving at the request of such company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), shall be indemnified and held harmless by such company against all expense, liability and loss actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. No indemnification shall be provided to any indemnitee, however, for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of the provision of the WBCA dealing with distributions to shareholders, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if such company is otherwise prohibited by applicable law from paying such indemnification.

     The rights of indemnification provided in each of Metropolitan's Bylaws and Washington Federal's Bylaws are not exclusive of any other rights that may be available under Metropolitan's Bylaws and Washington Federal's Bylaws, respectively, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, Metropolitan's and Washington Federal's respective Bylaws authorize each company to maintain insurance on behalf of any person who is or was a director, officer or employee of such company, whether or not such company would have the power to provide indemnification to such person. By action of the respective Boards, each company may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in its respective Bylaws regarding indemnification.

SPECIAL MEETINGS OF SHAREHOLDERS

     Washington Federal's Bylaws provide that special meetings of the shareholders of Washington Federal may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock of Washington Federal entitled to vote at the meeting. The Bylaws of Metropolitan provide the same with respect to special meetings of shareholders of Metropolitan, except that any such special meeting may be called by the holders of not less than 20% of the outstanding capital stock of Metropolitan entitled to vote at the meeting.

SHAREHOLDER NOMINATIONS

     METROPOLITAN. Metropolitan's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the Secretary of Metropolitan (i) not less than 60 days or more than 90 days prior to the date of the scheduled annual meeting, provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made or (ii) with respect to an election to be held at a special meeting of the shareholders, by the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice shall set forth the information specified in Metropolitan's Bylaws.

     WASHINGTON FEDERAL. Washington Federal's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the Secretary of Washington Federal not later than (i) 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice shall set forth the information specified in Washington Federal's Bylaws.

SHAREHOLDER PROPOSALS

     METROPOLITAN. Metropolitan's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be delivered to, or mailed and received by, the Secretary of Metropolitan not less than 60 days or more than 90 days prior to the scheduled annual meeting, provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the information specified in Metropolitan's Bylaws.

     WASHINGTON FEDERAL. Washington Federal's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the Secretary of Washington Federal not less than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding annual meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the information specified in Washington Federal's Bylaws.

SHAREHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

     Neither Metropolitan's Articles or Bylaws nor Washington Federal's Articles or Bylaws address a shareholder's right to examine the books and records of such respective company. Nevertheless, the WBCA provides that a shareholder of either Metropolitan or Washington Federal may inspect and copy certain records of such company if the shareholder gives written notice to such company at least five business days before the date on which the shareholder wishes to inspect and copy such records. The WBCA also provides that shareholders of either Metropolitan or Washington Federal may inspect and copy certain other records of such respective company upon the notice to the company if the shareholder's demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     The WBCA generally requires the approval of the board of directors of a company and the holders of two-thirds of the outstanding stock of a company entitled to vote thereon for mergers or consolidations, share exchanges and sales, leases, exchanges or other dispositions of all or substantially all of a company's assets other than in the usual and regular course of business. The WBCA permits a company to merge with another corporation without obtaining the approval of the shareholders of the surviving corporation if: (i) the articles of incorporation of the surviving corporation will not differ in any respect, subject to certain exceptions; (ii) each share of the corporation outstanding immediately prior to the effective date of the merger is to continue as, or to be converted into, an identical share of the surviving or new corporation after the effective date of the merger; and (iii) the number of voting shares or shares entitling a holder to participate in distributions that are outstanding immediately following the merger, plus the number of such shares issuable in connection with the merger, do not exceed the number of such shares authorized by the articles of incorporation of the surviving corporation immediately prior to the effective date of the merger. The WBCA permits a company to merge a subsidiary into itself without approval of the shareholders of either corporation if the company owns at least 90% or more of the outstanding shares of each class of the subsidiary.

BUSINESS COMBINATIONS WITH CERTAIN SHAREHOLDERS

     Neither Metropolitan's Articles or Bylaws nor Washington Federal's Articles or Bylaws include a "fair price" provision because of certain provisions of the WBCA which are applicable to Washington corporations such as Metropolitan and Washington Federal. Chapter 23B.19 of the WBCA prohibits, subject to certain exceptions, a corporation from entering into any "significant business transaction" with an "Acquiring Person" (defined generally as a person or affiliated group which acquires 10% or more of the outstanding voting securities of a corporation) without the prior approval of the corporation's board of directors for a period of five years after such person or affiliated group becomes an Acquiring Person.

DISSENTERS' RIGHTS OF APPRAISAL

     The rights of appraisal of dissenting shareholders of Metropolitan and Washington Federal are governed by the WBCA. Pursuant thereto, a shareholder of a Washington corporation generally has the right to dissent from any merger or consolidation involving the corporation or the sale of all or substantially all of the corporation's assets other than in the ordinary course of business if the shareholder is entitled to vote on the transaction, subject to specified procedural requirements. A shareholder exercising dissenters' rights is entitled to receive the value of the shares immediately before the action giving rise to dissenters' rights, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

AMENDMENT OF GOVERNING INSTRUMENTS

     METROPOLITAN. No amendment of Metropolitan's Articles may be made unless, to the extent required by the WBCA, it is approved by the shareholders by a vote of two-thirds of the total votes eligible to be cast at a legal meeting. The Bylaws of Metropolitan may be altered, amended or repealed by the Metropolitan Board or by the shareholders by a vote of two-thirds of the total votes eligible to be cast at a legal meeting; provided, however, that the Metropolitan Board may not alter, amend or repeal any Bylaw that the shareholders have expressly provided may not be altered, amended or repealed by the Metropolitan Board.

     WASHINGTON FEDERAL. Washington Federal's Articles provide that no amendment, addition, alteration, change or repeal of the Articles may be made unless it is first approved by the Washington Federal Board pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by the WBCA or otherwise, thereafter is approved by the holders of a majority of the shares of Washington Federal entitled to vote generally in an election of directors. The Bylaws of Washington Federal may be altered, amended or repealed by the affirmative vote of a majority of the Washington Federal Board, provided that the Washington Federal Board may not alter, amend or repeal any Bylaw that the shareholders have expressly provided, in altering, amending or repealing such Bylaw, may not be altered, amended or repealed by the Washington Federal Board. The Bylaws of Washington Federal may also be amended by the affirmative vote of the holders of a majority of the votes cast by shareholders at an annual or special meeting.

          CERTAIN BENEFICIAL OWNERS OF WASHINGTON FEDERAL COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the Washington Federal Common Stock beneficially owned as of June 30, 1996 by (i) each director and executive officer of Washington Federal and (ii) all directors and executive officers of Washington Federal as a group.


                                                             Shares Beneficially Owned
                                                              as of June 30, 1996(1)
                                                            -------------------------
Name of Beneficial Owner                                       Amount        Percent
- ------------------------------------------------------      ----------     ----------
Directors:
   Kermit O. Hanson. . . . . . . . . . . . . . . . . .          32,300             --%
   W. Alden Harris . . . . . . . . . . . . . . . . . .         110,687             --
   Anna C. Johnson . . . . . . . . . . . . . . . . . .             712             --
   Harold C. Kean. . . . . . . . . . . . . . . . . . .          43,764             --
   Vernon Keener . . . . . . . . . . . . . . . . . . .           9,762             --
   E. W. Mersereau, Jr.. . . . . . . . . . . . . . . .          20,079             --
   Guy C. Pinkerton. . . . . . . . . . . . . . . . . .         462,292(2)         1.1
   Richard C. Reed . . . . . . . . . . . . . . . . . .          96,200             --
   Charles R. Richmond . . . . . . . . . . . . . . . .         218,325(2)          --

Executive officers who are not directors:
   William A. Cassels. . . . . . . . . . . . . . . . .          78,468(2)          --
   Lawrence D. Cierpiszewski . . . . . . . . . . . . .          16,334(2)          --
   Ronald L. Saper . . . . . . . . . . . . . . . . . .           7,456(2)          --
   Keith D. Taylor . . . . . . . . . . . . . . . . . .          51,307             --
All directors and executive officers of
 Washington Federal as a group (13 persons). . . . . .       1,147,686(3)         2.7%

- -------------------------

(1) The number of shares beneficially owned by the persons set forth above is determined pursuant to rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Washington Federal Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares, and all individual holdings amount to less than 1% of the outstanding Washington Federal Common Stock.

(2) Includes in the case of Messrs. Pinkerton, Richmond and Cierpiszewski, options to purchase 48,400, 10,871 and 6,437 shares of Washington Federal Common Stock, respectively, which are exercisable within 60 days of June 30, 1996, as well as 213,457, 143,723, 6,160, 6,955 and 3,162 shares of
     Washington Federal Common Stock, respectively, which are held by Messrs. Pinkerton, Richmond, Cassels, Cierpiszewski and Saper pursuant to the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan ("Retirement Plan").

(3) Includes ownership of options to purchase Washington Federal Common Stock that may be exercised by all directors and executive officers as a group within 60 days of June 30, 1996, aggregating 65,708 shares. Also includes 373,457 shares held by the Retirement Plan for the benefit of all directors and executive officers of Washington Federal as a group.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to Washington Federal Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by Washington Federal to be the beneficial owner of 5% or more of the outstanding Washington Federal Common Stock as of June 30, 1996.


                                                                   Shares Beneficially Owned
                                                                     as of June 30, 1996
                                                              ----------------------------------
Name and Address of Beneficial Owner                              Amount               Percent
- -------------------------------------------------             -------------        -------------
Sirach Capital Management, Inc. . . . . . . . . .               2,534,079(1)          6.0%
3323 One Union Square
Seattle, Washington  98101

- --------------------

(1) Based on a Schedule 13G filed pursuant to the Exchange Act, Sirach Capital Management, Inc. has sole voting and dispositive power with respect to the indicated shares.

             CERTAIN BENEFICIAL OWNERS OF METROPOLITAN COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the Metropolitan Common Stock beneficially owned as of June 30, 1996 by (i) each director and executive officer of Metropolitan and (ii) all directors and executive officers of Metropolitan as a group.


                                                              Shares Beneficially Owned
                                                                as of June 30, 1996(1)
                                                            ------------------------------
Name of Beneficial Owner                                       Amount           Percent
- ------------------------------------------------------      -------------    -------------
Directors:
   John F. Clearman. . . . . . . . . . . . . . . . . .        10,700(2)            --%
   David C. Cortelyou. . . . . . . . . . . . . . . . .         9,700(2)            --
   Allen E. Doan . . . . . . . . . . . . . . . . . . .        39,320(2)           1.1
   W. Gordon Dowling . . . . . . . . . . . . . . . . .       110,690(2)(3)        3.0
   John H. Fairchild . . . . . . . . . . . . . . . . .       362,637              9.8
   Virgil Fassio . . . . . . . . . . . . . . . . . . .        21,700(2)            --
   H. Dennis Halvorson . . . . . . . . . . . . . . . .        12,500(4)            --
   Larry O. Hillis . . . . . . . . . . . . . . . . . .        52,926(2)           1.4
   John J. Knight. . . . . . . . . . . . . . . . . . .        37,760(2)           1.0
   Patrick F. Patrick. . . . . . . . . . . . . . . . .       134,726(5)           3.6

Executive officers who are not directors:
   Michael M. Pete . . . . . . . . . . . . . . . . . .        23,000(6)            --
   Dan P. Abercrombie. . . . . . . . . . . . . . . . .        21,600(7)            --
All directors and executive officers of
 Metropolitan as a group (12 persons). . . . . . . . .       927,917(8)          24.0%

- --------------------

(1) The number of shares beneficially owned by the persons set forth above is determined pursuant to rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Metropolitan Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding Metropolitan Common Stock.

(2) Includes options to purchase 6,600 shares exercisable within 60 days of June 30, 1996.

(3) Includes 3,090 shares owned by Mr. Dowling directly. Also includes 90,000 shares owned in partnership with Mr. Herman Anderson and 11,000 shares owned by Mr. Anderson for which Mr. Dowling holds voting rights.

(4) Includes options to purchase 4,400 shares exercisable within 60 days of June 30, 1996.

(5) Includes options to purchase 60,500 shares exercisable within 60 days of June 30, 1996.

(6) Includes options to purchase 20,000 shares exercisable within 60 days of June 30, 1996.

(7) Includes options to purchase 17,600 shares exercisable within 60 days of June 30, 1996.

(8) Includes 90,659 shares that are held by Sheryl J. Nilson, an executive officer of a subsidiary of Metropolitan.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to Metropolitan Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by Metropolitan to be the beneficial owner of 5% or more of the outstanding Metropolitan Common Stock as of June 30, 1996.


                                                                   Shares Beneficially Owned
                                                                     as of June 30, 1996
                                                                ------------------------------
Name and Address of Beneficial Owner                                Amount          Percent
- ------------------------------------------------------------    -------------    -------------
Heartland Advisors, Inc. . . . . . . . . . . . . . . . . . .      468,950(1)         12.6%
790 N. Milwaukee Street
Milwaukee, Wisconsin  53202

- --------------------

(1) Based on a Schedule 13G filed pursuant to the Exchange Act, Heartland Advisors, Inc. has sole dispositive power with respect to the indicated shares and sole voting power with respect to 379,000 of such shares.

                                  LEGAL OPINION

     The validity of the Washington Federal Common Stock offered hereby will be passed upon for Washington Federal by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.


                                     EXPERTS

     The consolidated financial statements of Washington Federal as of September 30, 1995 and 1994, and for each of the years in the three-year period ended September 30, 1995 incorporated by reference herein and elsewhere in the Registration Statement from the Washington Federal Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors-accountants, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Metropolitan as of March 31, 1996 and 1995, and for each of the years in the three-year period ended March 31, 1996 incorporated by reference herein and elsewhere in the Registration Statement from the Metropolitan Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors-accountants, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP are expected to be at the Special Meeting and will be available to respond to questions, and will also have the opportunity to make a statement at such time if they desire to do so.


                             PROPOSALS FOR THE 1997
                                 ANNUAL MEETING

     Any proposal which a shareholder of Metropolitan wishes to present at Metropolitan's 1997 Annual Meeting of Shareholders, which absent prior consummation of the Merger is scheduled to be held in July 1997, must be received at the principal executive offices of Metropolitan Bancorp, 1520 4th Avenue, Seattle, Washington 98101-1648, Attention: Secretary, between April 17, 1997 and May 18, 1997, to be eligible for inclusion in Metropolitan's proxy statement and on the form of proxy relating to such meeting. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any shareholder proposals be sent certified mail, return-receipt requested.

                                                                         ANNEX I
                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                            WASHINGTON FEDERAL, INC.

                                       AND

                              METROPOLITAN BANCORP

                            DATED AS OF JULY 11, 1996

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS


                                                                        PAGE

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     2.1   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.2   Effective Time; Closing . . . . . . . . . . . . . . . . . . . . 7
     2.3   Treatment of Capital Stock. . . . . . . . . . . . . . . . . . . 8
     2.4   Shareholder Rights; Stock Transfers . . . . . . . . . . . . . . 8
     2.5   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . 8
     2.6   Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . 9
     2.7   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . 9
     2.8   Anti-Dilution Provisions. . . . . . . . . . . . . . . . . . . .10
     2.9   Options . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.10  Additional Actions. . . . . . . . . . . . . . . . . . . . . . .11


ARTICLE III REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .11

     3.1   Capital Structure . . . . . . . . . . . . . . . . . . . . . . .11
     3.2   Organization, Standing and Authority of the Company . . . . . .12
     3.3   Ownership of the Company Subsidiaries . . . . . . . . . . . . .12
     3.4   Organization, Standing and Authority of
             the Company Subsidiaries. . . . . . . . . . . . . . . . . . .12
     3.5   Authorized and Effective Agreement. . . . . . . . . . . . . . .13
     3.6   Authorized and Effective Mortgage Company Agreement . . . . . .14
     3.7   Securities Documents and Regulatory Reports . . . . . . . . . .15
     3.8   Financial Statements. . . . . . . . . . . . . . . . . . . . . .15
     3.9   Material Adverse Change . . . . . . . . . . . . . . . . . . . .16
     3.10  Environmental Matters . . . . . . . . . . . . . . . . . . . . .16
     3.11  Loans, Allowance for Loan Losses, Real Estate
             Owned and Investment and Mortgage-Backed Securities . . . . .17
     3.12  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.13  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .19
     3.14  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .19
     3.15  Certain Information . . . . . . . . . . . . . . . . . . . . . .20
     3.16  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . .20
     3.17  Certain Contracts . . . . . . . . . . . . . . . . . . . . . . .22

     3.18  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .23
     3.19  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.20  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.21  Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.22  Required Vote; Inapplicability of Antitakeover Statutes . . . .24
     3.23  Ownership of Acquiror Common Stock. . . . . . . . . . . . . . .24
     3.24  Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE IV REPRESENTATIONS AND WARRANTIES
             OF THE ACQUIROR . . . . . . . . . . . . . . . . . . . . . . .25

     4.1   Capital Structure . . . . . . . . . . . . . . . . . . . . . . .25
     4.2   Organization, Standing and Authority of the Acquiror. . . . . .25
     4.3   Ownership of the Acquiror Subsidiaries. . . . . . . . . . . . .25
     4.4   Organization, Standing and Authority of the
             Acquiror Subsidiaries . . . . . . . . . . . . . . . . . . . .26
     4.5   Authorized and Effective Agreement. . . . . . . . . . . . . . .26
     4.6   Securities Documents and Regulatory Reports . . . . . . . . . .27
     4.7   Financial Statements. . . . . . . . . . . . . . . . . . . . . .28
     4.8   Material Adverse Change . . . . . . . . . . . . . . . . . . . .28
     4.9   Environmental Matters . . . . . . . . . . . . . . . . . . . . .29
     4.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .29
     4.11  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .30
     4.12  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .30
     4.13  Certain Information . . . . . . . . . . . . . . . . . . . . . .31
     4.14  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . .31
     4.15  Certain Contracts . . . . . . . . . . . . . . . . . . . . . . .33
     4.16  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .33
     4.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     4.18  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.19  Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.20  Ownership of Company Common Stock . . . . . . . . . . . . . . .34
     4.21  Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE V  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .35

     5.1   Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . .35
     5.2   Shareholder Meeting . . . . . . . . . . . . . . . . . . . . . .35
     5.3   Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . .35
     5.4   Investigation and Confidentiality . . . . . . . . . . . . . . .36
     5.5   Press Releases. . . . . . . . . . . . . . . . . . . . . . . . .37
     5.6   Business of the Parties . . . . . . . . . . . . . . . . . . . .38
     5.7   Certain Actions . . . . . . . . . . . . . . . . . . . . . . . .41
     5.8   Current Information . . . . . . . . . . . . . . . . . . . . . .42

     5.9   Indemnification; Insurance. . . . . . . . . . . . . . . . . . .42
     5.10  Benefit Plans and Arrangements. . . . . . . . . . . . . . . . .43
     5.11  Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . .44
     5.12  Certain Policies; Integration . . . . . . . . . . . . . . . . .45
     5.13  Restrictions on Resale. . . . . . . . . . . . . . . . . . . . .45
     5.14  Disclosure Supplements. . . . . . . . . . . . . . . . . . . . .45
     5.15  Failure to Fulfill Conditions . . . . . . . . . . . . . . . . .46

ARTICLE VI CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . .46

     6.1   Conditions Precedent - The Acquiror and the Company . . . . . .46
     6.2   Conditions Precedent - The Company. . . . . . . . . . . . . . .47
     6.3   Conditions Precedent - The Acquiror . . . . . . . . . . . . . .48

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT. . . . . . . . . . . . . . .50

     7.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . .50
     7.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . .51
     7.3   Survival of Representations, Warranties
             and Covenants . . . . . . . . . . . . . . . . . . . . . . . .51
     7.4   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     7.5   Amendment or Supplement . . . . . . . . . . . . . . . . . . . .52

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .52

     8.1   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     8.2   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .52
     8.3   No Assignment . . . . . . . . . . . . . . . . . . . . . . . . .52
     8.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     8.5   Alternative Structure . . . . . . . . . . . . . . . . . . . . .53
     8.6   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .54
     8.7   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .54
     8.8   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .54
     8.9   Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . .54


Exhibit A  Form of Stock Option Agreement
Exhibit B  Form of Stockholder Agreement
Exhibit C  Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger (the "Agreement"), dated as of July 11, 1996, between Washington Federal, Inc. (the "Acquiror"), a Washington corporation, and Metropolitan Bancorp (the "Company"), a Washington corporation.

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of the Company with and into the Acquiror, subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, as a condition and inducement to the Acquiror's willingness to enter into this Agreement, (i) the Company is concurrently entering into a Stock Option Agreement with the Acquiror (the "Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to the Acquiror the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances and (ii) certain shareholders of the Company are concurrently entering into a Stockholder Agreement with the Acquiror (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

     "Acquiror Bank" shall mean Washington Federal Savings and Loan Association, a federally-chartered savings and loan association and a wholly-owned subsidiary of the Acquiror.

     "Acquiror Common Stock" shall mean the common stock, par value $1.00 per share, of the Acquiror.

     "Acquiror Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

     "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror: 1982 Employee Stock Compensation Program, 1987 Stock Option and Stock Appreciation Rights Plan, 1994 Stock Option and Stock Appreciation Rights Plan and Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan.

     "Acquiror Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Acquiror as of September 30, 1995, 1994 and 1993 and the consolidated statements of operations, stockholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror for each of the three years ended September 30, 1995, 1994 and 1993 as filed by the Acquiror in its Securities Documents, and (ii) the consolidated statements of financial condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of operations, stockholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to September 30, 1995.

     "Acquiror Preferred Stock" shall mean the shares of preferred stock, par value $1.00 per share, of the Acquiror.

     "Articles of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Average Acquiror Share Price" shall mean the average closing price per share of Acquiror Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source), during the 20 trading days ending on the fifth business day prior to the Effective Time.

     "Bank" shall mean Metropolitan Federal Savings and Loan Association of Seattle, a federally-chartered savings and loan association and a wholly-owned subsidiary of the Company.

     "Bank Merger" shall have the meaning set forth in Section 5.11 hereof.

     "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

     "Bank Merger Agreement" shall have the meaning set forth in Section 5.11 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "Company Employee Plans" shall have the meaning set forth in Section 3.16(a) hereof.

     "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of March 31, 1996, 1995 and 1994 and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended March 31, 1996, 1995 and 1994 as filed by the Company in its Securities Documents, and
(ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to March 31, 1996.

     "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Option Plans.

     "Company Option Plans" shall mean the following stock option plans of the Company, as amended and as in effect as of the date hereof: Amended Stock Option and Incentive Plan and Stock Option Plan for Nonemployee Directors.

     "Company Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of the Company.

     "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean Federal Home Loan Bank.

     "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "Material Adverse Effect" shall mean, with respect to the Acquiror or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Acquiror and its Subsidiaries taken as whole or the Company and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of (x) either the Company or the Bank to consummate the transactions contemplated by this

Agreement (including without limitation the transactions contemplated by the Bank Merger Agreement and the Mortgage Company Agreement) or (y) either the Acquiror or the Acquiror Bank to consummate the transactions contemplated by this Agreement (including without limitation the transactions contemplated by the Bank Merger Agreement), provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the savings industry (including without limitation prospective changes which result in assessments which are intended to recapitalize the SAIF), (b) changes in generally accepted accounting principles that are generally applicable to the savings industry, (c) reasonable expenses incurred in connection with the transactions contemplated hereby or (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, including without limitation any actions taken by the Company pursuant to Section 5.12 hereof.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of the Company with and into the Acquiror pursuant to the terms hereof.

     "Mortgage Company" shall mean Phoenix Mortgage & Investment, Inc., a wholly-owned subsidiary of the Company.

     "Mortgage Company Agreement" shall mean the Mortgage Company Agreement, dated as of the date hereof, among the Company, the Bank, John H. Fairchild and Sheryl Nilson, which provides the terms and conditions under which the Company would (i) distribute to Mr. Fairchild and Ms. Nilson (the "Shareholders") not less than 81% of the outstanding shares of common stock of the Mortgage Company and (ii) redeem shares of Company Common Stock held by the Shareholders.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.14 hereof.

     "Proxy Statement" shall mean the prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

     "Real Estate Owned" shall mean real estate acquired by foreclosure or by deed-in-lieu of foreclosure, real estate in judgment and subject to redemption and in-substance foreclosures under generally accepted accounting principles.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

     "WBCA" shall mean the Washington Business Corporation Act, as amended.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1  THE MERGER

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Acquiror (the "Merger") in accordance with the provisions of
Section 23B.11.010 of the WBCA. The Acquiror shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Washington. The name of the Surviving Corporation shall continue to be "Washington Federal, Inc." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

     (c) The Restated Articles of Incorporation and Bylaws of the Acquiror, as in effect immediately prior to the Effective Time, shall be the Restated Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

     (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Restated Articles of Incorporation of the Acquiror immediately prior to the Effective Time.

     (e) Upon consummation of the Merger, (i) the directors of the Surviving Corporation shall be the directors of the Acquiror immediately prior to the Effective Time and (ii) the executive officers of the Surviving Corporation shall be the executive officers of the Acquiror immediately prior to the Effective Time and Patrick F. Patrick, who shall be elected as an Executive Vice President of the Surviving Corporation. Each of the directors and executive officers of the Surviving Corporation shall hold office in accordance with the Restated Articles of Incorporation and Bylaws of the Surviving Corporation.

2.2  EFFECTIVE TIME; CLOSING

     The Merger shall become effective upon the occurrence of the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Washington pursuant to Section 23B.11.050 of the WBCA, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Pacific Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of the Acquiror in Seattle, Washington or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3  TREATMENT OF CAPITAL STOCK

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

     (a) each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

     (b) subject to Sections 2.5, 2.6 and 7.1(f) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Acquiror or any of its Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired) shall become and be converted into the right to receive the number of shares of Acquiror Common Stock (calculated to the nearest one-thousandth) which is equal to (i) if the Average Acquiror Share Price is equal to or greater than $18.00 per share but equal to or less than $24.50 per share, the quotient determined by dividing (A) $18.00 by (B) the Average Acquiror Share Price, (ii) if the Average Acquiror Share Price is less than $18.00 per share, one share or (iii) if the Average Acquiror Share Price is greater than $24.50 per share, .735 shares (in any case, subject to possible adjustment as set forth in Sections 2.8 and 7.1(f) hereof, the "Exchange Ratio").

2.4  SHAREHOLDER RIGHTS; STOCK TRANSFERS

     Except as provided for in Section 2.5 hereof, at the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock.

2.5  DISSENTING SHARES

     Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the WBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Acquiror Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the WBCA. The Company shall give the Acquiror prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the WBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Company Common Stock shall be converted into the right to receive Acquiror Common Stock in accordance with the applicable provisions of this Agreement.

2.6  FRACTIONAL SHARES

     Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Acquiror Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Acquiror Common Stock by the Average Acquiror Share Price, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

2.7  EXCHANGE PROCEDURES

     (a) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Company Common Stock, upon surrender of the same to an agent, duly appointed by the Acquiror (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 2.3(b) hereof. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Company Common Stock, and which is to be exchanged for Acquiror Common Stock as provided in Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Acquiror Common Stock or cash in lieu of any fractional share. Notwithstanding anything in this Agreement to the contrary, certificates representing Company Common Stock surrendered for exchange by any Affiliate of the Company (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of Acquiror Common Stock in accordance with the terms of this Agreement until the Acquiror has received a written agreement from such person as specified in Section 5.13(b).

     (b) No holder of a certificate theretofore representing shares of Company Common Stock shall be entitled to receive any dividends in respect of the Acquiror Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of Acquiror Common Stock. In the event that dividends are declared and paid by the Acquiror in respect of Acquiror Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Company Common Stock, dividends payable to such holder in respect of shares of Acquiror Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Company Common Stock. The Acquiror shall be entitled, after the Effective Time, to treat certificates representing shares of Company Common Stock as evidencing ownership of the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Acquiror shall not be obligated to deliver a certificate or certificates representing shares of Acquiror Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by the Acquiror. If any certificate evidencing shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.8  ANTI-DILUTION PROVISIONS

     If, between the date hereof and the Effective Time, the shares of Acquiror Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.
                                       10

2.9  OPTIONS

     On a mutually agreeable date prior to the Effective Time, but in no event later than immediately before the Effective Time, the Company shall terminate each of the Company Option Plans and terminate each Company Option that is outstanding and unexercised at the time in exchange for a payment from the Company, subject to required withholding taxes and the receipt of an appropriate release as discussed below, of cash in an amount equal to the difference between the exercise price of such Company Option and $18.00 for each share of Company Common Stock subject to such Company Option. The Company agrees to use its best efforts obtain an appropriate release from the holder of a Company Option which is terminated pursuant to this Section 2.9 prior to making any payment in exchange therefor.

2.10 ADDITIONAL ACTIONS

     If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Acquiror as follows:

3.1  CAPITAL STRUCTURE

     The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the date hereof, 3,710,205 shares of Company Common Stock are issued and outstanding, 383,648 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company

Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Stock Option Agreement and for Company Options to acquire not more than 332,850 shares of Company Common Stock outstanding as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a unitary savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered to the Acquiror true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3  OWNERSHIP OF THE COMPANY SUBSIDIARIES

     The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary. Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and except as Previously Disclosed are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and, other than the Mortgage Company Agreement, there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY SUBSIDIARIES

     Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the SAIF or the BIF to the maximum extent permitted by the FDIA. The Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to the Acquiror true and complete copies of the Charter and Bylaws of the Bank and the Articles of Incorporation and Bylaws of each other Company Subsidiary as in effect as of the date hereof.

3.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

     (c) Except for (i) the filing of applications and notices with, and the consent and approval of, the OTS, (ii) the filing and effectiveness of the Form S-4 with the Commission,

(iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company, (v) the filing of Articles of Merger with the Secretary of State of the State of Washington pursuant to the WBCA in connection with the Merger, (vi) the filing of Articles of Combination with the OTS in connection with the Bank Merger and (vii) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or any Company Subsidiary in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (ii) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

     (d) As of the date hereof, neither the Company nor any of the Company Subsidiaries is aware of any reasons relating to the Company or any of the Company Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Company Subsidiaries to the Acquiror.

3.6  AUTHORIZED AND EFFECTIVE MORTGAGE COMPANY AGREEMENT

     (a) The Company has all requisite corporate power and authority to enter into the Mortgage Company Agreement and to perform all of its obligations under the Mortgage Company Agreement. The execution and delivery of the Mortgage Company Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. The Mortgage Company Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of the Mortgage Company Agreement, nor consummation of the transactions contemplated thereby, nor compliance by the Company with any of the provisions thereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

3.7  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1993, the Company has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1993, each of the Company and the Bank has duly filed with the OTS, the FDIC and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company and the Bank by the OTS, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof.

3.8  FINANCIAL STATEMENTS

     (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of March 31, 1996, 1995 and 1994 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years ended March 31, 1996, 1995 and 1994, are accompanied by the audit reports of Deloitte & Touche LLP, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Company Financial Statements referred to in Section 3.8(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of March 31, 1996 (including related notes) and (ii) of liabilities incurred since March 31, 1996 in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.9  MATERIAL ADVERSE CHANGE

     Except as Previously Disclosed, since March 31, 1996 (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of reasonable expenses in connection with the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.10 ENVIRONMENTAL MATTERS

     (a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received in the past five years any communication from a Governmental Entity alleging that the Company or a Company Subsidiary is not in such compliance, or if such a communication has been received, the Company is now in such compliance, and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of compliance with all Environmental Laws.

     (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

     (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

     (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof.

3.11 LOANS, ALLOWANCE FOR LOAN LOSSES, REAL ESTATE OWNED AND INVESTMENT AND MORTGAGE-BACKED SECURITIES

     (a) Each loan on the books and records of the Company and any Company Subsidiary, including unfunded portions of outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (b) The allowance for loan losses reflected on the Company's consolidated statements of financial condition included in the Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, in the opinion of the Company's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected on the consolidated statements of financial condition included in the Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

     (c) The Company has Previously Disclosed to the Acquiror as of June 30, 1996 or the latest practicable date prior thereto, as applicable: (i) any written or, to the Company's knowledge, oral loan or similar agreement under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the best of the Company's knowledge, in default of any other provision thereof; (ii) each loan or similar agreement which has been classified as "substandard," "doubtful," "loss" or "special mention" by the Company, a Company Subsidiary or an applicable regulatory authority; (iii) a listing of the Real Estate Owned held by the Company and the Company Subsidiaries; (iv) a schedule of all investment securities and mortgage-backed securities of the Company and the Company Subsidiaries, including securities held-to-maturity, available for sale and held for trading, as well as the respective carrying values and fair values of all such securities, and in each case, all such information as Previously Disclosed is complete and accurate in all material respects.

3.12 TAX MATTERS

     (a) The Company and its Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects. Neither the Company nor a Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of any examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

     (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue

Service has proposed any such adjustment or change of accounting method) or
(iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.13 LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or, to the best knowledge of the Company, against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.14 COMPLIANCE WITH LAWS

     (a) Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Company nor a Company Subsidiary is in violation of its respective Articles of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor a Company Subsidiary has received in the past five years any notice or communication from a Governmental Entity asserting that the Company or a Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations or savings and loan holding companies issued by governmental authorities), and none of them has received in the past five years any written communication requesting that it enter into any of the foregoing, or if such a communication has been received, none of them is any longer subject to such request.

3.15 CERTAIN INFORMATION

     None of the information relating to the Company and its Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.16 EMPLOYEE BENEFIT PLANS

     (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), whether written or oral, and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans,
(ii) the most recent annual reports filed with any governmental agency, and
(iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) None of the Company, any Company Subsidiary, any pension plan maintained by any of them and qualified under Section 401(a) of the Code or, to the best of the Company's knowledge, any fiduciary (with respect to whom the Company or a Company Subsidiary has an indemnification obligation) of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such plan. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither the Company nor any Company Subsidiary participates in or has incurred any liability (that has not already been satisfied) under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as such term is defined in Section 4001(a)(3) of ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401(a) of the Code to the effect that such plan is qualified under section 401(a) of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and, except as Previously Disclosed, the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any material liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at March 31, 1996 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Company's knowledge, no prohibited transaction (within the meaning of Section 406 of ERISA) that is not exempt from the prohibition of such Section by virtue of a statutory or administrative exemption has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, on the Company or a Company Subsidiary of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA or otherwise have a Material Adverse Effect on the Company.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412(l)(8)(A) of the Code) with respect to any Company Pension Plan.

     (g) To the best of the Company's knowledge and except as Previously Disclosed, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best of the Company's knowledge, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the

Company Employee Plans or any trust related thereto or, to the best of the Company's knowledge, any fiduciary thereof (with respect to whom the Company or a Company Subsidiary has an indemnification obligation).

3.17 CERTAIN CONTRACTS

     (a) Except as Previously Disclosed, neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation of others,
(ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary,
(iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary, (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

     (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.18 BROKERS AND FINDERS

     Except as Previously Disclosed, neither the Company nor any Company Subsidiary nor, to the best of the Company's knowledge, any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby which reasonably could be expected to be a liability of the Company or a Company Subsidiary.

3.19 INSURANCE

     Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. The Company has Previously Disclosed all policies of insurance maintained by it or a Company Subsidiary as of the date hereof and any claims thereunder in excess of $50,000 since January 1, 1994.

3.20 PROPERTIES

     All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices. The Company and the Company Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of March 31, 1996 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of the Company as of March 31, 1996 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.21 LABOR

     No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor a Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse Effect on the Company. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.22 REQUIRED VOTE; INAPPLICABILITY OF ANTITAKEOVER STATUTES

     (a) The affirmative vote of the holders of two thirds of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

     (b) Assuming the accuracy of the representation and warranty of the Acquiror contained in Section 4.20 hereof, no "fair price" or other form of antitakeover statute or regulation, including without limitation Chapter 23B.19 of the WBCA, is applicable to this Agreement and the transactions contemplated hereby.

3.23 OWNERSHIP OF ACQUIROR COMMON STOCK

     As of the date hereof, neither the Company nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Acquiror Common Stock which in the aggregate represent 10% or more of the outstanding shares of Acquiror Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties or shares taken in consideration of debts previously contracted).

3.24 DISCLOSURES

     None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to the Acquiror in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     The Acquiror represents and warrants to the Company as follows:

4.1  CAPITAL STRUCTURE

     The authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 5,000,000 shares of Acquiror Preferred Stock. As of June 30, 1996, there were 42,246,383 shares of Acquiror Common Stock issued and outstanding, 1,737,383 shares of Acquiror Common Stock were held as treasury stock and not outstanding and there were no shares of Acquiror Preferred Stock issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror, except (i) for shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans and (ii) by virtue of this Agreement.

4.2  ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR

     The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly registered as a unitary savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Acquiror has heretofore delivered to the Company true and complete copies of the Restated Articles of Incorporation and Bylaws of the Acquiror as in effect as of the date hereof.

4.3  OWNERSHIP OF THE ACQUIROR SUBSIDIARIES

     The Acquiror has Previously Disclosed each direct or indirect Acquiror Subsidiary and identified Acquiror Bank as its only Significant Subsidiary as of the date hereof. The outstanding shares of capital stock of Acquiror Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Acquiror Bank and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of said shares or other ownership interests.

4.4  ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR SUBSIDIARIES

     Acquiror Bank is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States. Acquiror Bank (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Acquiror. The deposit accounts of Acquiror Bank are insured by the SAIF to the maximum extent permitted by the FDIA. Acquiror Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder.

4.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) Acquiror has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror. This Agreement has been duly and validly executed and delivered by the Acquiror and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquiror which is enforceable against the Acquiror in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) nor compliance by the Acquiror with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Restated Articles of Incorporation or Bylaws of the Acquiror or the Charter or Bylaws of the Acquiror Bank, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror or Acquiror Bank pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror or Acquiror Bank is a party, or by which any of their respective properties or assets may be bound or affected or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or Acquiror Bank.

     (c) Except for (i) the filing of applications and notices with, and the consent and approval of, the OTS, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company, (v) the filing of Articles of Merger with the Secretary of State of the State of Washington pursuant to the WBCA in connection with the Merger, (vi) the filing of Articles of Combination with the OTS in connection with the Bank Merger and (vii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror or Acquiror Bank in connection with (i) the execution and delivery by the Acquiror of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby and (ii) the execution and delivery by the Acquiror Bank of the Bank Merger Agreement and the consummation by the Acquiror Bank of the transactions contemplated thereby.

     (d) As of the date hereof, the Acquiror is not aware of any reasons relating to the Acquiror or any of its Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Acquiror, could have a Material Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Company Subsidiaries to the Acquiror.

4.6  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1993, the Acquiror has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1993, each of the Acquiror and the Acquiror Bank has duly filed with the OTS, the FDIC and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Acquiror and the Acquiror Bank by the OTS, neither the Acquiror nor the Acquiror Bank was required to correct or change any action, procedure or proceeding which the Acquiror or the Acquiror Bank believes has not been corrected or changed as required as of the date hereof.

4.7  FINANCIAL STATEMENTS

     (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the consolidated statements of financial condition of the Acquiror as of September 30, 1995, 1994 and 1993 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended September 30, 1995, 1994 and 1993, are accompanied by the audit reports of Deloitte & Touche LLP, independent public accountants with respect to the Acquiror. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Acquiror as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Acquiror for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Acquiror Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror and the Acquiror Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Acquiror as of March 31, 1996 (including related notes) and (ii) of liabilities incurred since March 31, 1996 in the ordinary course of business, neither the Acquiror nor any Acquiror Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.8  MATERIAL ADVERSE CHANGE

     Since March 31, 1996, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Acquiror.

4.9  ENVIRONMENTAL MATTERS

     (a) To the best of the Acquiror's knowledge, the Acquiror and the Acquiror Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary has received in the past five years any communication from a Governmental Entity alleging that the Acquiror or any Acquiror Subsidiary is not in such compliance, or if such a communication has been received, the Acquiror is now in such compliance, and, to the best knowledge of the Acquiror, there are no present circumstances that would prevent or interfere with the continuation of compliance with all Environmental Laws.

     (b) To the best of the Acquiror's knowledge, none of the properties owned, leased or operated by the Acquiror or the Acquiror Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Acquiror.

     (c) To the best of the Acquiror's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Acquiror or any Acquiror Subsidiary or against any person or entity whose liability for any Environmental Claim the Acquiror or any Acquiror Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Acquiror.

4.10 TAX MATTERS

     (a) The Acquiror and the Acquiror Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Acquiror nor any of the Acquiror Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror and its Subsidiaries are complete and accurate in all material respects. Neither the Acquiror nor an Acquiror Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Acquiror or an Acquiror Subsidiary as a result of any examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Acquiror or an Acquiror Subsidiary to extend the period of limitations for the assessment or collection of any tax. Except as Previously Disclosed, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror and the Acquiror Subsidiaries is pending or, to the best of the Acquiror's knowledge, threatened.

     (c) Neither the Acquiror nor any Acquiror Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Acquiror or an Acquiror Subsidiary (nor does the Acquiror have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11 LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror, threatened against the Acquiror or any Acquiror Subsidiary or against any asset, interest or right of the Acquiror or any Acquiror Subsidiary, or, to the best knowledge of the Acquiror, against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any of the Acquiror Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Acquiror.

4.12 COMPLIANCE WITH LAWS

     (a) Each of the Acquiror and each of the Acquiror Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Acquiror; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Acquiror nor any of the Acquiror Subsidiaries is in violation of its respective Articles of Incorporation, Charter or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Acquiror; and neither the Acquiror nor any Acquiror Subsidiary has received in the past five years any notice or communication from a Governmental Entity asserting that the Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations or savings and loan holding companies thereof issued by governmental authorities), and none of them has received in the past five years any written communication requesting that it enter into any of the foregoing, or if such a communication has been received, none of them is any longer subject to such request.

4.13 CERTAIN INFORMATION

     None of the information relating to the Acquiror and the Acquiror Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Acquiror to shareholders of the Company in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the rules and regulations promulgated thereunder.

4.14 EMPLOYEE BENEFIT PLANS

     (a) The Acquiror has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Acquiror or any Acquiror Subsidiary (the "Acquiror Employee Plans"), whether written or oral.

     (b) None of the Acquiror, any Acquiror Subsidiary, any pension plan maintained by any of them and qualified under Section 401(a) of the Code or, to the best of the Acquiror's knowledge, any fiduciary (with respect to whom the Acquiror or an Acquiror Subsidiary has an indemnification obligation) of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such plan. To the best of the Acquiror's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither the Acquiror nor any Acquiror Subsidiary participates in or has incurred any liability (that has not already been satisfied) under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in Section 4001(a)(3)of ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Acquiror Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "Acquiror Pension Plan") which is intended to qualify under Section 401(a) of the Code to the effect that such plan is qualified under Section 401(a) of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Acquiror's knowledge, is threatened to be revoked and the Acquiror does not know of any ground on which such revocation may be based. Neither the Acquiror nor any Acquiror Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Acquiror at March 31, 1996 included in the Acquiror Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Acquiror's knowledge, no prohibited transaction (within the meaning of Section 406 of ERISA) that is not exempt from the prohibition of such section by virtue of a statutory or administrative exemption has occurred with respect to any Acquiror Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA or otherwise have a Material Adverse Effect on the Acquiror.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Acquiror Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412(1)(8)(A) of the Code), whether or not waived, exists with respect to any Acquiror Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Acquiror Pension Plan.

     (g) To the best of the Acquiror's knowledge, the Acquiror Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Acquiror, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Acquiror Employee Plans or any trust related thereto or, to the best of the Acquiror's knowledge, any fiduciary thereof (with respect to whom the Acquiror or an Acquiror Subsidiary has an indemnification obligation).

4.15 CERTAIN CONTRACTS

     Neither the Acquiror nor any Acquiror Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Acquiror, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16 BROKERS AND FINDERS

     Neither the Acquiror nor any Acquiror Subsidiary, nor, to the best of the Company's knowledge, any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby which reasonably could be expected to be a liability of the Acquiror or an Acquiror Subsidiary.

4.17 INSURANCE

     Except as Previously Disclosed, the Acquiror and each Acquiror Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18 PROPERTIES

     All real and personal property owned by the Acquiror or the Acquiror Bank or presently used by either of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. The Acquiror and the Acquiror Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Acquiror as of March 31, 1996 included in the Acquiror Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Acquiror as of March 31, 1996 included in the Acquiror Financial Statements. All real and personal property which is material to the Acquiror's business on a consolidated basis and leased or licensed by the Acquiror or an Acquiror Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19 LABOR

     No work stoppage involving the Acquiror or the Acquiror Bank is pending or, to the best knowledge of the Acquiror, threatened. Neither the Acquiror nor the Acquiror Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on the Acquiror. Employees of the Acquiror and the Acquiror Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror or the Acquiror Bank during the past five years.

4.20 OWNERSHIP OF COMPANY COMMON STOCK.

     As of the date hereof, neither the Acquiror nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock which in the aggregate represent 10% or more of the outstanding shares of Company Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of the Acquiror shares which may be acquired pursuant to the Stock Option Agreement).

4.21 DISCLOSURES

     None of the representations and warranties of the Acquiror or any of the written information or documents furnished or to be furnished by the Acquiror to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1  REASONABLE BEST EFFORTS

     Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in Article VI of this Agreement), the Bank Merger and the other transactions contemplated hereby on or before December 31, 1996 or, in the event that requisite regulatory and other approvals have not yet been obtained, as promptly as practicable thereafter, and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

5.2  SHAREHOLDER MEETING

     The Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Company will recommend that the shareholders of the Company approve this Agreement, provided that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3  REGULATORY MATTERS

     (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the Acquiror and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter promptly mail the Proxy Statement to its shareholders. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Merger, the Bank Merger and the other transactions contemplated hereby. The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated hereby.

     (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4  INVESTIGATION AND CONFIDENTIALITY

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5  PRESS RELEASES

     The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6  BUSINESS OF THE PARTIES

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, the Company also will use all reasonable efforts to (x) preserve its business organization and that of the Company Subsidiaries intact, (y) keep available to itself and the Acquiror the present services of the employees of the Company and the Company Subsidiaries and (z) preserve for itself and the Acquiror the goodwill of the customers of the Company and the Company Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, provided that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

          (ii) issue any shares of its capital stock, other than in the case of the Company pursuant to the Stock Option Agreement or upon exercise of the Company Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights, other than the Stock Option Agreement; purchase or otherwise acquire any shares of Company Common Stock, other than pursuant to the Mortgage Company Agreement or, subject to the requirements of applicable laws and regulations, pursuant to an open market repurchase program to purchase up to 410,205 shares of Company Common Stock after the date hereof at a price of $18.00 or less per share; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (iii) amend its Articles of Incorporation, Charter, Bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by the Company in a Company Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

          (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except as may be required pursuant to binding commitments existing on the date hereof and Previously Disclosed;

          (v) enter into or, except as may be required by law or for purposes of complying with Section 2.9 hereof, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; make any contributions to the Company's defined contribution plans not in the ordinary course of business consistent with past practice; or make any contributions to the Company's Employee Stock Ownership Plan;

          (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or any Company Subsidiary of any such obligation of others, except in the case of the Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that the Company and a Company Subsidiary may employ an employee in the ordinary course of business if the employment of such employee is terminable by the Company or a Company Subsidiary or any successor thereof at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

          (vii) change its method of accounting in effect for the year ended March 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the fiscal year ended March 31, 1996, except as required by changes in laws or regulations;

          (viii) purchase or otherwise acquire or, other than pursuant to the Mortgage Company Agreement, sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

          (ix) make any capital expenditures in excess of $5,000, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (x) originate, purchase or otherwise acquire, or extend, renew, modify or otherwise alter any commercial real estate loan or any multi-family residential loan, except pursuant to binding commitments existing on the date hereof or following the

      Company's provision of not less than two business days' written notice to the Acquiror describing the proposed activity in reasonable detail;

          (xi) file any applications or make any contract with respect to branching or site location or relocation;

          (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (xiii) other than forward commitments to sell loans and hedging activities entered into in the ordinary course of the Mortgage Company's business and consistent with past practice, enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (xiv) engage in any transaction with an "affiliate," as defined at 12 C.F.R. Section 563.41(b)(1), other than pursuant to the Mortgage Company Agreement;

          (xv) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

          (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          (xvii) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to execute the Stock Option Agreement or to perform any action required by the terms thereof or hereof;

          (xviii) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

          (xix)  agree to do any of the foregoing.

     (b) During the period from the date of this Agreement and continuing until the Effective Time, the Acquiror shall continue to conduct its business and the business of the Acquiror Bank in a manner designed in its reasonable judgment to enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror. Without limiting the generality of the foregoing, except with the prior written consent of the

Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror shall not, and shall cause the Acquiror Bank not to:

          (i) amend its Restated Articles of Incorporation, Charter or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby;

          (ii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of the Acquiror to consummate the transactions contemplated hereby in a reasonably timely manner;

          (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors in the ordinary course of business and consistent with past practice, provided, however, that nothing contained herein shall be deemed to affect the ability of (x) an Acquiror Subsidiary to pay dividends on its capital stock to the Acquiror or (y) the Acquiror to repurchase shares of Acquiror Common Stock;

          (iv) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of the Acquiror to exercise its rights under the Stock Option Agreement;

          (v) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

          (vi) agree to do any of the foregoing.

5.7  CERTAIN ACTIONS

     The Company shall not, and shall cause each Company Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or a Company Subsidiary (other than with the Acquiror or an affiliate thereof), provided, however, that the Board of Directors of the Company may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Company will promptly inform the Acquiror orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8  CURRENT INFORMATION

     During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending March 31, in the case of the Company, and September 30, in the case of the Acquiror), the Company and the Acquiror will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and the Acquiror will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated statement of financial condition and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.9  INDEMNIFICATION; INSURANCE

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Acquiror (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation and Bylaws of the Company or in similar organizational documents of a Company Subsidiary, in each case as in effect on the date hereof, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, the Acquiror also agrees that all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation and Bylaws of the Company or in similar organizational documents of a Company Subsidiary, in each case as in effect on the date hereof, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10 BENEFIT PLANS AND ARRANGEMENTS

     (a) As soon as administratively practicable after the Effective Time, the Acquiror shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in the Acquiror Employee Plans of general applicability, and until such time the Company Employee Plans shall remain in effect, provided that no employee of the Company or a Company Subsidiary who becomes an employee of the Acquiror and subject to the Acquiror's medical insurance plans shall be excluded from coverage thereunder on the basis of a preexisting condition that was not also excluded under the Company's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under the Company's medical insurance plans, in which case this Section 5.10(a) shall not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under the Acquiror Employee Plans, the Acquiror shall recognize years of service with the Company and a Company Subsidiary prior to the Effective Time.

     (b) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of the Acquiror or an Acquiror Subsidiary as of the Effective Time, provided that the Acquiror or an Acquiror Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or any Company Subsidiary a right to continuing employment with the Acquiror or an Acquiror Subsidiary after the Effective Time.

     (c) The Acquiror agrees to make a severance payment to each employee of the Company and the Company Subsidiaries (other than an employee of the Company or the Company Subsidiaries who was otherwise contractually entitled to receive severance payments from the Company or the Company Subsidiaries) who (i) becomes an employee of the Acquiror and/or the Acquiror Subsidiaries and whose employment is terminated on or following the Effective Time, provided that the employee does not leave the employ of the Acquiror and/or the Acquiror Subsidiaries prior to the termination date due to (A) the employee's voluntary resignation or retirement or (B) the employee's termination for cause, or (ii) is offered continued employment by the Acquiror and/or the Acquiror Subsidiaries following the Effective Time either (A) at a compensation level which is less than the employee's compensation at the Company or the Company Subsidiaries immediately prior thereto or (B) in connection with the relocation of such employee more than 30 miles from the location of such employee's principal office immediately prior thereto and, in either case, who does not accept such offer and voluntarily resigns his employment. Any such employee shall be entitled to receive a lump sum severance payment equal to two weeks base salary as in effect immediately prior to the time of such termination for each year of service with the Company and the Company Subsidiaries, with a minimum severance payment equal to four weeks base salary and up to a maximum severance payment equal to 40 weeks base salary. As used herein, the term "cause" shall mean a good faith determination by the Acquiror that an employee engaged in willful misconduct in the performance of his or her duties or willfully or intentionally failed substantially to perform or habitually neglected to perform reasonably assigned duties.

5.11 BANK MERGER

     The Acquiror and the Company shall take, and shall respectively cause the Acquiror Bank and the Bank to take, all necessary and appropriate actions, including causing the execution by the Acquiror Bank and the Bank of a merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into the Acquiror Bank (the "Bank Merger") immediately after consummation of the Merger in accordance with the laws of the United States and the regulations of the OTS thereunder. The Acquiror Bank shall be the surviving corporation in the Bank Merger and shall continue its corporate existence under the name "Washington Federal Savings and Loan Association" under the laws of the United

States as a direct wholly-owned subsidiary of the Acquiror. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease. The directors and executive officers of the Acquiror Bank upon consummation of the Bank Merger shall be as set forth in the Bank Merger Agreement.

5.12 CERTAIN POLICIES; INTEGRATION

     (a) If requested by the Acquiror, on the business day immediately prior to the Effective Time, the Company shall, consistent with generally accepted accounting principles, establish or adjust accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of the Acquiror (as such practices and methods are to be applied to the Company or its Subsidiaries from and after the Effective Time) and reflect the Acquiror's plans with respect to the conduct of the Company's business following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to take such action (i) if such action is prohibited by applicable law or (ii) unless the Acquiror informs the Company that it has no reason to believe that all conditions to the Acquiror's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof will not be satisfied or waived. The establishment or adjustment of such accruals and reserves shall not constitute a breach of any representation or warranty of the Company contained in this Agreement.

     (b) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its directors, officers and employees to, cooperate with and assist the Company in the formulation of a plan of integration for the Acquiror and the Company and their respective banking subsidiaries.

5.13 RESTRICTIONS ON RESALE

     (a) The Company has Previously Disclosed to the Acquiror a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act.

     (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to the Acquiror an agreement in the form attached hereto as Exhibit C.

5.14 DISCLOSURE SUPPLEMENTS

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in
Article VI hereof have been satisfied.

5.15 FAILURE TO FULFILL CONDITIONS

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger, the Bank Merger or any of the other transactions contemplated hereby.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1  CONDITIONS PRECEDENT - THE ACQUIROR AND THE COMPANY

     The respective obligations of the Acquiror and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger shall have been duly and validly taken by the Acquiror and the Company, including approval by the requisite vote of the shareholders of the Company of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by the Bank and the Acquiror Bank.

     (b) All approvals and consents from the OTS and any other Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to the Acquiror that had such condition or requirement been known the Acquiror, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated hereby.

     (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

     (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for quotation on the Nasdaq Stock Market's National Market.

     (f) The Acquiror and the Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that the Merger and the Bank Merger will each constitute a reorganization within the meaning of Section 368 of the Code and to the effect that (i) none of the Company, the Bank, the Acquiror or the Acquiror Bank will recognize any gain or loss with respect to the Merger or the Bank Merger, (ii) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive Acquiror Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (iii) the basis of such Acquiror Common Stock will equal the basis of the Company Common Stock for which it is exchanged and (iv) the holding period of such Acquiror Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time. Each such opinion shall be based on such written representations from the Acquiror, the Company and others as such counsel shall reasonably request as to factual matters.

6.2  CONDITIONS PRECEDENT - THE COMPANY

     The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

     (a)  The representations and warranties of the Acquiror as set forth in
Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.

     (b) The Acquiror shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Acquiror shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) The Acquiror shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror as the Company may reasonably request.

6.3  CONDITIONS PRECEDENT - THE ACQUIROR

     The obligations of the Acquiror to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror pursuant to Section 7.4 hereof.

     (a) The representations and warranties of the Company set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) Dissenting Shares shall constitute not more than 10.0% of the outstanding shares of Company Common Stock immediately prior to the Effective Time.

     (e) The Company shall have completed immediately prior to the Closing the distribution of not less than 81% of the common stock of the Mortgage Company to the Shareholders and the related redemption of Company Common Stock held by such persons pursuant to the terms of the Mortgage Company Agreement.

     (f) For the period from March 31, 1996 through the Effective Time, (i) the Company shall not have established provisions for loan losses and/or write-downs with respect to Real Estate Owned which exceed, in the aggregate, $1.0 million, or (ii) the Acquiror shall not have determined, in its reasonable judgment, that an aggregate of $1.0 million of additional provisions for loan losses and/or write-downs with respect to Real Estate Owned are necessary to provide for reasonably anticipated losses on the Company's loans, net of recoveries, or to reflect the Company's Real Estate Owned at fair value (less estimated costs to sell) in accordance with generally accepted accounting principles.

     (g) For the period from March 31, 1996 through the Effective Time, (i) the Company shall not have incurred, in the aggregate, $15.0 million or more of realized and/or unrealized losses (net of realized and/or unrealized gains) with respect to the Company's investment securities and mortgage-backed securities, including securities held-to-maturity, available for sale and held for trading, or (ii) the Acquiror shall not have determined, in its reasonable judgment, that the Company has incurred, in the aggregate, $15.0 million or more of realized and/or unrealized losses (net of realized and/or unrealized gains) with respect to the Company's investment securities and mortgage-backed securities, including securities held-to-maturity, available for sale and held for trading.

     (h) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1  TERMINATION

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by the Acquiror in writing if the Company has, or by the Company in writing if the Acquiror has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein the breach of which reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on the party that made the representation or warranty, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

     (d) at any time, by any party hereto in writing, if the shareholders of the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date; and

     (f) by the Company at any time during the three-day period commencing with the Determination Date (as defined below) if the Average Acquiror Share Price shall be less than $17.00, subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(f), it shall give written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period). During the three-day period commencing with its receipt of such notice, the Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (A) $17.00 by (B) the Average Acquiror Share Price. If the Acquiror so elects within such three-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). For purposes of this Section 7.1(f), the term "Determination Date" means the last business day in the period referred to in the definition of the Average Acquiror Share Price.

7.2  EFFECT OF TERMINATION

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.4 and
Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9 and 5.10 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

7.4  WAIVER

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the

Acquiror or the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5  AMENDMENT OR SUPPLEMENT

     This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1  EXPENSES

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that (i) expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and the Acquiror and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Acquiror nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.2  ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Section 5.9 hereof.

8.3  NO ASSIGNMENT

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4  NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to the Acquiror:

          Washington Federal, Inc.
          425 Pike Street
          Seattle, Washington  98101
          Attn: Guy C. Pinkerton
                Chairman, President and Chief Executive Officer
          Fax:  206-624-2334

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, DC  20005
          Attn: Gerard L. Hawkins, Esq.
          Fax:  202-347-2172

     If to the Company:

          Metropolitan Bancorp
          1520 4th Avenue
          Seattle, Washington 98101-1648
          Attn: Patrick F. Patrick
                President and Chief Executive Officer
          Fax:  206-654-7883

     With a required copy to:

          Perkins Coie
          1201 Third Avenue
          40th Floor
          Seattle, Washington  98101-3099
          Attn: Charles Katz, Esq.
          Fax:  206-583-8500

8.5  ALTERNATIVE STRUCTURE

     Notwithstanding any provision of this Agreement to the contrary, the Acquiror may, with the written consent of the Company, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof,
(ii) consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the Acquiror set forth in Sections 6.1 and 6.3 hereof.

8.6  INTERPRETATION

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and entirely to be performed within such jurisdiction.

8.9  DISPUTE RESOLUTION

     In the event that the Company disagrees with any judgment(s) made by the Acquiror pursuant to Section 6.3(f) and/or 6.3(g) of this Agreement, the judgment(s) shall be submitted for review by the respective independent public accountants of the Company and the Acquiror, or such other respective independent public accountants that may be selected by the Company or the Acquiror, as the case may be, for this purpose, whose determination shall be final, provided that if the independent public accountants engaged for this purpose do not agree, the Acquiror's judgment(s) shall be submitted for further review by another independent public accounting firm mutually agreeable to the Company and the Acquiror, whose determination shall be final and the expense of which shall be equally born by the Company and the Acquiror.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                   WASHINGTON FEDERAL, INC.
Attest:



/S/ RONALD L. SAPER                               By:    /s/ Guy C. Pinkerton
- -----------------------------------               ------------------------------
Name:  Ronald L. Saper                            Name:  Guy C. Pinkerton
Title: Senior Vice President                      Title: Chairman, President
       and Chief Financial Officer                       and Chief Executive
                                                         Officer


                                   METROPOLITAN BANCORP
Attest:



/s/ Edwin C. Hedlund                              By:  /s/ Patrick F. Patrick
- -----------------------------------               ------------------------------
Name:  Edwin C. Hedlund                           Name:  Patrick F. Patrick
Title: Secretary                                  Title: President and Chief
                                                         Executive Officer

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Federal Savings and Loan Association (the "Acquiror Bank") and Metropolitan Federal Savings and Loan Association of Seattle (the "Bank").

                                   WITNESSETH:


     WHEREAS, the Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Metropolitan Bancorp (the "Company"); and

     WHEREAS, the Acquiror Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Washington Federal, Inc. (the "Acquiror"); and

     WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), pursuant to which the Company will merge with and into the Acquiror (the "Parent Merger"); and

     WHEREAS, the Bank and the Acquiror Bank (the "Constituent Banks") desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. THE MERGER. Subject to the terms and conditions of this Agreement and Plan of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into the Acquiror Bank (the "Merger") under the laws of the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

     2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Combination are endorsed by the Office of Thrift Supervision (the "OTS"), unless a later date and time is specified as the effective time in such Articles of Combination (the "Effective Time").

     3. CHARTER; BYLAWS. The Charter and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

     4. NAME; OFFICES. The name of the Surviving Bank shall be "Washington Federal Savings and Loan Association." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the

Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and the Acquiror Bank which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof.

     5.   DIRECTORS AND EXECUTIVE OFFICERS.  Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of nine persons the names and residence addresses of which are set forth as Schedule II hereto and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Acquiror Bank immediately prior to the Effective Time.

     6. EFFECTS OF THE MERGER. Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred. In accordance with 12 C.F.R. Section 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Bank in connection with its conversion to stock form.

     7.   EFFECT ON SHARES OF STOCK.

     (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

     (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

     8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement and Plan of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

     9. COUNTERPARTS. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     10. GOVERNING LAW. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Washington.

     11. AMENDMENT. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

     12. WAIVER. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

     13. ASSIGNMENT. This Agreement and Plan of Merger may not be assigned by any party hereto without the prior written consent of the other party.

     14. TERMINATION. This Agreement and Plan of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

     15. PROCUREMENT OF APPROVALS. This Agreement and Plan of Merger shall be subject to the approval of the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at a meeting to be called and held by each in accordance with the applicable provisions of law and their respective Charter and

Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the OTS as may be required by applicable laws and regulations.

     16. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement and Plan of Merger shall be subject to: (i) the approval of this Agreement and Plan of Merger by the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at meetings of shareholders duly called and held (or by consent or consents in lieu thereof);
(ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

     IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement and Plan of Merger to be executed on its behalf by its duly authorized officers.

                                   WASHINGTON FEDERAL SAVINGS
                                      AND LOAN ASSOCIATION
Attest:



/s/ Ronald L. Saper                          By:  /s/ Guy C. Pinkerton
- ------------------------------               ------------------------------
Name:     Ronald L. Saper                    Name:     Guy C. Pinkerton
Title:    Senior Vice President              Title:    Chairman, President and
          and Chief Financial Officer                  Chief Executive Officer




                                   METROPOLITAN FEDERAL SAVINGS
                                     AND LOAN ASSOCIATION OF
                                     SEATTLE
Attest:



/s/ Edwin C. Hedlund                         By:  /s/ Patrick F. Patrick
- ------------------------------                    -------------------------
Name:     Edwin C. Hedlund                   Name:     Patrick F. Patrick
Title:    Secretary                          Title:    President and Chief
                                                       Executive Officer

                                   SCHEDULE I
                          OFFICES OF THE SURVIVING BANK

HOME OFFICE:                                 425 Pike Street
                                             Seattle, WA  98101

OTHER OFFICES:

SOUTHERN WASHINGTON DIVISION:

 Arctic Building Office                      700 Third Avenue
                                             Seattle, WA  98104

 Ballard Office                              2020 N.W. Market Street
                                             Seattle, WA  98107

 Bellevue/Redmond Office                     14801 N.E. Bellevue-Redmond Rd.
                                             Bellevue, WA  98007

 Bothell Office                              10116 N.E. 183rd
                                             Bothell, WA  98011

 Bremerton Office                            4250 Wheaton Way
                                             Bremerton, WA  98310

 Centralia Office                            110 No. Pearl Street
                                             Centralia, WA  98531

 Federal Way Office                          2206 South 320th
                                             Federal Way, WA  98003

 Kent Office                                 10415 S.E. 240th Street
                                             Kent, WA  98031

 Kirkland Office                             116 Kirkland Avenue
                                             Kirkland, WA  98033

 Lacey Office                                4110 Pacific Avenue S.E.
                                             Lacey, WA  98503

 Lynnwood Office                             5809 196th S.W.
                                             Lynnwood, WA  98036

 Magnolia Office                             3219 West McGraw Street
                                             Seattle, WA  98199

 Olympia Office                              422 Capitol Way So.
                                             Olympia, WA  98501

 Poulsbo Office                              18960 State Hwy. N., #104
                                             Poulsbo, WA  98370

 Rainier Office                              4800 Rainier Avenue South
                                             Seattle, WA  98118

 Sequim Office                               191 W. Washington Street
                                             Sequim, WA  98382

 University Place Office                     3702-A Budgeport Way West
                                             Tacoma, WA  98466

 Wedgwood Office                             7334 35th Avenue, N.E.
                                             Seattle, WA  98115

 West Seattle Office                         4700 42nd Avenue, S.W.
                                             Seattle, WA  98116

NORTHERN WASHINGTON DIVISION:

 Mount Vernon Office                         317 Second Street
                                             Mount Vernon, WA  98273

 Anacortes Office                            1017 Commercial Avenue
                                             Anacortes, WA  98221

 Bellingham Office                           1100 Lakeway Drive
                                             Bellingham, WA  98226

 Burlington Office                           300 East Fairhaven Avenue
                                             Burlington, WA  98233

 Eastsound Office                            Eastsound Square
                                             Eastsound, WA  98245

 La Conner Office                            620 Morris Street
                                             La Conner, WA  98257

 Mount Vernon Mall Office                    225 East College Way
                                             Mount Vernon, WA  98273

 Oak Harbor Office                           9067 90th N.W.
                                             Oak Harbor, WA  98277

 Sedro-Woolley Office                        Fourth and State Streets
                                             Sedro Woolley, WA  98284

 Stanwood Office                             9025 271st N.W.
                                             Stanwood, WA  98292

WESTERN IDAHO DIVISION:

 Boise Main Office                           1001 West Idaho Street
                                             Boise, ID  83702

 Broadway Office                             1789 Broadway Avenue
                                             Boise, ID  83706

 Caldwell Office                             515 Cleveland Boulevard
                                             Caldwell, ID  83605

 Cole & Ustick Office                        3197 North Cole Road
                                             Boise, ID  83704

 Eagle Office                                560 East State Street
                                             Eagle, ID  83616

 Fairview Office                             10150 Fairview Avenue
                                             Boise, ID  83704

 Hillcrest Office                            1581 South Orchard
                                             Boise, ID  83705

 Jerome Office                               140 East Main Street
                                             Jerome, ID  83338

 McCall Office                               101 E. Lake Street
                                             McCall, ID  83638

 Meridian Office                             713 East First Street
                                             Meridian, ID  83642

 Mountain Home Office                        310 American Legion Blvd.
                                             Mountain Home, ID  83647

 Nampa Office                                223 11th Avenue South
                                             Nampa, ID  83651

 Nampa Midland Office                        1001 Nampa/Caldwell Blvd.
                                             Nampa, ID  83651

 Orchard Office                              10 South Orchard Street
                                             Boise, ID  83705

 Twin Falls Office                           494 Blue Lakes Blvd. North
                                             Twin Falls, ID  83301

EASTERN IDAHO DIVISION:

 Idaho Falls Office                          500 North Capital
                                             Idaho Falls, ID  83402

 17th Street Office                          2287 East 17th Street
                                             Idaho Falls, ID  83404

 Blackfoot Office                            715 West Judicial
                                             Blackfoot, ID  83221

 Pocatello-Yellowstone Office                1045 Yellowstone Avenue
                                             Pocatello, ID  83201

 Rexburg Office                              80 North 200 East
                                             Rexburg, ID  83440

OREGON DIVISION:

 Albany Main Office                          300 Ellsworth St., S.W.
                                             Albany, OR  97321

 Bend Office                                 2415 N.E. Highway 20
                                             Bend, OR  97701

 Corvallis Office                            1111-A N.W. Ninth Street
                                             Corvallis, OR  97330

 Dallas Office                               611 Main Street
                                             Dallas, OR  97338

 East Salem Office                           1677 Hawthorne Ave., N.E.
                                             Salem, OR  97301

 Eugene Coburg Office                        1745 Coburg Road
                                             Eugene, OR  97401

 Eugene - 11th Avenue Office                 200 East 11th Avenue
                                             Eugene, OR  97401

 Florence Office                             620 Highway 101
                                             Florence, OR  97439

 Hillsboro Office                            1234 W. Baseline
                                             Hillsboro, OR  97123

 Hood River Office                           215 Oak Street
                                             Hood River, OR  97031

 Lincoln City Office                         1545 North Highway 101
                                             Lincoln City, OR  97367

 Monmouth Office                             523 Main Street East
                                             Monmouth, OR  97361

 Newport Office                              505 North Coast Highway
                                             Newport, OR  97365

 Portland Office                             435 S.W. 5th Avenue
                                             Portland, OR  97204

 Salem Office                                198 Liberty Street, N.E.
                                             Salem, OR  97301

 The Dalles Office                           235 E. Third Street
                                             The Dalles, OR  97058

 Vancouver Office                            13411 S.E. Mill Plain Blvd.
                                             Suite A-1
                                             Vancouver, WA  98383

 Waldport Office                             325 N.W. Hemlock
                                             Waldport, OR  97394

 West Salem Office                           777 Wallace Road N.W.
                                             Salem, OR  97304


 Wilsonville Office                          29028 Town Center Loop, E.
                                             Wilsonville, OR  97070

 Woodburn Office                             999 N. Cascade Drive
                                             Woodburn, OR  97071

UTAH DIVISION:

 Plaza Main Office                           505 East 200 South
                                             Salt Lake City, UT  84147

 Cottonwood Office                           4748 S. Highland Drive
                                             Salt Lake City, UT  84117

 Eagle Gate Office                           60 East South Temple
                                             Suite 110-63
                                             Salt Lake City, UT  84111

 Fashion Place Office                        181 East 6100 South
                                             Murray, UT  84107

 Foothill Office                             1442 Foothill Dr.
                                             Salt Lake City, UT  84108

 Layton Office                               1597 N. Woodland Park Dr.
                                             Layton, UT  84041

 Logan Office                                399 North Main
                                             Logan, UT  84321

 Olympus Hills Office                        3983 S. Wasatch Blvd.
                                             Salt Lake City, UT  84124

 Price Office                                308 East Main
                                             Price, UT  84501

 Sugar House Office                          2262 S. Highland Drive
                                             Salt Lake City, UT  84106

 Tremonton Office                            340 E. Main Street
                                             Tremonton, UT  84337

ARIZONA DIVISION:

 South Tucson Office                         1833 South 6th Ave.
                                             Tucson, AZ  85713

 Speedway/El Rancho Office                   3333 E. Speedway Blvd.
                                             Tucson, AZ  85716

 Swan Sunrise Office                         4788 E. Sunrise Dr.
                                             Tucson, AZ  85718

 Flowing Wells Office                        1315 W. Prince Rd.
                                             Tucson, AZ  85705

 Camino Seco/Broadway Office                 8675 E. Broadway Blvd.
                                             Tucson, AZ  85710

Grant & Craycroft Office                     5520 E. Grant Road
                                             Tuscon, AZ  85712

Green Valley Office                          303 E. Esperanza Blvd.
                                             Green Valey, AZ  85614

BANK OFFICES:

 Corporate Headquarters                      1520 Fourth Avenue
                                             Seattle, WA  98101

 Auburn Office                               55 "A" Street S.E.
                                             Auburn, WA  98002

 Crown Hill Office                           8318 15th Avenue, N.W.
                                             Seattle, WA  98117

 Eastgate Office                             3712 150th S.E.
                                             Bellevue, WA  98006

 Edmonds Office                              229 Main Street
                                             Edmonds, WA  98020

 Federal Way Office                          1627 S. 312th
                                             Federal Way, WA  98003

 Lakewood Office                             9919 Bridgeport Way S.W.
                                             Tacoma, WA  98499

 Rainier Beach Office                        9325 Rainier Avenue S.
                                             Seattle, WA  98118

 Redmond Office                              16200 Redmond Way
                                             Redmond, WA  98052

West Seattle Office                          6428 California Avenue S.W.
                                             Seattle, WA  98136

Westlake Park Office                         1516 Fourth Avenue
                                             Seattle, WA  98101

                                   SCHEDULE II

                                                                    Term
        Name                    Residence Address                  Expires
- --------------------     ------------------------------     --------------------


Kermit O. Hanson            17760 - 14th N.W.
                            Seattle, WA 98177                       1998

W. Alden Harris             111 W. Highland Dr., #8W
                            Seattle, WA 98119                       1997

Anna C. Johnson             3715 West Fulton
                            Seattle, WA  98199                      1999

Harold C. Kean              10509 Culpepper Ct., N.W.
                            Seattle, WA 98177                       1997

Vernon Keener               460 2nd Ave. South, #201
                            Kirkland, WA 98033                      1999

E.W. Mersereau, Jr.         831 E. Pacific View Dr.
                            Bellingham, WA 98226                    1998

Guy C. Pinkerton            514 N.E. 97th, #301
                            Seattle, WA 98115                       1998

Richard C. Reed             2010 Killarney Way
                            Bellevue, WA 98004                      1999

Charles R. Richmond         10112 NE 38th Court, #906
                            Kirkland, WA  98033                     1999

                                                                        ANNEX II


                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of July 11, 1996 (the "Agreement"), by and between Metropolitan Bancorp, a Washington corporation ("Issuer"), and Washington Federal, Inc., a Washington corporation ("Grantee").

                                   WITNESSETH:

     WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2.   GRANT OF OPTION.    Subject to the terms and conditions set forth
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 657,000 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $13.50, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     3.   EXERCISE OF OPTION.

     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger,
(B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Home Owners' Loan Act, as amended ("HOLA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b)  As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
     (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) other than pursuant to the Mortgage Company Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any group of which Grantee or any Grantee subsidiary is a part, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

          (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the HOLA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

          (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder is entitled to under the terms hereof and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and
(ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Office of Thrift Supervision ("OTS") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.   PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 11, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets, which conflict, violation or default could have a material adverse effect on Issuer or Grantee's rights under this Agreement.

     (c)  AUTHORIZED STOCK.   Issuer has taken all necessary corporate and other
action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7.   ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8.   REPURCHASE AT THE OPTION OF HOLDER.

     (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any group of which Grantee or any Grantee subsidiary is a part, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i),
Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

     (e) Notwithstanding anything herein to the contrary, the aggregate amount payable to Holder pursuant to this Section 8 shall not exceed $3.0 million.

     9.   REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i)  prior to the earliest of (A) termination of the Plan pursuant to
     Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

          (ii) on more than one occasion during any calendar year and on more than two occasions in total;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e) INDEMNIFICATION. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Washington without regard to any applicable conflicts of law rules.

     (e)  DESCRIPTIVE HEADINGS.    The descriptive headings contained herein are
for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:

          Washington Federal, Inc.
          425 Pike Street
          Seattle, Washington  98101
          Attn:  Guy C. Pinkerton
                 Chairman, President and Chief Executive Officer
          Fax:   206-624-2334

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, D.C.  20005
          Attn:  Gerard L. Hawkins, Esq.
          Fax:   202-347-0300

     If to Issuer:

          Metropolitan Bancorp
          1520 4th Avenue
          Seattle, Washington  98107-1648
          Attn:  Patrick F. Patrick
                 President and Chief Executive Officer
          Fax:   206-654-7883

     With a required copy to:

          Perkins Coie
          1201 Third Avenue
          40th Floor
          Seattle, Washington  98101-3099
          Attn:  Charles Katz, Esq.
          Fax:   206-583-8500


     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j)  SPECIFIC PERFORMANCE.    The parties hereto agree that this Agreement
may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


Attest:                            METROPOLITAN BANCORP



/s/ Edwin C. Hedlund                By: /s/ Patrick F. Patrick
- ------------------------------          -------------------------------
Name:  Edwin C. Hedlund             Name:  Patrick F. Patrick
Title: Secretary                    Title: President and Chief
                                            Executive Officer



Attest:                            WASHINGTON FEDERAL, INC.



/s/ Ronald L. Saper                By:/s/ Guy C. Pinkerton
- ------------------------------          -------------------------------
Name:  Ronald L. Saper             Name:  Guy C. Pinkerton
Title: Senior Vice President       Title: Chairman, President and
       and Chief Financial
       Officer

                                                                       ANNEX III

                              STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of July 11, 1996, by and between Washington Federal, Inc. (the "Acquiror"), a Washington corporation, and certain shareholders of Metropolitan Bancorp (the "Company"), a Washington corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

     WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into the Acquiror (the "Merger"); and

     WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacities as stockholders of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. OWNERSHIP OF COMPANY COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $.01 per share ("Company Common Stock"), as set forth opposite such Stockholder's name on
Schedule I hereto.

     2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

          (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which the Company is to be acquired by or merged with, or pursuant to which the Company proposes to sell all or substantially all of its assets and liabilities to, any person entity or group (other than the Acquiror or any subsidiary thereof);

          (b) except as otherwise expressly permitted hereby or by the Mortgage Company Agreement (as defined in the Agreement), such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in
     Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

          (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing in this letter agreement shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company).

     Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

     4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     5. NOTICES. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

     6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Washington without giving effect to the principles of conflicts of laws thereof.

     7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.


                                   WASHINGTON FEDERAL INC.



                                   By:  /s/ Guy C. Pinkerton
                                        -------------------------------
                                        Name:  Guy C. Pinkerton
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                   COMPANY STOCKHOLDERS:



                                   /s/ Allen E. Doan
                                   ------------------------------
                                   Allen E. Doan



                                   /s/ John F. Clearman
                                   -------------------------------
                                   John F. Clearman



                                   /s/ David C. Cortelyou
                                   -------------------------------
                                   David C. Cortelyou



                                   /s/ W. Gordon Dowling
                                   -------------------------------
                                   W. Gordon Dowling

                                   /s/ John H. Fairchild
                                   -------------------------------
                                   John H. Fairchild



                                   /s/ Virgil Fassio
                                   -------------------------------
                                   Virgil Fassio



                                   /s/ H. Dennis Halvorson
                                   -------------------------------
                                   H. Dennis Halvorson



                                   /s/ Larry O. Hillis
                                   -------------------------------
                                   Larry O. Hillis



                                   /s/ John J. Knight
                                   -------------------------------
                                   John J. Knight



                                   /s/ Patrick F. Patrick
                                   -------------------------------
                                   Patrick F. Patrick



                                   /s/ Michael M. Pete
                                   -------------------------------
                                   Michael M. Pete

                                   SCHEDULE I






                                             Number of Shares of
                                          Company Common Stock
Name of Stockholder                          Beneficially Owned
- -----------------------------             -------------------------

Allen E. Doan                                         32,720

John F. Clearman                                       4,100

David C. Cortelyou                                     3,100

W. Gordon Dowling                                    104,090

John H. Fairchild                                    362,637

Virgil Fassio                                         15,100

H. Dennis Halvorson                                    8,100

Larry O. Hillis                                       46,326

John J. Knight                                        31,160

Patrick F. Patrick                                    74,225

Michael M. Pete                                        3,000

                                                                        ANNEX IV

                       [MONTGOMERY SECURITIES LETTERHEAD]



July 11, 1996


Members of the Board of Directors
Metropolitan Bancorp
1520 Fourth Avenue
Seattle, WA  98101-1648


Gentlemen:


     We understand that Metropolitan Bancorp, a Washington corporation (the "Company"), and Washington Federal, Inc., a Washington corporation ("Acquiror"), propose to enter into an Agreement and Plan of Merger dated July 11, 1996 (the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement provided to us by the Company and as further described to us by management of the Company, we understand that each outstanding share of the common stock, $0.01 par value per share, of the Company (the "Company Common Stock") will become and be converted into the right to receive the number of shares of the common stock, $1.00 par value per share, of Acquiror (the "Acquiror Common Stock"), which is equal to
(i) if the Average Acquiror Share Price (as defined in the Merger Agreement) is equal to or greater than $17.00 but less than $18.00 per share, one share, (ii) if the Average Acquiror Share Price is equal to or greater than $18.00 per share but equal to or less than $24.50 per share, the quotient determined by dividing
(A) $18.00 by (B) the Average Acquiror Share Price, or (iii) if the Average Acquiror Share Price is greater than $24.50 per share, 0.735 shares, subject to certain adjustments (the "Consideration"). If the Average Acquiror Share Price is less than $17.00, the Company may terminate the Agreement unless Acquiror agrees to modify the exchange ratio in the manner described in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the shareholders of the Company from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise the Company with respect to alternatives to the Merger or the Company's underlying decision to proceed with or effect the Merger. Further, we were not requested to nor did we solicit or assist the Company in soliciting offers for the Company from other potential acquirors.

Metropolitan Bancorp
July 11, 1996
Page 2

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and Acquiror, including the consolidated financial statements for recent years and interim periods to March 31, 1996 and certain other relevant financial and operating data relating to the Company and Acquiror made available to us from published sources and from the internal records of the Company and Acquiror;
(ii) reviewed the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock and the Acquiror Common Stock; (iv) compared the Company and Acquiror from a financial point of view with certain other companies in the thrift industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the thrift industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and Acquiror certain information of a business and financial nature regarding the Company and Acquiror, furnished to us by them; (vii) reviewed and discussed with representatives of the management of the Company and Acquiror certain financial forecasts and related assumptions prepared by the Company with respect to the Company and published by securities analysts with respect to Acquiror; (viii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have relied on the accuracy and completeness of the foregoing information and have not assumed any obligation independently to verify such information. With respect to the financial forecasts for the Company provided to us by its management, with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management at the time of preparation as to the future financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. With respect to the financial forecasts for Acquiror published by securities analysts, based on discussions with representatives of the management of Acquiror and with your consent we have assumed that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or Acquiror's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us.
We have relied on advice of counsel to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Merger Agreement. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and Acquiror are in the aggregate adequate to cover

Metropolitan Bancorp
July 11, 1996
Page 3

such losses. In addition, we have not assumed responsibility for reviewing any individual credit files making an independent evaluation, appraisal or physical inspection of any of the assets (including investment securities) or liabilities (contingent or otherwise) of the Company or Acquiror, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder.

     In the ordinary course of our business, we actively trade the equity securities of the Company and Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also performed various investment banking services for the Company.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

     This opinion is furnished pursuant to our engagement letter, dated June 13, 1996. This opinion is addressed to the Board of Directors of the Company and is not intended to be and shall not be deemed to be a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Montgomery Securities

                              MONTGOMERY SECURITIES

                                                                         ANNEX V

                                 CHAPTER 23B.13
                               DISSENTERS' RIGHTS


     23B.13.010  DEFINITIONS. --- As used in this chapter:
     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.
     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     23B.13.020 RIGHT TO DISSENT. --- (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholders' shares in the event of, any of the following corporate actions:
     (a)  Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;
     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or
     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.
     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:
     (a)  The proposed corporate action is abandoned or rescinded;
     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or
     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

     23B.13.030 DISSENT OF NOMINEES AND BENEFICIAL OWNERS. --- (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:
     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     23B.13.200 NOTICE OF DISSENTERS' RIGHTS. --- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

     23B.13.210 NOTICE OF INTENT TO DEMAND PAYMENT. --- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.
     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.220 DISSENTERS' NOTICE. --- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.
     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:
     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and
     (e)  Be accompanied by a copy of this chapter.

     23B.13.230 DUTY TO DEMAND PAYMENT. --- (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.
     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.240 SHARE RESTRICTIONS.--- (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.
     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

     23B.13.250 PAYMENT. --- (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.
     (2)  The payment must be accompanied by:
     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     (b) An explanation of how the corporation estimated the fair value of the shares;
     (c)  An explanation of how the interest was calculated;
     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and
     (e)  A copy of this chapter.

     23B.13.260 FAILURE TO TAKE ACTION. --- (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.
     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

     23B.13.270 AFTER-ACQUIRED SHARES. --- (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

     23B.13.280  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
- --- (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:
     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or
     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares within sixty days after the date set forth demanding payment.
     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

     23B.13.300 COURT ACTION. --- (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.
     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointed them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (6)  Each dissenter made a party to the proceeding is entitled to judgement
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

     23B.13.310 COURT COSTS AND COUNSEL FEES. --- (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280;
     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23B.13 RCW.
     (3) If the courts finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The WBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Pursuant thereto, Washington Federal's Bylaws provide that each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of Washington Federal or, that being or having been such a director, officer or an employee of Washington Federal, he is or was serving at the request of Washington Federal as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), shall be indemnified and held harmless by Washington Federal against all expense, liability and loss actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. No indemnification shall be provided to any indemnitee, however, for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of the provision of the WBCA dealing with distributions to shareholders, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if Washington Federal is otherwise prohibited by applicable law from paying such indemnification.

    The rights of indemnification provided in Washington Federal's Bylaws are not exclusive of any other rights that may be available under Washington Federal's Bylaws, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Bylaws authorize Washington Federal to maintain insurance on behalf of any person who is or was a director, officer or employee of Washington Federal, whether or not Washington Federal would have the power to provide indemnification to such person. By action of the Board of Directors, Washington Federal may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the Bylaws regarding indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

    (a)  List of Exhibits:

Exhibit No.                       Exhibit                            Location
- -----------                       -------                            --------
 2(a)         Agreement and Plan of Merger, dated as of July 11,
                1996, between Washington Federal and Metropolitan,
                and the Agreement and Plan of Merger, dated as
                of July 11, 1996, between Washington Savings and
                Metropolitan Savings                                    (1)

 2(b)         Stock Option Agreement, dated as of July 11, 1996,
                between Washington Federal (as grantee) and
                Metropolitan (as issuer)                                (1)

 2(c)         Stockholder Agreement, dated as of July 11, 1996,
                among Washington Federal and certain shareholders of
                Metropolitan                                            (1)

 3(a)         Restated Articles of Incorporation of
                Washington Federal                                      (2)

 3(b)         Bylaws of Washington Federal                              (2)

 4(a)         Specimen Common Stock certificate                         (2)

 5            Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                regarding legality of securities being registered       E-1

 8            Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                regarding certain federal income tax consequences       E-2

10(a)         1982 Employee Stock Compensation Program                  (2)

10(b)         1987 Stock Option and Stock Appreciation Rights Plan      (2)

10(c)         1994 Stock Option and Stock Appreciation Rights Plan      (2)

21            Subsidiaries of Washington Federal                        (3)

23(a)         Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                (contained in the opinion included as Exhibit 5)

23(b)         Consent of Deloitte & Touche LLP                          E-5

23(c)         Consent of Montgomery Securities                          E-6

24            Power of Attorney (included in the signature page to the
                initial filing of this Registration Statement)

99            Form of proxy for the Special Meeting                     E-7

- ---------------------------------

(1) Exhibit is incorporated by reference to the Form 8-K report filed by Washington Federal with the SEC on July 16, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form 8-B Registration Statement filed by Washington Federal with the SEC on January 26, 1995.

(3) Exhibit is incorporated by reference from Item 1, "Business - Subsidiaries" of Washington Federal's Annual Report on Form 10-K for the year ended September 30, 1995.

     Washington Federal's compensatory plans or arrangements consist of Exhibit Nos. 10(a)-(c) listed above.

     (b)  Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 21st day of August 1996.


WASHINGTON FEDERAL, INC.



By:  /s/ Guy C. Pinkerton
     -------------------------------------
     Guy C. Pinkerton
     Chairman, President and Chief
      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Washington Federal, Inc. whose signature appears below hereby appoints Guy C. Pinkerton, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Washington Federal, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




/s/ Kermit O. Hanson                              Date:  August 21, 1996
- --------------------------------------
Kermit O. Hanson
Director



/s/ W. Alden Harris                               Date:  August 21, 1996
- --------------------------------------
W. Alden Harris
Director



/s/ Anna C. Johnson                               Date:  August 21, 1996
- --------------------------------------
Anna C. Johnson
Director

/s/ Harold C. Kean                                Date:  August 21, 1996
- --------------------------------------
Harold C. Kean
Director


/s/ Vernon Keener                                 Date:  August 21, 1996
- --------------------------------------
Vernon Keener
Director


/s/ E. W. Mersereau, Jr.                          Date:  August 21, 1996
- --------------------------------------
E. W. Mersereau, Jr.
Director and Vice Chairman of
     the Board


/s/ Guy C. Pinkerton                              Date:  August 21, 1996
- --------------------------------------
Guy C. Pinkerton
Chairman, President and Chief
     Executive Officer


/s/ Richard C. Reed                               Date:  August 21, 1996
- --------------------------------------
Richard C. Reed
Director


/s/ Charles R. Richmond                           Date:  August 21, 1996
- --------------------------------------
Charles R. Richmond
Director, Executive Vice President
     and Secretary




/s/ Ronald L. Saper                               Date:  August 21, 1996
- --------------------------------------
Ronald L. Saper
Executive Vice President and Chief
     Financial Officer
(principal financial officer)



/s/ Keith D. Taylor                               Date:  August 21, 1996
- --------------------------------------
Keith D. Taylor
Senior Vice President and Treasurer
(principal accounting officer)

Exhibit No.                        Exhibit                            Location
- -----------                        -------                            --------

 2(a)         Agreement and Plan of Merger, dated as of July 11,
                1996, between Washington Federal and Metropolitan,
                and the Agreement and Plan of Merger, dated as
                of July 11, 1996, between Washington Savings and
                Metropolitan Savings                                    (1)

 2(b)         Stock Option Agreement, dated as of July 11, 1996,
                between Washington Federal (as grantee) and
                Metropolitan (as issuer)                                (1)

 2(c)         Stockholder Agreement, dated as of July 11, 1996,
                among Washington Federal and certain shareholders of
                Metropolitan                                            (1)

 3(a)         Restated Articles of Incorporation of
                Washington Federal                                      (2)

 3(b)         Bylaws of Washington Federal                              (2)

 4(a)         Specimen Common Stock certificate                         (2)

 5            Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                regarding legality of securities being registered       E-1

 8            Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                regarding certain federal income tax consequences       E-2

10(a)         1982 Employee Stock Compensation Program                  (2)

10(b)         1987 Stock Option and Stock Appreciation Rights Plan      (2)

10(c)         1994 Stock Option and Stock Appreciation Rights Plan      (2)

21            Subsidiaries of Washington Federal                        (3)

23(a)         Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                (contained in the opinion included as Exhibit 5)

23(b)         Consent of Deloitte & Touche LLP                          E-5

23(c)         Consent of Montgomery Securities                          E-6

24            Power of Attorney (included in the signature page to the
                initial filing of this Registration Statement)

99            Form of proxy for the Special Meeting                     E-7

- ---------------------------------

(1) Exhibit is incorporated by reference to the Form 8-K report filed by Washington Federal with the SEC on July 16, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form 8-B Registration Statement filed by Washington Federal with the SEC on January 26, 1995.

(3) Exhibit is incorporated by reference from Item 1, "Business - Subsidiaries" of Washington Federal's Annual Report on Form 10-K for the year ended September 30, 1995.